EXHIBIT P (vii)

                           LOOMIS, SAYLES & CO., L.P.

                                 CODE OF ETHICS


              ----------------------------------------------------

                         POLICY ON PERSONAL TRADING AND
                               RELATED ACTIVITIES
                           BY LOOMIS SAYLES PERSONNEL
              ----------------------------------------------------


                                   EFFECTIVE:
                                JANUARY 14, 2000

                                   AS AMENDED:
                                 JANUARY 1, 2003

                                  MARCH 1, 2004

                                 JANUARY 1, 2005

                                 AUGUST 23, 2005

                                 JANUARY 1, 2006

                                  JUNE 1, 2006

                           LOOMIS, SAYLES & CO., L.P.

                                 CODE OF ETHICS



              ----------------------------------------------------
                         POLICY ON PERSONAL TRADING AND
                               RELATED ACTIVITIES
              ----------------------------------------------------

1.       INTRODUCTION

         This Code of Ethics ("Code") has been adopted by Loomis, Sayles & Co., L.P. ("Loomis Sayles") to govern certain conduct of Loomis Sayles' Supervised Persons and personal trading in securities and related activities of those individuals who have been deemed ACCESS PERSONS thereunder, and under certain circumstances, those ACCESS PERSONS' family members and others in a similar relationship to them.

         The policies in this Code reflect Loomis Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2.       STATEMENT OF GENERAL PRINCIPLES

         It is the policy of Loomis Sayles that no ACCESS PERSON or Supervised Person as such terms are defined under the Loomis Sayles' Code, (please note that Loomis Sayles treats all employees as ACCESS PERSONS) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles' clients, Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 there under. The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

         Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by ACCESS PERSONS in the marketplace of securities owned by Loomis Sayles' clients, PROVIDED that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an ACCESS PERSON use the knowledge of COVERED SECURITIES purchased or sold by any client of Loomis Sayles or COVERED SECURITIES being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

         Improper trading activity can constitute a violation of the Code. The Code can also be violated by an Access Person's failure to file required reports, by making inaccurate or misleading reports or statements concerning trading activity, or by opening an account with a non-SELECT BROKER.

         It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles' fiduciary duty to any of its clients.

         You are encouraged to bring any questions you may have about the Code to PERSONAL TRADING COMPLIANCE. Please do not guess at the answer.

         PERSONAL TRADING COMPLIANCE, the CHIEF COMPLIANCE OFFICER and the Ethics Committee will review the terms and provisions of the Code at least annually and make amendments as necessary. Any amendments to the Code will be provided to you.

         3.       A FEW KEY TERMS

         BOLDFACED terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the GLOSSARY at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "COVERED SECURITY", "BENEFICIAL OWNERSHIP" and "INVESTMENT CONTROL" as used in the Code.

         3.1      COVERED SECURITY

         This Code generally relates to transactions in and ownership of an investment that is a COVERED SECURITY. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes), any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a COVERED SECURITY, and any closely related security (such as certificates of participation, depository receipts, put and call options, warrants, and related convertible or exchangeable securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the placecountry-regionU.S. government (e.g. GNMA obligations) are also considered COVERED SECURITIES under the Code.

         Additionally, the shares of any investment company that is registered under the Investment Company Act that is advised, sub-advised, or distributed by Loomis Sayles, and those investment companies that are advised, sub-advised, or distributed by any affiliated investment adviser within the IXIS organization (e.g. IXIS Asset Management Advisers, Harris Associates, Hansberger, etc.) ("REPORTABLE FUNDS") are deemed to be COVERED SECURITIES for purposes of certain provisions of the Code. REPORTABLE FUNDS include any open-ended or closed-end funds managed by Loomis Sayles or an IXIS organization as described above, but exclude money market funds. A current list of REPORTABLE FUNDS is attached as EXHIBIT ONE and will be maintained on the firm's intranet site under the Legal and Compliance page.

         All ACCESS PERSONS are expected to comply with the spirit of the Code, as well as the specific rules contained in the Code. Therefore, while the list of REPORTABLE FUNDS is subject to change, it is ultimately the responsibility of all ACCESS PERSONS to determine whether or not an investment company or mutual fund is advised, sub-advised, or distributed by Loomis Sayles or advised, sub-advised, or distributed by an IXIS investment adviser prior to investing in such a fund to ensure that you comply with all aspects of the Code regarding your investment in a REPORTABLE FUND.

         Please see EXHIBIT TWO for the application of the Code to a specific COVERED SECURITY or instrument, including exemptions from pre-clearance.

         It should be noted that private placements, hedge funds and investment pools are deemed to be COVERED SECURITIES for purposes of the Code whether or not advised, sub-advised, or distributed by Loomis Sayles or an IXIS investment adviser. Investments in such securities are discussed under sections 4.14 and 5.2.

         3.2      BENEFICIAL OWNERSHIP

         The Code governs any COVERED SECURITY in which an Access Person has any direct or indirect "BENEFICIAL OWNERSHIP." BENEFICIAL OWNERSHIP for purposes of the Code means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a COVERED SECURITY. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any PROFIT derived from a transaction in a COVERED SECURITY, whether or not the COVERED SECURITY or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (the "SEC") rules and interpretations, you should know that you are PRESUMED under the Code to have an indirect pecuniary interest as a result of:

         ownership of a COVERED SECURITY by your spouse or minor children;

         ownership of a COVERED SECURITY by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

         ownership of a COVERED SECURITY by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

         your share  ownership,  partnership  interest  or similar  interest in
         COVERED   SECURITIES  held  by  a  corporation,   general  or  limited
         partnership or similar entity you control;

         your right to receive dividends or interest from a COVERED SECURITY even if that right is separate or separable from the underlying securities;

         your interest in a COVERED SECURITY held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

         your right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative COVERED SECURITY."

EXPLANATORY NOTE:

                           ANY ACCOUNT OF AN ACCESS PERSON, EVEN IF ALSO A CLIENT ACCOUNT OF THE FIRM, WILL BE SUBJECT TO THE CODE AS AN ACCOUNT IN WHICH AN ACCESS PERSON HAS BENEFICIAL OWNERSHIP.

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

         3.3    INVESTMENT CONTROL

         The Code governs any COVERED SECURITY in which an Access Person has direct or indirect "INVESTMENT CONTROL." The term INVESTMENT CONTROL encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or COVERED SECURITY.

         You should know that you are PRESUMED under the Code to have INVESTMENT CONTROL as a result of having:

         INVESTMENT CONTROL (shared) over your personal brokerage account(s)

         INVESTMENT CONTROL (shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse's assets (subject to the approval of PERSONAL TRADING COMPLIANCE)

         INVESTMENT CONTROL (shared) over an account(s) in the name of any family member, friend or acquaintance

         Involvement in an Investment Club

         Trustee power over an account(s)

         The existence and/or exercise of a power of attorney over an account

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

         3.4    MAINTAINING PERSONAL ACCOUNTS

         All ACCESS PERSONS who have personal accounts that hold or can hold COVERED SECURITIES in which they have direct or indirect INVESTMENT CONTROL AND BENEFICIAL OWNERSHIP are required to maintain such accounts at one of the following firms: Charles Schwab, Fidelity Investments, Merrill Lynch or TD Waterhouse (collectively, the "SELECT BROKERS"). Additionally, an ACCESS PERSON may only purchase and hold shares of REPORTABLE FUNDS through either a SELECT BROKER, directly from the REPORTABLE FUND through its transfer agent, or through one or more of Loomis Sayles' retirement plans.

         Accounts in which the ACCESS PERSON only has either INVESTMENT CONTROL or BENEFICIAL OWNERSHIP; certain retirement accounts with an ACCESS PERSON'S prior employer; and/or the retirement accounts of an ACCESS PERSON'S spouse may be maintained with a firm other than the SELECT BROKERS with the approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

4.       SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

         The following are substantive prohibitions and restrictions on Access Persons' personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding COVERED SECURITIES in which an ACCESS PERSON has BENEFICIAL OWNERSHIP AND

INVESTMENT CONTROL.

         4.1      PRECLEARANCE

         Each ACCESS PERSON must pre-clear through the PTA Preclearance System ("PTA System") all VOLITIONAL transactions in COVERED SECURITIES (including REPORTABLE FUNDS) (i.e. transactions in which the ACCESS PERSON has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold) in which he or she has INVESTMENT CONTROL AND in which he or she has or would acquire BENEFICIAL OWNERSHIP. Limited exceptions to the preclearance requirement are set forth in EXHIBIT FOUR.

EXPLANATORY NOTE: FIXED INCOME TRANSACTIONS,  SHORT SALES,  WARRANTS AND OPTIONS
                  TRANSACTIONS IN COVERED SECURITIES MUST BE MANUALLY PRE-CLEARED BY PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER SINCE THE PTA SYSTEM CANNOT CURRENTLY HANDLE SUCH TRANSACTIONS. INITIAL AND SECONDARY PUBLIC OFFERINGS, PRIVATE PLACEMENTS TRANSACTIONS, INCLUDING HEDGE FUNDS WHETHER OR NOT THEY ARE ADVISED, SUB-ADVISED, OR DISTRIBUTED BY LOOMIS SAYLES OR AN IXIS INVESTMENT ADVISER. PARTICIPATION IN INVESTMENT CLUBS AND PRIVATE POOLED VEHICLES REQUIRE SPECIAL PRECLEARANCE AS DETAILED UNDER SECTIONS 4.13,
                  4.14 AND 5.2 OF THE CODE.

         Any transaction approved pursuant to the preclearance request procedures must be executed by the end of the trading day on which it is approved unless PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, or designee thereof, extends the pre-clearance for an additional trading day. If the ACCESS PERSON'S trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "preclearance" will lapse and the ACCESS PERSON may not trade without again seeking and obtaining preclearance of the intended trade.

         Preclearance requests can only be submitted through PTA and/or to Personal Trading Compliance Monday - Friday from 9:30am-4:00pm Eastern Standard Time.

         If after preclearance is given and before it has lapsed, an ACCESS PERSON becomes aware that a COVERED SECURITY as to which he or she obtained preclearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the ACCESS PERSON who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the ACCESS PERSON becomes aware of such facts, no violation will be considered to have occurred as a result of the ACCESS PERSON'S transactions.

         If an ACCESS PERSON has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the ACCESS PERSON'S transaction from being considered in violation of the Code. The CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE may deny or revoke preclearance for any reason that is deemed to be consistent with the spirit of the Code.

         4.2      GOOD UNTIL CANCELED AND LIMIT ORDERS

         No ACCESS PERSON shall place a "good until canceled," "limit" or equivalent order with his/her broker except that an ACCESS PERSON may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the preclearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by PERSONAL TRADING COMPLIANCE.

         4.3      SHORT TERM TRADING PROFITS

         No ACCESS PERSON may profit from the VOLITIONAL purchase and sale, or conversely the VOLITIONAL sale and purchase, of the same or equivalent COVERED SECURITY (including REPORTABLE FUNDS) within 60 calendar days (unless the sale involved shares of a Covered Security that were acquired more than 60 days prior). Hardship exceptions may be requested (in advance) from PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

         An Access Person may sell a COVERED SECURITY (including REPORTABLE FUNDS) or cover an existing short position at a loss within 60 calendar days. Such request must be submitted to the PTA System and to PERSONAL TRADING COMPLIANCE for approval because the PTA System does not have the capability to determine whether the COVERED SECURITY will be sold at a gain or a loss.

         4.4    RESTRICTIONS ON ROUND TRIP TRANSACTIONS IN REPORTABLE FUNDS

         In addition to the 60 day holding period requirement for purchases and sales of REPORTABLE FUNDS, with the exception of closed-end REPORTABLE FUNDS, an ACCESS PERSON is prohibited from purchasing, selling and then re-purchasing shares of the same Reportable Fund within a 90 day period ("Round Trip" restriction). The Round Trip restriction does not limit the number of times an Access Person can purchase a REPORTABLE FUND or sell a REPORTABLE FUND during a 90 day period. In fact, subject to the holding period requirement described above, an ACCESS PERSON can purchase a REPORTABLE FUND (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an ACCESS PERSON cannot then reacquire a position in the same REPORTABLE FUND previously sold within the same 90 day period.

         The Round Trip restriction will only apply to VOLITIONAL transactions in REPORTABLE FUNDS. Therefore, shares of REPORTABLE FUNDS acquired through a dividend reinvestment or dollar cost averaging program, and automatic monthly contributions to the firm's 401K plan will not be considered when applying the Round Trip restriction.

         Finally, all VOLITIONAL purchase and sale transactions of REPORTABLE FUNDS, in any share class and in ANY employee account (i.e., direct account with the REPORTABLE FUND, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip restriction.

         4.5    FUTURES AND RELATED OPTIONS

         No ACCESS PERSON shall use derivatives including futures, options on futures, or options or warrants on a COVERED SECURITY to evade the restrictions of the Code. In other words, no ACCESS PERSON may use derivative transactions with respect to a COVERED SECURITY if the Code would prohibit the ACCESS PERSON from taking the same position directly in the COVERED SECURITY.

         4.6    SHORT SALES

         No ACCESS PERSON may purchase a put option, sell a call option, sell a COVERED SECURITY short or otherwise take a short position in a COVERED SECURITY then being held in a Loomis Sayles client account, unless, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

         4.7    COMPETING WITH CLIENT TRADES

         Except as set forth in Section 4.9, an ACCESS PERSON may not, directly or indirectly, purchase or sell a COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule.) when the ACCESS PERSON knows, or reasonably should have known, that such COVERED SECURITIES transaction competes in the market with any actual or considered COVERED SECURITIES transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client's COVERED SECURITIES transactions.

         Generally preclearance will be DENIED if:

               a COVERED SECURITY or a closely related COVERED SECURITY is the subject of a pending "buy" or "sell" order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

               the COVERED SECURITY is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

               the COVERED SECURITY is on the Loomis Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis Sayles, may from time to time establish).

For those transactions pre-cleared through the PTA System, such system will have the information necessary to deny preclearance if any of these situations apply. Therefore, you may assume the COVERED SECURITY is not being considered for purchase or sale for a client account UNLESS you have actual knowledge to the contrary in which case, the preclearance you received is null and void. For COVERED SECURITIES requiring manual preclearance (i.e. bonds, futures, options, warrants and short sales of COVERED SECURITIES), the applicability of such restrictions will be determined by PERSONAL TRADING COMPLIANCE upon the receipt of the preclearance request.

         4.8   INVESTMENT PERSON SEVEN-DAY BLACKOUT

         Except as set forth in Section 4.9 below, no INVESTMENT PERSON shall, directly or indirectly, purchase or sell any COVERED SECURITY (REPORTABLE FUNDS are not subject to this rule.) within a period of seven (7) calendar days (trade date being day zero) BEFORE and AFTER the date that a Loomis Sayles client, with respect to which he or she is an INVESTMENT PERSON, has purchased or sold such COVERED SECURITY. It is ultimately the INVESTMENT PERSON'S responsibility to understand the rules and restrictions of the Code and to know what COVERED SECURITIES are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

EXPLANATORY NOTE:

               THE "SEVEN DAYS BEFORE" ELEMENT OF THIS RESTRICTION IS BASED ON THE PREMISE THAT AN INVESTMENT PERSON CAN NORMALLY BE EXPECTED TO KNOW, WHEN HE OR SHE IS EFFECTING A PERSONAL TRADE, WHETHER ANY CLIENT AS TO WHICH HE OR SHE IS DESIGNATED AN INVESTMENT PERSON HAS TRADED, OR WILL BE TRADING IN THE SAME COVERED SECURITY WITHIN SEVEN DAYS OF THE INVESTMENT PERSON'S TRADE. FURTHERMORE, AN INVESTMENT PERSON HAS A FIDUCIARY OBLIGATION TO RECOMMEND AND/OR EFFECT SUITABLE AND ATTRACTIVE TRADES FOR CLIENTS REGARDLESS OF WHETHER SUCH TRADES MAY CAUSE A PRIOR PERSONAL TRADE TO BE CONSIDERED AN APPARENT VIOLATION OF THIS RESTRICTION. IT WOULD CONSTITUTE A BREACH OF FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO MAKE ANY SUCH RECOMMENDATION OR TRANSACTION IN A CLIENT ACCOUNT IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

               IT IS UNDERSTOOD THAT THERE MAY BE PARTICULAR CIRCUMSTANCES (I.E. NEWS ON AN ISSUER, A CLIENT INITIATED LIQUIDATION, SUBSCRIPTION OR REBALANCING) THAT MAY OCCUR AFTER AN INVESTMENT PERSON'S PERSONAL TRADE WHICH GIVES RISE TO AN OPPORTUNITY OR NECESSITY FOR HIS OR HER CLIENT TO TRADE IN THAT COVERED SECURITY WHICH DID NOT EXIST OR WAS NOT ANTICIPATED BY THAT

               PERSON AT THE TIME OF THAT PERSON'S PERSONAL TRADE. PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL ACTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

         4.9   LARGE CAP/DE MINIMIS EXEMPTION

         An ACCESS PERSON who wishes to make a trade in a COVERED SECURITY that would otherwise be denied preclearance solely because the COVERED SECURITY is under consideration or pending execution for a client as provided in Section 4.7 or an INVESTMENT PERSON who wishes to make a trade in a COVERED SECURITY that would otherwise be denied preclearance solely because either the COVERED SECURITY is under consideration or pending execution for a client as provided in
Section 4.7 or because such transaction would violate the Investment Person Seven Day Blackout Restriction set forth in Section 4.8 above, will nevertheless receive preclearance provided that:

          The issuer of the COVERED SECURITY in which the ACCESS PERSON wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND

          The AGGREGATE amount of the ACCESS PERSON'S transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

         Such transactions will be subject to all other provisions of the Code

         4.10  RESEARCH ANALYST THREE-DAY BLACKOUT BEFORE A RECOMMENDATION

         During the three (3) business day period BEFORE a RESEARCH ANALYST issues a RECOMMENDATION on a COVERED SECURITY, that RESEARCH ANALYST may not purchase or sell that COVERED SECURITY.

EXPLANATORY NOTE:

               IT'S UNDERSTOOD THAT THERE MAY BE PARTICULAR CIRCUMSTANCES SUCH AS A NEWS RELEASE, CHANGE OF CIRCUMSTANCE OR SIMILAR EVENT THAT MAY OCCUR AFTER A RESEARCH ANALYST'S PERSONAL TRADE WHICH GIVES RISE TO A NEED, OR MAKES IT APPROPRIATE, FOR A RESEARCH ANALYST TO ISSUE A RECOMMENDATION ON SAID COVERED SECURITY. A RESEARCH ANALYST HAS AN AFFIRMATIVE DUTY TO MAKE UNBIASED RECOMMENDATIONS AND ISSUE REPORTS, BOTH WITH RESPECT TO THEIR TIMING AND SUBSTANCE, WITHOUT REGARD TO HIS OR HER PERSONAL INTEREST. IT WOULD CONSTITUTE A BREACH OF A RESEARCH ANALYST'S FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO ISSUE A RECOMMENDATION IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

               PERSONAL TRADING COMPLIANCE OR THE CHIEF COMPLIANCE OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL SANCTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

         4.11   ACCESS PERSON SEVEN-DAY BLACKOUT AFTER RECOMMENDATION CHANGE

         During the seven (7) day period after a RECOMMENDATION is issued for a COVERED SECURITY, no ACCESS PERSON may purchase or sell that COVERED SECURITY. A request to pre-clear a transaction in a COVERED SECURITY will be denied if there has been a RECOMMENDATION issued for such COVERED SECURITY during the past seven (7) days.

4.12     HEDGE FUND TEAM RESTRICTIONS

         Due to the unique trading practices and strategies associated with hedge funds, a hedge fund team member (i.e., any INVESTMENT PERSON for a hedge fund) is prohibited from trading COVERED SECURITIES in their personal brokerage accounts that are eligible investments for the hedge fund with which he/she is associated. Hedge fund team members must therefore, contact PERSONAL TRADING COMPLIANCE for special preclearance approval prior to executing any personal securities transactions.

         4.13     INITIAL AND SECONDARY PUBLIC OFFERINGS

Investing in INITIAL AND SECONDARY PUBLIC OFFERINGS of COVERED SECURITIES is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse's employment compensation. No ACCESS PERSON may, directly or indirectly, purchase any COVERED SECURITY sold in an INITIAL or SECONDARY PUBLIC OFFERING without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER.

         4.14     PRIVATE PLACEMENT TRANSACTIONS

         No ACCESS PERSON may, directly or indirectly, purchase any COVERED SECURITY offered and sold pursuant to a PRIVATE PLACEMENT TRANSACTION without obtaining prior written approval from the CHIEF COMPLIANCE OFFICER. A request for an approval form for a private placement investment can be obtained by contacting PERSONAL TRADING COMPLIANCE.

EXPLANATORY NOTE:

               IF YOU HAVE BEEN AUTHORIZED TO ACQUIRE A COVERED SECURITY IN A PRIVATE PLACEMENT TRANSACTION, YOU MUST DISCLOSE TO PERSONAL TRADING COMPLIANCE IF YOU ARE INVOLVED IN A CLIENT'S SUBSEQUENT CONSIDERATION OF AN INVESTMENT IN THE ISSUER OF THE PRIVATE PLACEMENT, EVEN IF THAT INVESTMENT INVOLVES A DIFFERENT TYPE OR CLASS OF COVERED SECURITY. IN SUCH CIRCUMSTANCES, THE DECISION TO PURCHASE SECURITIES OF THE ISSUER FOR A CLIENT MUST BE INDEPENDENTLY REVIEWED BY AN INVESTMENT PERSON WITH NO PERSONAL INTEREST IN THE ISSUER.

         The purchase of additional shares or the subsequent sale of an approved PRIVATE PLACEMENT TRANSACTION does not require preclearance provided there are no publicly traded COVERED SECURITIES in the corporation, partnership or limited liability company whose shares the ACCESS PERSON owns. However, if the issuer of the PRIVATE PLACEMENT has publicly traded COVERED SECURITIES, then the sale of such PRIVATE PLACEMENTS must be pre-cleared with PERSONAL TRADING COMPLIANCE. Further, additional purchases and any subsequent sales of an approved private placement, regardless of whether or not the issuer is publicly traded, must be reported quarterly and annually as detailed in Section 6 of the Code.

         4.15     EXEMPTIONS GRANTED BY THE CHIEF COMPLIANCE OFFICER

         Subject to applicable law, the CHIEF COMPLIANCE OFFICER may from time to time grant exemptions, other than or in addition to those described in EXHIBIT FOUR, from the trading restrictions, preclearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employee, intern or independent contractor, and types of transactions or COVERED SECURITIES, where in the opinion of the CHIEF COMPLIANCE OFFICER, such an exemption is appropriate in light of all the surrounding circumstances.

5.       PROHIBITED OR RESTRICTED ACTIVITIES

         5.1    PUBLIC COMPANY BOARD SERVICE AND OTHER AFFILIATIONS

         To avoid conflicts of interest, inside information and other compliance and business issues, the firm prohibits ACCESS PERSONS from serving as officers or members of the board of any publicly traded entity. This prohibition does not apply to service as an officer or board member of any parent subsidiary of the firm.

         In addition, in order to identify potential conflicts of interests, compliance and business issues, before accepting any service, employment, engagement, connection, association, or affiliation in or within any enterprise, business or otherwise, (herein after, collectively outside activity(ies)), an Access Person must obtain the advance written approval of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER AND the applicable ACCESS PERSON'S supervisor or other appropriate member of senior management.

         A request form for approval of such Outside Activities can be obtained by contacting PERSONAL TRADING COMPLIANCE. In determining whether to approve such Outside Activity, PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the ACCESS PERSON'S duties to clients.

         5.2  PARTICIPATION IN INVESTMENT CLUBS AND PRIVATE POOLED VEHICLES

         No ACCESS PERSON shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER, whether or not the investment vehicle is advised, sub-advised or distributed by Loomis Sayles or an IXIS investment adviser.

6.       REPORTING REQUIREMENTS

         6.1 INITIAL HOLDINGS REPORTING, ACCOUNT DISCLOSURE AND ACKNOWLEDGEMENT OF CODE

         Within 10 days after becoming an ACCESS PERSON, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE, a report (by paper) of all COVERED SECURITIES holdings (including holdings of REPORTABLE FUNDS) in which such ACCESS PERSON has BENEFICIAL OWNERSHIP OR INVESTMENT CONTROL. The information contained therein must be current as of a date not more than 45 days prior to the individual becoming an ACCESS PERSON.

         Additionally, within 10 days of becoming an ACCESS PERSON, such ACCESS PERSON must report all brokerage or other accounts that hold or can hold COVERED SECURITIES in which the ACCESS PERSON has BENEFICIAL OWNERSHIP OR INVESTMENT CONTROL. The information must be as of the date the person became an ACCESS PERSON. An ACCESS PERSON can satisfy these reporting requirements by providing PERSONAL TRADING COMPLIANCE with a current copy of his or her brokerage account or other account statements, which hold or can hold COVERED SECURITIES.

        EXPLANATORY NOTE:

               LOOMIS SAYLES TREATS ALL OF ITS EMPLOYEES AS ACCESS PERSONS. THEREFORE, YOU ARE DEEMED TO BE AN ACCESS PERSON AS OF THE FIRST DAY YOU BEGIN WORKING FOR THE FIRM.

         Finally, upon becoming an ACCESS PERSON and annually thereafter, each ACCESS PERSON must acknowledge that he or she has received, read and understands the Code and recognizes that he or she is subject hereto, and certify that he or she will comply with the requirements of the Code.

         6.2  BROKERAGE CONFIRMATIONS AND BROKERAGE ACCOUNT STATEMENTS

         Each ACCESS PERSON must notify PERSONAL TRADING COMPLIANCE IMMEDIATELY upon opening an account that holds or may hold COVERED SECURITIES (including REPORTABLE FUNDS), and must assist PERSONAL TRADING COMPLIANCE in ensuring that Loomis Sayles receives copies of the ACCESS PERSON'S confirmations and account statements for all accounts holding COVERED SECURITIES in which the ACCESS PERSON has either BENEFICIAL OWNERSHIP or INVESTMENT CONTROL.

         6.3  QUARTERLY TRANSACTION REPORTING AND ACCOUNT DISCLOSURE PROCEDURE

         Utilizing the automated reporting procedure ("Blue Sheets"), each ACCESS PERSON must file by electronic means a Blue Sheet on all VOLITIONAL transactions in COVERED SECURITIES (including VOLITIONAL transactions in REPORTABLE FUNDS) made during each calendar quarterly period in which such ACCESS PERSON has, or by reason of such transaction acquires or disposes of, any BENEFICIAL OWNERSHIP of a COVERED SECURITY (even if such ACCESS PERSON has no direct or indirect INVESTMENT CONTROL over such COVERED SECURITY), or as to which the Access Person has any direct or indirect INVESTMENT CONTROL (even if such ACCESS PERSON has no BENEFICIAL OWNERSHIP in such COVERED SECURITY). NON-VOLITIONAL transactions in COVERED SECURITIES (including REPORTABLE FUNDS) are subject to annual reporting only and are not required for purposes of the Blue Sheets (such as automatic monthly payroll deductions, changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging programs, and transactions made within the Guided Choice Program). If no transactions in any COVERED SECURITIES, required to be reported, were effected during a quarterly period by an ACCESS PERSON, such ACCESS PERSON shall nevertheless submit a Blue Sheet within the time frame specified below stating that no reportable securities transactions were affected.

         ACCESS PERSONS are also required to report each account that may hold or holds COVERED SECURITIES (including accounts that hold or may hold REPORTABLE FUNDS) opened or closed by the ACCESS PERSON during the reporting period, other then those accounts described in Exhibit Three.

          Every Blue Sheet must be submitted not later than thirty (30) calendar days after the close of each calendar quarter.

         6.4   ANNUAL HOLDINGS AND CODE COMPLIANCE REPORTING REQUIREMENTS

         On an annual basis, by a date specified by PERSONAL TRADING COMPLIANCE, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE a dated Annual Package which identifies all holdings in COVERED SECURITIES (including REPORTABLE FUNDS) in which such ACCESS PERSON has a BENEFICIAL OWNERSHIP and/or over which such ACCESS PERSON has INVESTMENT CONTROL. This reporting requirement also applies to shares of COVERED SECURITIES, including shares of REPORTABLE FUNDS that were acquired during the year in NON-VOLITIONAL transactions. The information in the Annual Package shall reflect holdings in the ACCESS PERSON'S account(s) that are current as of a date not more than 45 days prior to the date on which the Annual Package was submitted.

         Additionally, on an annual basis, each ACCESS PERSON and each Supervised Person must acknowledge that he/she has received, read and understood the Code and Loomis Sayles Policies and Procedures on Insider Trading ("Insider Trading Policy") and recognizes that he/she is subject thereto, and certify that he/she has complied with the requirements of the Code and Insider Trading Policy during the past year, except as otherwise disclosed in writing to PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER.

         6.5  REVIEW OF REPORTS BY CHIEF COMPLIANCE OFFICER

 The CHIEF COMPLIANCE OFFICER shall establish procedures as the CHIEF COMPLIANCE OFFICER may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by ACCESS PERSONS and to report any violations thereof to all necessary parties.

         6.6  INTERNAL REPORTING OF VIOLATIONS TO THE CHIEF COMPLIANCE OFFICER

         Prompt internal reporting of any violation of the Code to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE is required under Rule 204A-1. While the daily monitoring process undertaken by PERSONAL TRADING COMPLIANCE is designed to identify any violations of the Code and handle any such violations immediately, ACCESS PERSONS and SUPERVISED PERSONS are required to promptly report any violations they learn of resulting from either their own conduct or those of other ACCESS PERSONS and SUPERVISED PERSONS to the CHIEF COMPLIANCE OFFICER or PERSONAL TRADING COMPLIANCE. It is incumbent upon Loomis Sayles to create an environment that encourages and protects ACCESS PERSONS and SUPERVISED PERSONS who report violations. In doing so, individuals have the right to remain anonymous in reporting violations. Furthermore, any form of retaliation against an individual who reports a violation could constitute a further violation of the Code, as deemed appropriate by the CHIEF COMPLIANCE OFFICER. All ACCESS PERSONS and SUPERVISED PERSONS should therefore feel safe to speak freely in reporting any violations.

7.       SANCTIONS

         Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm's then current Sanctions Policy, or as the Ethics Committee may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

         a letter of caution or warning (i.e. Procedures Notice);

         payment of a fine, disgorgement of profits generated or payment of losses avoided and/or restitution to an affected client;

         suspension of personal trading privileges;

         actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

         referral to the SEC, other civil authorities or criminal authorities.

         Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

         Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee.

8.       RECORDKEEPING REQUIREMENTS

          Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

         in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

         in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         a copy of each report (or information provided in lieu of a report including any manual preclearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

         copies   of   ACCESS   PERSONS'   and   SUPERVISED   PERSONS'   written
         acknowledgment of receipt of the Code;

         in an easily accessible place, a record of the names of all ACCESS PERSONS within the past five years, even if some of them are no longer Access Persons, the holdings and transactions reports made by these Access Persons, and records of all Access Persons' personal securities reports (and duplicate brokerage confirmations or account statements in lieu of these reports);

         a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

         a written record of any decision, and the reasons supporting any decision, to approve the purchase by a ACCESS PERSON of any COVERED
         SECURITY in an INITIAL OR SECONDARY PUBLIC OFFERING OR PRIVATE PLACEMENT TRANSACTION or other limited offering for a period of five years following the end of the fiscal year in which the approval is granted.

     EXPLANATORY NOTE:

         UNDER RULE 204-2, THE STANDARD RETENTION PERIOD REQUIRED FOR ALL DOCUMENTS AND RECORDS LISTED ABOVE IS FIVE YEARS, IN EASILY ACCESSIBLE PLACE, THE FIRST TWO YEARS IN AN APPROPRIATE OFFICE OF PERSONAL TRADING COMPLIANCE.

9.       MISCELLANEOUS
                                      1-14

         9.1  CONFIDENTIALITY

         Loomis Sayles will keep information obtained from any ACCESS PERSON hereunder in strict confidence. Notwithstanding the forgoing, reports of COVERED SECURITIES transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

         9.2  DISCLOSURE OF CLIENT TRADING KNOWLEDGE

         No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an ACCESS PERSON or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any COVERED SECURITY owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a COVERED SECURITY on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate COVERED SECURITIES transactions on behalf of the client of Loomis Sayles.

         9.3 NOTICE TO ACCESS PERSONS, INVESTMENT PERSONNEL AND RESEARCH ANALYSTS AS TO STATUS

         PERSONAL TRADING COMPLIANCE will initially determine an employee's status as an ACCESS PERSON, RESEARCH ANALYST or INVESTMENT PERSON and the client accounts to which INVESTMENT PERSONS should be associated, and will inform such persons of their respective reporting and duties under the Code.

         All ACCESS PERSONS and/or the applicable  Supervisor  thereof,  have an
obligation  to  inform  PERSONAL  TRADING   COMPLIANCE  if  an  ACCESS  PERSON'S
responsibilities change during the ACCESS PERSON'S tenure at Loomis Sayles.

         9.4 NOTICE TO PERSONAL TRADING COMPLIANCE OF ENGAGEMENT OF INDEPENDENT CONTRACTORS

         Any person engaging a consultant, temporary employee, intern or independent contractor shall notify PERSONAL TRADING COMPLIANCE of this engagement and provide to PERSONAL TRADING COMPLIANCE, the information necessary to make a determination as to how the Code shall apply to such consultant, temporary employee, intern or independent contractor, if at all.

         9.5  QUESTIONS AND EDUCATIONAL MATERIALS

         Employees are encouraged to bring to PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER any questions you may have about interpreting or complying with the Code about COVERED SECURITIES, accounts that hold or may hold COVERED SECURITIES or personal trading activities of you, your family, or household members, about your legal and ethical responsibilities or about similar matters that may involve the Code.


         PERSONAL   TRADING   COMPLIANCE   will  from  time  to  time  circulate
educational  materials  or
bulletins or conduct training sessions designed to assist you in understanding and carrying out your duties under the Code.

                                GLOSSARY OF TERMS

         The BOLDFACE terms used throughout this policy have the following meanings:

1. "ACCESS PERSON" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any ADVISORY PERSON (as defined below) of Loomis Sayles , but does not include any director who is not an officer or employee of Loomis Sayles or its corporate general partner and who meets all of the following conditions:

     a. He or she, in connection with his or her regular functions or duties, does not make, participate in or obtain information regarding the purchase or sale of Covered Securities by a registered investment company, and whose functions do not relate to the making of recommendations with respect to such purchases or sales;

     b. He or she does not have access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any REPORTABLE FUND; and

     c. He or she is not involved in making securities recommendations to clients, and does not have access to such recommendations that are nonpublic.

          Loomis Sayles treats all employees as Access Persons.

2. "ADVISORY PERSON" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a CONTROL relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a COVERED SECURITY by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a CONTROL relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a COVERED SECURITY. ADVISORY PERSON also includes: (a) any other employee designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as an ADVISORY PERSON under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as a result of such person's access to information about the purchase or sale of COVERED SECURITIES by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise).

3.   "BENEFICIAL OWNERSHIP" is defined in Section 3.2 of the Code.

4. "CHIEF COMPLIANCE OFFICER" refers to the officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by ACCESS PERSONS, and to address issues of personal trading. "PERSONAL TRADING COMPLIANCE" means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the CHIEF COMPLIANCE

     OFFICER, and to act for the CHIEF COMPLIANCE OFFICER in the absence of the CHIEF COMPLIANCE OFFICER.

5. "INVESTMENT CONTROL" is defined in Section 3.3 of the Code. This means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis Sayles, unless such power is solely the result of an official position with Loomis Sayles.

6. "INITIAL PUBLIC OFFERING" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of
     Section 13 or 15(d) of the Securities Exchange Act of 1934.

7. "INVESTMENT COMPANY" means any INVESTMENT COMPANY registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

8. "INVESTMENT PERSON" means all PORTFOLIO MANAGERS of Loomis Sayles and other ADVISORY PERSONS who assist the PORTFOLIO MANAGERS in making and implementing investment decisions for an INVESTMENT COMPANY or other client of Loomis Sayles, including, but not limited to, designated RESEARCH ANALYSTS and traders of Loomis Sayles. A person is considered an INVESTMENT PERSON only as to those client accounts or types of client accounts as to which he or she is designated by PERSONAL TRADING COMPLIANCE or the CHIEF COMPLIANCE OFFICER as such. As to other accounts, he or she is simply an ACCESS PERSON.

9. "NON-VOLITIONAL" transactions are any transaction in which the employee has not determined the timing as to when the purchase or sale will occur and the amount of shares to be purchased or sold, I.E. changes to future contributions within the Loomis Sayles Retirement Plans, dividend reinvestment programs, dollar cost averaging program, automatic monthly payroll deductions, and any transactions made within the Guided Choice Program. NON-VOLITIONAL transactions are not subject to the preclearance or quarterly reporting requirements under the Code.

10. "PORTFOLIO MANAGER" means any individual employed by Loomis Sayles who has been designated as a PORTFOLIO MANAGER by Loomis Sayles. A person is considered a PORTFOLIO MANAGER only as to those client accounts as to which he or she is designated by the CHIEF COMPLIANCE OFFICER as such. As to other client accounts, he or she is simply an ACCESS PERSON.

11. "PRIVATE PLACEMENT TRANSACTION" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act, including hedge funds.

12. "RECOMMENDATION" means any initial rating or change therein, in the case of an equity COVERED SECURITY, or any initial rating or status, or change therein in the case of a fixed income COVERED SECURITY in either case issued by a RESEARCH ANALYST.

13. REPORTABLE FUND" is defined in Section 3.1 of the Code and a list of such funds is found in EXHIBIT ONE.

14. "RESEARCH ANALYST" means any individual employed by Loomis Sayles who has been designated as a RESEARCH ANALYST by Loomis Sayles. A person is considered a RESEARCH ANALYST only as to those COVERED SECURITIES which he or she is assigned to cover and about which he or she issues research reports to other INVESTMENT PERSONNEL. As to other securities, he or she is simply an ACCESS PERSON.

15.  "COVERED SECURITY" is defined in Section 3.1 of the Code.

16. "SECONDARY PUBLIC OFFERING" is defined as a registered offering of a block of COVERED SECURITIES which had been previously issued to the public, by a current shareholder.

17.  "SELECT BROKER" is defined in Section 3.4 of the Code.

18. "SUPERVISED PERSON" is defined in Section 202(a)(25) of the Advisers Act and currently includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Loomis Sayles, or other person who provides investment advice on behalf of Loomis Sayles and is subject to the supervision and control of Loomis Sayles.

19. "VOLITIONAL" transactions are any transactions in which the employee has determined the timing as to when the purchase or sale transaction will occur and amount of shares to be purchased or sold, I.E. making changes to existing positions or asset allocations within the Loomis Sayles retirement plans, sending a check or wire to the Transfer Agent of a REPORTABLE FUND, and buying or selling shares of a REPORTABLE FUND in a brokerage account or direct account held with the applicable fund's Transfer Agent. VOLITIONAL transactions are subject to the preclearance and reporting requirements under the Code.

                            Reportable Funds List(1)
                                                                    EXHIBIT ONE

AB Funds Extended-Duration Bond Fund                                   Loomis Sayles Worldwide Fund
AEW Real Estate Fund                                                   The Managers Funds - Balanced Fund
AEW Real Estate Income Fund                                            The Managers Fund - Bond Fund
AssetMark Large Cap Growth Fund                                        The Managers Fund - Fixed Income Fund
AssetMark Real Estate Portfolio                                        The Managers Fund - Global Bond Fund
Calvert Variable Series - Ameritas Select Portfolio                    Mass Mutual Focused Value Fund
CGM Advisor Targeted Equity                                            Mass Mutual International Overseas Fund
Delafield Fund, Inc.                                                   Masters Select International Fund
Frank Russell Investment Co. - Real Estate Securities Fund             Masters Select Value Fund
Frank Russell Investment Co. - Russell Insurance Fund - Real Estate    Maxim Loomis Sayles Bond Portfolio
Securities
Hansberger International Fund                                          Maxim Loomis Sayles Small Cap Value Portfolio
Harris Associates Focused Value Fund                                   Metropolitan Series Fund - Harris Oakmark Focused Value
                                                                       Portfolio
Harris Associates Large Cap Value Fund                                 Metropolitan Series Fund - Harris Oakmark International
                                                                       Portfolio
IXIS Equity Diversified Portfolio                                      Metropolitan Series Fund - Harris Oakmark Large Cap Portfolio
IXIS Income Diversified Portfolio                                      Metropolitan Series Fund - Loomis Sayles Small Cap Portfolio
IXIS Moderate Diversified Portfolio                                    The Oakmark Equity and Income Fund
IXIS U.S. Diversified Portfolio                                        The Oakmark Fund
IXIS Value Fund                                                        The Oakmark Global Fund
Jennison Dryden Small Capitalization Value Portfolio                   The Oakmark International Fund
JPMorgan Multi-Manager Small Cap Value Fund                            The Oakmark International Small Cap Fund
Laudus International Marketmasters Fund                                The Oakmark Select Fund
Laudus U.S. Marketmasters Fund                                         Optimum Small Cap Value Fund
Loomis Sayles Aggressive Growth Fund                                   Pacific Funds PF Loomis Sayles Large-Cap Growth Fund
Loomis Sayles Bond Fund                                                Pacific Select Funds Large-Cap Growth Portfolio
Loomis Sayles Core Plus Bond Fund                                      Partners Smallcap Value Fund II
Loomis Sayles Fixed Income Fund                                        Pioneer Real Estate Shares
Loomis Sayles Global Bond Fund                                         Pioneer Real Estate Shares VCT Portfolio
Loomis Sayles Growth Fund                                              Real Estate Income Fund, Inc.
Loomis Sayles High Income Fund                                         Roszel/Loomis Sayles Large Cap Growth Portfolio
Loomis Sayles High Income Opportunities Fund                           Saratoga Financial Services Portfolio
Loomis Sayles Inflation Protected Securities Fund                      Saratoga Large Capitalization Growth Portfolio
Loomis Sayles Institutional High Income Fund                           Strategic Partners Conservative Growth Fund
Loomis Sayles Intermediate Duration Fixed Income Fund                  Strategic Partners High Growth Fund
Loomis Sayles Investment Grade Bond Fund                               Strategic Partners Moderate Growth Fund
Loomis Sayles Investment Grade Fixed Income Fund                       Strategic Partners Small Capitalization Value Fund
Loomis Sayles Limited Term Government and Agency Fund                  SunAmerica Focused International Fund
Loomis Sayles Massachusetts Tax Free Income Fund                       SunAmerica Focused Mid-Cap Value Portfolio
Loomis Sayles Municipal Income Fund                                    USAA Balanced Strategy Fund
Loomis Sayles Research Fund                                            USAA First Start Growth Fund
Loomis Sayles Strategic Income Fund                                    USAA Growth Fund
Loomis Sayles Small Cap Growth Fund                                    USAA Growth & Income Fund
Loomis Sayles Small Cap Value Fund                                     Vaughan Nelson Small Cap Value Fund
Loomis Sayles Tax-Managed Equity Fund                                  VN Small Cap Value Portfolio
Loomis Sayles Value Fund                                               Westpeak Capital Growth Fund
                                                                       Wilmington Trust Real Estate Portfolio

(1) Please note that this list is subject to change. Therefore, it is your responsibility, as an ACCESS PERSON under the Code, to determine whether or not an investment company or mutual fund is advised or sub-advised by Loomis Sayles or advised or sub-advised by an IXIS affiliate prior to investing in such fund, and to ensure that you comply with all aspects of the Code regarding your investment in a REPORTABLE FUND

                                   SECURITIES
                                                                     EXHIBIT TWO

------------------------------------------------------------------------------------------------------------------------------------

                                                                               Subject      Quarterly
                                                           Subject             to           Reporting             Comments
                                                           to       Pre-       Trading                  Annual
               Instrument                                  Code     clearance  Restrictions(1)         Reporting
------------------------------------------------------------------------------------------------------------------------------------
Bonds issued or guaranteed by any foreign sovereign        Yes      Yes        Yes          Yes        Yes
government or its agencies, instrumentalities or
authorities or supranational issuers
-----------------------------------------------------------------------------------------------------------------------------------
Company stock received through an employer (including      Yes      Yes/No*    Yes          Yes        Yes       *Certain purchases
options and warrants associated therewith)                                                                       and all subsequent
                                                                                                                 sales of such
                                                                                                                 securities must be
                                                                                                                 pre-cleared. Please
                                                                                                                 see Exhibits Three
                                                                                                                 and Four for
                                                                                                                 guidance.
------------------------------------------------------------------------------------------------------------------------------------
Derivatives involving SECURITIES                           Yes      Yes        Yes          Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Equity or debt securities (such as common and preferred    Yes      Yes        Yes          Yes        Yes
stocks and corporate and government bonds or notes) and
any equivalent instrument representing, or any rights
relating to, a SECURITY (such as ADRs, certifications of
participation, depository receipts, put and call options,
warrants, convertible securities and securities indices)

------------------------------------------------------------------------------------------------------------------------------------
Index funds/baskets (including Spiders and options and     Yes      No         No           Yes        Yes
futures tied to broad market indices), closed end funds,
exchange-traded funds and indices (i.e. NADAQ 100, ishares,
etc.)
------------------------------------------------------------------------------------------------------------------------------------
Municipal obligations                                      Yes      Yes        Yes          Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Private Placements                                         Yes      Yes*       No*          Yes        Yes       *Private placements
                                                                                                                 require special
                                                                                                                 pre-clearance.
                                                                                                                 Please consult
                                                                                                                 Section 4.14 of the
                                                                                                                 Code and contact
                                                                                                                 PERSONAL TRADING
                                                                                                                 COMPLIANCE.
------------------------------------------------------------------------------------------------------------------------------------

     -------------------------
     (1) The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each SECURITY as noted.

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Subject      Quarterly
                                                           Subject             to           Reporting             Comments
                                                           to       Pre-       Trading                  Annual
               Instrument                                  Code     clearance  Restrictions(2)         Reporting
------------------------------------------------------------------------------------------------------------------------------------

Shares of any investment company or mutual fund advised or Yes      Yes        Yes          Yes        Yes
sub-advised by Loomis Sayles,  and those proprietary mutual
funds (excluding money market funds) that are advised or
sub-advised by any affiliated  investment adviser within
the IXIS organization  (e.g.  CDC IXIS  Asset  Management
Advisers,  Harris  Associates, Hansberger,  etc.)
("REPORTABLE  FUNDS"). REPORTABLE FUNDS include registered
open-ended investment companies,  hedge funds, offshore
funds, closed end funds, SICAVs,  etc., but exclude money
market funds. Please see EXHIBIT ONE for a list of
REPORTABLE FUNDS.
------------------------------------------------------------------------------------------------------------------------------------
Shares of Unit Investment Trusts                           Yes      No         No           Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
U.S.  Government  agencies (direct debt obligations such   Yes      No         No           Yes        Yes
as GNMA, FNMA,  FHLMCS, FHLB, FFCB, FHA, FLB, SLMA, & TVA)
------------------------------------------------------------------------------------------------------------------------------------
Bank certificates of deposit                               No       N/A        N/A          N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Bankers' acceptances                                       No       N/A        N/A          N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Commercial Paper                                           No       N/A        N/A          N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Direct obligations of the United States Government (i.e.   No       N/A        N/A          N/A        N/A
Treasury securities, as distinct from U.S. Government
agencies or instrumentalities)
------------------------------------------------------------------------------------------------------------------------------------
Money Market Instruments                                   No       N/A        N/A          N/A        N/A
-----------------------------------------------------------------------------------------------------------------------------------
Open ended mutual funds other than Reportable Funds        No       N/A        N/A          N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements                                      No       N/A        N/A          N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------

     (2) The substantive prohibitions and restrictions (including Competing with Client Trades, Short Term Trading Profits, and the applicable Black-out Periods) detailed in Section 4 of the Code apply to each SECURITY as noted.

                                    ACCOUNTS
                                                                   EXHIBIT THREE

The types of accounts that hold or can hold SECURITIES, that are typically covered by the Code include, but are not limited to: personal accounts; join accounts with a spouse or live-in partner; an accounts of spouses or live-in partners; accounts of minor children; accounts of any relative living in the same household as the ACCESS PERSON; accounts for which the employee has trustee powers or power of attorney; and current and former employer 401(k) and other retirement plans of the ACCESS PERSON and/or the ACCESS PERSON'S spouse or live-in partner, etc..

The extent to which such accounts are governed by the Code will depend on the ACCESS PERSON'S BENEFICIAL OWNERSHIP in and/or INVESTMENT CONTROL over the account. Additionally, there are certain accounts that may not be obvious to an ACCESS PERSON as being covered by the Code, and examples of such accounts have been provided below. ACCESS PERSONS should contact PERSONAL TRADING COMPLIANCE who will assist the ACCESS PERSON in determining the applicability of the Code to a particular account(s).

------------------------------------------------------------------------------------------------------------------------------------
                                                           Subject
                                                           to       Select     Pre-       Quarterly    Annual
               Instrument                                  Code     Broker     clearance  Reporting    Reporting  Comments
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which the ACCESS PERSON has BENEFICIAL         Yes      No         No         Yes          Yes
OWNERSHIP but no direct or indirect INVESTMENT CONTROL
(i.e. an account managed by an adviser or a trust being
managed by an entity)
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which the ACCESS PERSON has direct or indirect Yes      No         No         Yes          Yes
INVESTMENT CONTROL but no BENEFICIAL OWNERSHIP
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which ACCESS PERSON has BENEFICIAL OWNERSHIP   Yes      Yes        Yes        Yes          Yes
AND direct or indirect INVESTMENT CONTROL
------------------------------------------------------------------------------------------------------------------------------------
Accounts in which ACCESS PERSON has no BENEFICIAL          No       N/A        N/A        N/A          N/A
OWNERSHIP and no direct or indirectINVESTMENT CONTROL
------------------------------------------------------------------------------------------------------------------------------------
               Other Accounts
------------------------------------------------------------------------------------------------------------------------------------
Accounts of children who have reached majority that do not No       N/A        N/A        N/A          N/A
share same household and over which the Access Person
exercises no INVESTMENT CONTROL
------------------------------------------------------------------------------------------------------------------------------------
Spouse's account where he/she works at an investment firm  Yes      No         No         Yes          Yes       Requires prior
and is subject to that firm's  personal trading policies                                                         approval by
                                                                                                                 Personal Trading
                                                                                                                 Compliance
------------------------------------------------------------------------------------------------------------------------------------
Spouse manages and holds a limited partnership interest in Yes      No         No         Yes          Yes
a hedge fund sponsored by another investment firm
------------------------------------------------------------------------------------------------------------------------------------

                                    ACCOUNTS
                                                                   EXHIBIT THREE

====================================================================================================================================

                                                       Subject
                                                       to       Select     Pre-       Quarterly    Annual
              Account Type                             Code     Broker     clearance  Reporting    Reporting  Comments
------------------------------------------------------------------------------------------------------------------------------------
Accounts set up for an ESOP, DRIP or other direct      Yes      No         No         Yes          Yes       The account does not
investment programs                                                                                          require pre-clearance
                                                                                                             provided there is no
                                                                                                             voluntary adjustment in
                                                                                                             the rate at which you
                                                                                                             purchase or sell
                                                                                                             SECURITIES within
                                                                                                             the account
------------------------------------------------------------------------------------------------------------------------------------
Physically held shares of SECURITIES                   Yes     N/A         Yes        Yes          Yes
------------------------------------------------------------------------------------------------------------------------------------
         Mutual Fund and Retirement Accounts
------------------------------------------------------------------------------------------------------------------------------------
401(k) plans which only offer mutual funds (other
than REPORTABLE FUNDS) as investment choices (yours
or your spouse's  account)                             No*     No          No         No           No        *Note, however, that
                                                                                                             transactions/  holdings
                                                                                                             in closed end funds,
                                                                                                             if any, in such 401(k)
                                                                                                             plans are subject to
                                                                                                             pre-clearance and
                                                                                                             reporting.
------------------------------------------------------------------------------------------------------------------------------------
401(k) plans which only offer mutual funds (both
REPORTABLE FUNDS and non-Reportable Funds) as          *Yes    Yes         Yes        Yes          Yes       *Must pre-clear any
investment  choices (yours or your spouse's account)                                                         VOLITIONAL transactions
                                                                                                             in Reportable and
                                                                                                             closed-end funds. Also
                                                                                                             you must confirm the
                                                                                                             existence of such an
                                                                                                             account for quarterly
                                                                                                             and annual reporting
                                                                                                             and report only
                                                                                                             VOLITIONAL transactions
                                                                                                             in REPORTABLE FUNDS
                                                                                                             (NON-VOLITIONAL
                                                                                                             transactions are not
                                                                                                             subject to reporting)
====================================================================================================================================

                                    ACCOUNTS
                                                                   EXHIBIT THREE

====================================================================================================================================
                                                       Subject
                                                       to       Select     Pre-       Quarterly    Annual
              Account Type                             Code     Broker     clearance  Reporting    Reporting Comments
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             and any transactions in
                                                                                                             closed-end  funds on a
                                                                                                             quarterly  basis and
                                                                                                             holdings in REPORTABLE
                                                                                                             and closed end funds on
                                                                                                             an annual basis.
------------------------------------------------------------------------------------------------------------------------------------
An account held directly with a non-Reportable Fund    No      N/A         N/A        N/A          N/A
(or the applicable fund's transfer  agent)(i.e. an
account with Janus,  Putnam,  etc.) that can invest
only in non-Reportable Funds and cannot invest in
closed end funds
------------------------------------------------------------------------------------------------------------------------------------
An account that can invest in both REPORTABLE and      *Yes    No          Yes        Yes          Yes       * Transactions in
non-Reportable  Funds but that is currently only                                                             REPORTABLE FUNDS must
invested in non-Reportable Funds (including Uniform                                                          be done with a SELECT
Transfers to Minor Act and Uniform Gifts to Minor Act                                                        BROKER, directly with
accounts  (UTMA's  and  UGMA's))                                                                             REPORTABLE FUND, or
                                                                                                             through one or more of
                                                                                                             the Loomis Sayles'
                                                                                                             retirement plans. You
                                                                                                             must pre-clear any
                                                                                                             VOLITIONAL transactions
                                                                                                             in Reportable  and
                                                                                                             closed-end funds. Also
                                                                                                             you must confirm the
                                                                                                             existence of such an
                                                                                                             account for quarterly
                                                                                                             and annual reporting
                                                                                                             and report only
                                                                                                             VOLITIONAL transactions
                                                                                                             in REPORTABLE FUNDS
                                                                                                             (NON-
------------------------------------------------------------------------------------------------------------------------------------

                                    ACCOUNTS
                                                                   EXHIBIT THREE

====================================================================================================================================
                                                       Subject
                                                       to       Select     Pre-       Quarterly  Annual
              Account Type                             Code     Broker     clearance  Reporting  Reporting Comments
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           VOTITIONAL Transactions
                                                                                                           are not subject to
                                                                                                           reporting) and any
                                                                                                           transactions in closed
                                                                                                           end funds on a quarterly
                                                                                                           basis and holdings in
                                                                                                           REPORTABLE and closed
                                                                                                           end funds on an annual
                                                                                                           basis.

------------------------------------------------------------------------------------------------------------------------------------
529 Plan accounts (or qualified tuition program
accounts)                                              No      N/A         N/A        N/A        N/A
------------------------------------------------------------------------------------------------------------------------------------
Loomis Sayles Capital Accumulation Benefit Plan (CABP) No      N/A         N/A        N/A        N/A       This account is not
                                                                                                           subject to the Code
                                                                                                           because participants do
                                                                                                           not have any control over
                                                                                                           the investment options
                                                                                                           for the account/plan.
                                                                                                           The plan is simply an
                                                                                                           additional benefit from
                                                                                                           the Loomis Sayles Funded
                                                                                                           Pension Plan. When
                                                                                                           eligible for  a
                                                                                                           distribution,
                                                                                                           participants
                                                                                                           receive a cash payment
                                                                                                           and not shares of the
                                                                                                           Loomis Sayles Research
                                                                                                           Fund (the Fund is simply
                                                                                                           used to track the value
                                                                                                           of a participant's
                                                                                                           investment  within the
                                                                                                           plan).
------------------------------------------------------------------------------------------------------------------------------------

                     TRANSACTIONS EXEMPT FROM PRE-CLEARANCE
                                                                   EXHIBIT FOUR

------------------------------------------------------------------------------------------------------------------------------------
Transactions in which the ACCESS PERSON has either         Subject
BENEFICIAL  OWNERSHIP and/or INVESTMENT CONTROL unless     to       Pre-       Quarterly  Annual
                 otherwise noted                           Code     clearance  Reporting  Reporting   Comments
------------------------------------------------------------------------------------------------------------------------------------

Purchases or sales of SECURITIES which occur as a result   Yes      No         Yes        Yes
of operation of law, or any margin call (provided such
margin call does not result from your  withdrawal of
collateral  within 10 days before the call and you have
no  involvement  in the  selection  of the specific
SECURITIES to be sold)
------------------------------------------------------------------------------------------------------------------------------------
Purchases of  SECURITIES  which are part of an automatic   Yes      No         Yes        Yes
dividend  reinvestment plan, automatic payroll deduction
program, automatic cash purchase or withdrawal program or
other similar automatic  transaction  program, but only to
the extent you have made no voluntary adjustment (up or
down) in the rate at which you purchase or sell
------------------------------------------------------------------------------------------------------------------------------------
Purchases or sales of SECURITIES for an account over which Yes      No         Yes        Yes
you have no direct or indirect influence or control
------------------------------------------------------------------------------------------------------------------------------------
Purchases of SECURITIES made by exercising  rights         Yes      No         Yes        Yes
distributed by an issuer PRO RATA to all other holders of
a class of its  SECURITIES or other interests, to the
extent such rights were acquired by you from the issuer,
and sales of such rights so acquired
------------------------------------------------------------------------------------------------------------------------------------
Tenders of SECURITIES pursuant to tender offers which are  Yes      No         Yes        Yes
expressly conditioned on the tender offeror's acquisition
of all of the SECURITIES of the same class
------------------------------------------------------------------------------------------------------------------------------------
Transactions in SECURITIES by your spouse (or person in    Yes      No         Yes        Yes
a similar relationship such that the presumption of
BENEFICIAL OWNERSHIP arises) employed at another
investment firm provided  that: (a) you have no direct
or indirect  influence or control over the transactions;
(b) the transactions are effected solely through an
account in which you are not named and (c) you have
obtained  pre-approval from PERSONAL TRADING COMPLIANCE
or the REVIEW OFFICER to exempt the account from the
pre-clearance requirements and  certain trading
restrictions of the Code
------------------------------------------------------------------------------------------------------------------------------------
Receipt of SECURITIES as a gift or bequest                 Yes      No         Yes        Yes
------------------------------------------------------------------------------------------------------------------------------------
Making of personal or charitable gift of SECURITIES        Yes      No         Yes        No
------------------------------------------------------------------------------------------------------------------------------------
NON-VOLITIONAL  transactions in REPORTABLE FUNDS (i.e.     Yes      No         No         Yes*                   *You must report
changes to future contributions  within the Loomis Sayles                                                        holdings in
Retirement Plans, dividend reinvestment programs, dollar                                                         REPORTABLE FUNDS on
cost averaging programs,  monthly payroll deductions,                                                            an annual basis.
transactions made within the Guided Choice program or
any transaction in which the employee has not determined
the on timing as to when the purchase or sale will
occur and the amount of shares to be purchased or sold.
------------------------------------------------------------------------------------------------------------------------------------
All  purchases and sales of SECURITIES (unless otherwise   Yes      Yes        Yes        Yes
noted), including VOLITIONAL transactions in REPORTABLE
FUNDS.
------------------------------------------------------------------------------------------------------------------------------------

                     TRANSACTIONS EXEMPT FROM PRE-CLEARANCE
                                                                   EXHIBIT FOUR

------------------------------------------------------------------------------------------------------------------------------------
Transactions in which the ACCESS PERSON has either         Subject
BENEFICIAL  OWNERSHIP and/or INVESTMENT CONTROL unless     to       Pre-       Quarterly  Annual
                 otherwise noted                           Code     clearance  Reporting  Reporting   Comments
------------------------------------------------------------------------------------------------------------------------------------
Sale of current or former employer stock the Access        Yes      Yes        Yes        Yes
Person or his/her Spouse or live-in partner received upon
exercising stock options
------------------------------------------------------------------------------------------------------------------------------------

                                 EXHIBIT P (viii)

                                       GMO
                                 CODE OF ETHICS


                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                          GMO RENEWABLE RESOURCES LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                    GMO TRUST
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             RENEWABLE RESOURCES LLC

                              Dated August 18, 2006

                               TABLE OF CONTENTS

TABLE OF CONTENTS............................................................I

INTRODUCTION.................................................................1

  A.       General Principles................................................1
  B.       Applicability of the Code to Certain Access Persons...............1
      1.   CERTAIN OUTSIDE DIRECTORS OF GMO..................................1
      2.   CERTAIN TRUSTEES OF GMO TRUST.....................................1

PART I:    FIDUCIARY AND PROFESSIONAL STANDARDS..............................2

  A.       Conflicts of Interest - Standards.................................2
  B.       Gifts.............................................................3
  C.       Disclosure........................................................4
  D.       Confidentiality...................................................4
  E.       Reporting and Accountability......................................4
      1.   ACCESS PERSONS....................................................4
      2.   GMO'S CHIEF COMPLIANCE OFFICER....................................4
      3.   CONFLICTS OF INTEREST COMMITTEE...................................4
      4.   INVESTIGATING AND ENFORCING THE CODE..............................5
  F.       Compliance with the Federal Securities Laws.......................5

PART II: PERSONAL TRADING POLICIES...........................................6

  A.       Introduction......................................................6
      1.   FIDUCIARY DUTY....................................................6
        a. Place the interests of the GMO Funds and Accounts first...........6
        b. Conduct all personal Securities Transactions consistent with this Code including both the pre-clearance and reporting requirements..6
        c. Avoid taking inappropriate advantage of their positions...........6
      2.   APPENDICES TO THE CODE............................................6
         a.    Definitions (capitalized terms in the Code are defined in
               Appendix 1);..................................................6
         b.    Master Personal Trading Policies and Procedures and the
               appendices thereto (Appendix 2);..............................6
         c.    Quick reference guide to pre-clearance and quarterly reporting
               (Appendix A to Appendix 2);...................................6
         d.    Quarterly transaction report (Appendix B to Appendix 2);......6
         e. Contact Persons including the Chief Compliance Officer and the Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2);.................6
         f.    Annual Holdings Report (Appendix D to Appendix 2);............6
         g.    Beneficial Ownership Report (Appendix E to Appendix 2);.......7
         h.    File a PTAF (Appendix F to Appendix 2);.......................7
         i.    Annual Certificate of Compliance (Appendix G to Appendix 2);..7
         j.    Form Letter to Broker, Dealer or Bank ("407" Letter)
               (Appendix H to Aappendix 2); and..............................7
         k.    List of GMO Sub-Advised Funds (Appendix I to Appendix 2)......7
  B.       Personal Securities Transactions..................................7
      1.   PRE-CLEARANCE REQUIREMENTS FOR ACCESS PERSONS.....................7
         a.    General Requirement...........................................7
         b.    General Policy................................................7
         c.    Procedures....................................................7
         d.    No Explanation Required for Refusals..........................7
      2.   PROHIBITED TRANSACTIONS...........................................8
         a.    Prohibited Securities Transactions............................8
           i.  Initial Public Offerings......................................8
           ii. Options on Securities.........................................8
           iii.Securities Purchased or Sold or Being Considered for Purchase
               or Sale.......................................................8
           iv. Short-Term Profiting..........................................8
           v.  Short Selling of Securities...................................9
           vi. Short-Term Trading Strategies in GMO Funds....................9
         b.    Improper Securities Transactions..............................9
           i.  Inside Information............................................9
           ii. Market Manipulation...........................................9
           iii.Market-Timing of GMO Advised/Sub-Advised Funds................9
           iv. Others........................................................9

      3.       EXEMPTIONS...................................................10
         a.    Pre-Clearance and Reporting Exemptions.......................10
           i.  Securities transactions exempt from both pre-clearance and reporting....................................................10
           ii. Securities transactions exempt from pre-clearance but subject to reporting requirements....................................10
         b.    Application to Commodities, Futures and Options..............11
         c.    Application to Limit Order...................................13
         d.    Application to Margin Accounts...............................13
      4.       REPORTING REQUIREMENTS.......................................13
         a.    Initial and Annual Disclosure of Personal Holdings...........13
         b.    Quarterly Reporting Requirements.............................14
         c.    Brokerage Statements.........................................14
         d.    Special Reporting Requirements for Non-Access Directors......14
         e.    Review of reports............................................14
         f.    Availability of Reports......................................14
       5.      PRIVATE PLACEMENTS/NON-GMO EMPLOYEE STOCK INVESTMENT OPTIONS.14

PART III: COMPLIANCE WITH THIS CODE OF ETHICS...............................15

  A.           Conflicts of Interest Committee..............................15
      1.       MEMBERSHIP, VOTING AND QUORUM................................15
      2.       INVESTIGATING VIOLATIONS OF THE CODE.........................15
      3.       ANNUAL REPORTS...............................................15
      4.       REVIEW OF DENIED TRADES......................................15
  B.           Remedies.....................................................15
      1.       SANCTIONS....................................................15
      2.       REVIEW.......................................................16
      3.       REVIEW OF PRE-CLEARANCE DECISIONS............................16
  C.           Exceptions to the Code.......................................16
  D.           Compliance Certification.....................................16
  E.           Inquiries Regarding the Code.................................16
  F.           Boards of Trustees Approvals.................................17
       1.      APPROVAL OF CODE.............................................17
       2.      AMENDMENTS TO CODE...........................................17

APPENDIX 1: DEFINITIONS.....................................................18

APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES.................22

APPENDIX A: QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING..29

APPENDIX B: QUARTERLY TRANSACTION REPORT....................................32

APPENDIX C: CONTACT PERSONS.................................................33

APPENDIX D: ANNUAL HOLDINGS REPORT..........................................34

APPENDIX E: BENEFICIAL OWNERSHIP REPORT.....................................35

APPENDIX F: FILE A PTAF.....................................................36

APPENDIX G: ANNUAL CERTIFICATE OF COMPLIANCE................................37

APPENDIX H: FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER)............38

APPENDIX I: LIST OF GMO SUB-ADVISED FUNDS...................................39

GMO U.K. LTD. CODE OF ETHICS SUPPLEMENT.....................................40

GMO AUSTRALIA LIMITED CODE OF ETHICS SUPPLEMENT.............................43

GMO RENEWABLE RESOURCES LIMITED (NEW ZEALAND) CODE OF ETHICS SUPPLEMENT.....44

                                  INTRODUCTION

A.   GENERAL PRINCIPLES

As an investment adviser, GMO is a fiduciary with respect to the assets managed on behalf of its various clients. As a fiduciary, GMO owes a duty to its clients to at all times act in the clients' best interest. This Code of Ethics (the "Code") is based on the principle that GMO's directors, officers, employees, and certain other related persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. The Code applies to all Access Persons(1) (with exceptions for certain provisions described in Section B below) and is intended to promote:

|X|  honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

|X| full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by GMO Trust or GMO;

|X|  compliance with applicable laws and governmental rules and regulations;

|X| the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

|X|  accountability for adherence to the Code.

The Code consists of three principal components. "Part I: Fiduciary and Professional Standards" focuses principally on the professional conduct that is expected of all Access Persons. "Part II: Personal Trading Policies" focuses on specific pre-clearance and reporting obligations with respect to personal transactions in securities. Lastly, "Part III: Compliance with this Code of Ethics" discusses certain procedural aspects of how the Code is implemented.

B.   APPLICABILITY OF THE CODE TO CERTAIN ACCESS PERSONS

     1.    Certain Outside Directors of GMO.

Certain members of GMO's Board of Directors may be classified as "Non-Access Directors" (see Appendix 1 to this Code for a definition of this term).
Non-Access Directors are subject to all parts of this Code EXCEPT Part II.B (other than Parts II.B.2.b and II.B.4.d) of the Code, as described herein.

     2.    Certain Trustees of GMO Trust.

Certain members of the Board of Trustees of GMO Trust are classified as "Independent Trustees" (see Appendix 1 to this Code for a definition of this term). Independent Trustees are subject to the Code of Ethics for the Independent Trustees of GMO Trust and are not subject to the terms of this Code.

-----------------------
(1) Capitalized words are defined in Appendix 1.

                  PART I: FIDUCIARY AND PROFESSIONAL STANDARDS

As mentioned, GMO is a fiduciary with respect to the assets managed on behalf of its various clients, and, as a result, Access Persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. This fiduciary duty may be compromised by potential conflicts of interest with respect to an Access Person. Whenever a potential conflict arises, the Access Person must report the conflict to GMO's Chief Compliance Officer. This Part I sets forth the proper standards and procedures for evaluating and reporting potential conflicts of interest.

A "conflict of interest" occurs when an Access Person's private interest interferes with the interests of, or that person's service to, GMO Funds and Accounts. For example, a conflict of interest would arise if an Access Person, or a member of his family, receives improper personal benefits as a result of that person's position at GMO.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or are a result of, the contractual relationship between GMO Funds and Accounts and GMO. As a result, this Code recognizes that Access Persons may, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on GMO and a GMO Fund or Account. Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"). In reading the following examples of conflicts of interest under the Code, Access Persons should keep in mind that such a list cannot ever be exhaustive by covering every possible scenario. It follows that the overarching principle - that the personal interest of an Access Person should not be placed improperly before the interest of GMO Funds or Accounts - should be the guiding principle in all circumstances.

A.   CONFLICTS OF INTEREST - STANDARDS

     Each Access Person must:

|X| not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by a GMO Fund or Account whereby the Access Person would benefit personally to the detriment of the GMO Fund or Account;

|X| not cause a GMO Fund or Account to take action, or fail to take action, for the individual personal benefit of the Access Person rather than for the benefit of the GMO Fund or Account;

|X| not use material non-public knowledge of portfolio transactions made or contemplated for a GMO Fund or Account to profit personally or cause others to profit, by the market effect of such transactions;

|X| not retaliate against any employee or Access Person for reports of potential violations of law that are made in good faith.

     There are some conflict of interest situations that should always be discussed with GMO's Chief Compliance Officer if material. Examples of these include:

|X| any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his responsibilities;

|X| service as a director on the board (or equivalent position) of any public company;

|X| service as a director or similar position for any foundation, charity or other institution such that the Access Person may influence the selection or consideration of GMO as an investment adviser;

|X| the providing of any financial, political or other support or existence of any other relationship with any person connected with the account of any public pension fund client of GMO;

|X| the receipt of any gifts or entertainment of significant value (see Gifts policy below);

|X| any ownership interest in, or any consulting or employment relationship with, any of GMO's or a GMO Fund's service providers;

|X| a direct or indirect financial interest in commissions, transaction charges or spreads paid by a GMO Fund or Account for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Access Person's employment, such as compensation or equity ownership.

B.   GIFTS

     On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Due to the potential conflicts of interest, gifts of significant value (e.g., fair market value of greater than $50) should generally not be accepted. In cases where a GMO employee or his or her supervisor believes that attendance at certain events will be beneficial to GMO and/or its Clients' interests, the employee should request via their supervisor that GMO pay for the cost of the employee's attendance. In instances where this is not possible, the employee may participate provided that such participation is approved by her supervisor, and the supervisor reports the receipt of the invitation, including appropriate explanation, within StarCompliance.

     Examples of gifts that may not be accepted:

     |X|  Golf
     |X|  Tours, Cruises or Tourist Events
     |X|  Sporting Events
     |X|  Arts/Cultural Events
     |X|  Services
     |X|  Parties
     |X|  Conference Fees
     |X|  Travel Expenses

     All gifts of substantial value (i.e. greater than $250) must be approved by both your supervisor and the Conflicts of Interest Committee prior to receipt.

     The following exceptions are made to this policy and may be accepted and need not be reported, except as indicated:

     |X|  Gifts with a fair market value of less than $50.
     |X| Working lunch/dinner without entertainment if reasonable in relation to the circumstances.
     |X| Gifts of nominal value (i.e. less than $100), particularly holiday-related, that are consumed or enjoyed within GMO by and among GMO employees (i.e. NOT enjoyed solely by an individual).
     |X| Lunch or dinner with entertainment provided by a GMO service provider where other clients of the service provider are also present, provided that the attendance of events of this nature is reported to the Chief Compliance Officer.

     GIFTS REGISTER
     All gifts, except for the exceptions noted above, must be recorded by the approving supervisor on a register within StarCompliance.

C.   DISCLOSURE

     |X| Each Access Person must be familiar with the disclosure requirements applicable to the GMO Funds, including disclosure controls and procedures; and
     |X| Each Access Person must not knowingly misrepresent, or cause others to misrepresent, facts about GMO Funds or Accounts to others, including to the Trustees and auditors of the GMO Funds, and to governmental regulators and self-regulatory organizations.

D.   CONFIDENTIALITY

     Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

E.   REPORTING AND ACCOUNTABILITY

     1.   Access Persons

     Each Access Person will be provided with a copy of the Code and any amendments to the Code. Each Access Person (except as otherwise indicated below) is subject to the following reporting and accountability requirements:

     a) At least once a year, each Access Person (other than any Independent Trustee) must affirm in writing (which may be by electronic means) that the Access Person has received, read, understands, and complied with the Code and the Procedures and any amendments thereto. Periodic training will be offered by the Compliance Department in conjunction with this affirmation;

     b) Each Access Person must notify GMO's Chief Compliance Officer promptly if the Access Person knows of any violation of this Code. Failure to do so is itself a violation of this Code;

     c) Each Access Person must report at least annually affiliations and potential conflicts; and

     d) Each Access Person must report any known or apparent conflict with an Access Person's fiduciary obligations, including his or her own, to GMO's Chief Compliance Officer.

     2.   GMO's Chief Compliance Officer

     The Chief Compliance Officer must:

     a) assess current procedures and, where appropriate, develop systems or processes to solicit disclosure of potential conflicts and related issues; and

     b) provide additional information as requested by the Conflicts of Interest Committee.

     3.   Conflicts of Interest Committee

     The Conflicts of Interest Committee, which is an instrumentality of GMO's Executive Committee, is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, J.B. Kittredge, and Bevis Longstreth.

     4.   Investigating and Enforcing the Code

     Procedures to be followed in investigating and enforcing this Code:

     a)   the  Compliance   Department  will  take  all  appropriate  action  to
          investigate any violations and potential violations reported to it or GMO's Chief Compliance Officer;

     b) the Compliance Department will report such findings to the Conflicts of Interest Committee;

     c)   the Conflicts of Interest Committee will consider appropriate actions,
          such  as  granting   waivers,   modifying   applicable   policies  and
          procedures, or recommending the dismissal of an Access Person;

     d) the Compliance Department will report all findings and actions taken by the Conflicts of Interest Committee to the Trustees of GMO Trust; and

     e) any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

F.   COMPLIANCE WITH THE FEDERAL SECURITIES LAWS

     More generally, Access Persons are required to comply with applicable federal securities laws at all times. Examples of applicable federal securities laws include:

     |X| the SECURITIES ACT OF 1933, the SECURITIES EXCHANGE ACT OF 1934, the SARBANES-OXLEY ACT OF 2002 and the SEC rules thereunder;

     |X|  the INVESTMENT ADVISERS ACT OF 1940 and the SEC rules thereunder;

     |X|  the INVESTMENT COMPANY ACT OF 1940 and the SEC rules thereunder;

     |X| title V of the GRAMM-LEACH-BLILEY ACT OF 1999 (privacy and security of client non-public information); and

     |X| the BANK SECRECY ACT, as it applies to mutual funds and investment advisers, and the SEC and Department of the Treasury rules thereunder.

                       PART II: PERSONAL TRADING POLICIES

A.   INTRODUCTION

     1.   Fiduciary Duty.

          As fiduciaries, Access Persons must at all times:

          a.  PLACE THE INTERESTS OF THE GMO FUNDS AND ACCOUNTS FIRST.

              Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund or Account to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund or Account. Nor may any Access Person otherwise exploit the client relationship for personal gain. For the avoidance of doubt, an Access Person may not engage in short-term trading strategies (i.e. market timing) for their own account (or any account in which the Access Person has a Beneficial Interest) in any GMO Fund, as such activity would constitute a breach of their fiduciary duty to the Fund.

          b. CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENT WITH THIS CODE INCLUDING BOTH THE PRE-CLEARANCE AND REPORTING REQUIREMENTS.

              Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

          c.  AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITIONS.

              Access Persons must not only seek to achieve technical compliance with the Code, but also should strive to abide by its spirit and the principles articulated herein.

     2.   Appendices to the Code.

          The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

              a. DEFINITIONS (CAPITALIZED terms in the Code are defined in Appendix 1);

              b. MASTER PERSONAL TRADING POLICIES AND PROCEDURES and the appendices thereto (Appendix 2);

              c. QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING (Appendix A to Appendix 2);

              d.  QUARTERLY TRANSACTION REPORT (Appendix B to Appendix 2);

              e.  CONTACT PERSONS including the Chief Compliance Officer and the
                  Conflicts  of   Interest   Committee,  if  different  than  as
                  initially designated herein (Appendix C to Appendix 2);

              f.  ANNUAL HOLDINGS REPORT (Appendix D to Appendix 2);

              g.  BENEFICIAL OWNERSHIP REPORT (Appendix E to Appendix 2);

              h.  FILE A PTAF (Appendix F to Appendix 2);

              i.  ANNUAL CERTIFICATE OF COMPLIANCE (Appendix G to Appendix 2);

              j.  FORM  LETTER  TO  BROKER,  DEALER   OR  BANK  ("407"   Letter)
                  (Appendix H to Appendix 2); and

              k.  LIST OF GMO SUB-ADVISED FUNDS (Appendix I to Appendix 2).

B.   PERSONAL SECURITIES TRANSACTIONS

     1.   Pre-Clearance Requirements for Access Persons.

          a.  GENERAL REQUIREMENT.

          All Securities Transactions by an Access Person for an account in which the Access Person has a Beneficial Interest of the types set forth in Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

          b.  GENERAL POLICY.

          In general, requests to buy or sell a security will be denied if the Security (a) was purchased or sold within 3 calendar days prior to the date of the request or (b) is being considered for purchase or sale within 15 calendar days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio. However, due to the frequency of trades and automated security selection and trading processes employed by the Algorithmic Trading Division, the foregoing will not apply to securities held by accounts managed by this division.(2)

          c.  PROCEDURES.

          The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. GMO's Chief Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

          d.  NO EXPLANATION REQUIRED FOR REFUSALS.

          In some cases, GMO's Chief Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. GMO's Chief Compliance Officer (or designee) is not required to give an explanation for refusing to authorize any Securities Transaction.

--------------
(2) Please note that Access Persons that are members of the Algorithmic Trading Division are prohibited from transacting in securities within its managed accounts' investment universe.

     2.   Prohibited Transactions.

          a.   PROHIBITED SECURITIES TRANSACTIONS.

          The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below.

          i.   INITIAL PUBLIC OFFERINGS.

               Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

          ii.  OPTIONS ON SECURITIES.

               Options on any securities held by any GMO Active Portfolios. Access Persons also are prohibited from purchasing or selling options on Securities held in an account within his or her own area, even if quantitatively managed.

          iii. SECURITIES PURCHASED OR SOLD OR BEING CONSIDERED FOR PURCHASE OR SALE.

               Any Security purchased or sold or being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

          iv.  SHORT-TERM PROFITING.

               Profiting from the purchase or sale of the same or equivalent Securities within 60 calendar days is prohibited. If a position is sold for a profit within 60 days, any such profit will ordinarily be required to be disgorged to a charity designated by the Conflicts of Interest Committee. The following securities (as defined in Part II.B.3.a.i and .ii of this Code) are not subject to this prohibition:

               (a) Mutual Funds  (excluding  GMO  Funds  which  are discussed in subsection (vi) below);

               (b) U.S. Government Securities;

               (c) Money Market Instruments;

               (d) Currencies and Forward Contracts thereon;

               (e) Futures   on   Interest   Rates,   Bonds,   Commodities,  and
                   commercially  available broad based Indexes;

               (f) Commodities and options on Commodities;

               (g) Securities acquired through the exercise of Rights Offerings;

               (h) Municipal Bonds;

               (i) Open-Ended Exchange Traded Funds; and

               (j) Dow Jones Industrial Average Index (DIA).

          v.   SHORT SELLING OF SECURITIES.

               Short selling securities that are held in GMO Active Portfolios. Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether a GMO Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

          vi.  SHORT-TERM TRADING STRATEGIES IN GMO FUNDS.

               Redemption of a portion or all of a purchase in a GMO Fund (including the GMO Trust Funds and other mutual funds advised or sub-advised by GMO, but excluding GMO Short Duration Income Fund, GMO Domestic Bond Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund and GMO World Opportunity
               Overlay Fund) made within the past 60 calendar days. If a position is sold for a profit within 60 days, any such profit will ordinarily be required to be disgorged to a charity designated by GMO's Conflicts of Interest Committee. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, with the same exceptions, over a 12-month period is prohibited. Profits will ordinarily be required to be disgorged in a similar manner.

          b.   IMPROPER SECURITIES TRANSACTIONS.

          The following Securities Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

          i.   INSIDE INFORMATION.

               Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

          ii.  MARKET MANIPULATION.

               Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading

          iii. MARKET-TIMING OF GMO ADVISED/SUB-ADVISED FUNDS.

               Transactions in GMO Funds (including GMO Sub-Advised Funds) that, when taken together, constitute a short term trading strategy that is inconsistent with the interests of the fund's long-term investors; and

          iv.  OTHERS.

               Any other transactions deemed by GMO's Chief Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

     3.   Exemptions.

          ANY   SECURITIES    TRANSACTION   NOT   SPECIFICALLY   EXEMPTED   FROM
          PRE-CLEARANCE AND REPORTING REQUIREMENTS AS DETAILED BELOW IS FULLY SUBJECT TO SUCH REQUIREMENTS.

          a.   PRE-CLEARANCE AND REPORTING EXEMPTIONS.

               The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Part II.B.1 of this Code or the reporting requirements set forth in Part II.B.4 of this Code, or both. Note that de minimis purchases and sales of large market cap stocks, investments in municipal bonds, and investments in Open-Ended Exchange Traded Funds are exempt from pre-clearance, but are subject to quarterly and annual reporting.

               Please note that transactions by employees in GMO Advised Funds, GMO Sub-Advised Funds, and GMO hedge funds are subject to the Code and will be regularly monitored for compliance with the Code. Employees should have no expectation of privacy with respect to such transactions.

               i. SECURITIES TRANSACTIONS EXEMPT FROM BOTH PRE-CLEARANCE AND REPORTING.

                   MUTUAL FUNDS (OTHER THAN REPORTABLE FUNDS, INCLUDING THE GMO ADVISED FUNDS AND GMO SUB-ADVISED FUNDS). Securities issued by any registered open-end investment companies (excluding Reportable Funds).

                   U.S.   GOVERNMENT   SECURITIES.   Securities  issued  by  the
                   Government of the United States;

                   MONEY MARKET INSTRUMENTS. Money market instruments or their equivalents, including bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments(3), including repurchase agreements;

                   CURRENCIES AND FORWARD CONTRACTS THEREON. Currencies of foreign governments and forward contracts thereon;

                   CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and

                   RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

               ii. SECURITIES TRANSACTIONS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT
                   TO REPORTING REQUIREMENTS.

                   DISCRETIONARY ACCOUNTS. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party manager

--------------
(3) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

                   stating that the individual (Access Person or Immediate Family Member) has not influenced the discretionary manager's decisions during the period in question;

                   DE  MINIMIS  PURCHASES  AND  SALES OF  LARGE  CAP  STOCKS  BY
                   NON-INVESTMENT PERSONNEL. Purchases or sales by Access Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales, provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. This exemption from pre-clearance may be utilized once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000;

                   MUNICIPAL BONDS. Personal investment in municipal bonds is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code;

                   OPEN-ENDED EXCHANGE TRADED FUNDS (ETF'S). Personal investment in shares of Open-Ended Exchange Traded Funds ("ETFs") are exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code;

                   DOW JONES INDUSTRIAL AVERAGE (DIA). Personal investment in units of Dow Jones Industrial Average Index shares is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code;

                   MISCELLANEOUS. Any transaction in other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent;

                   DONATION OF SECURITIES TO A CHARITY. A donation of securities to a charity is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code; and

                   REPORTABLE FUNDS. Securities issued by any mutual funds for which a GMO Advisory Entity serves as an investment adviser, sub-adviser or principal underwriter are exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code.

          b.   APPLICATION TO COMMODITIES, FUTURES AND OPTIONS.

               i. The purchase or sale of futures on interest rates, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in Part II.B.1 of this Code or the reporting requirements set forth in Part II.B.4 of this Code.

               ii. The purchase and sale of commodities, exchange-traded options on currencies, exchange-traded options on currency futures, futures on bonds and commodities and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Part II.B.1 of this Code, but are subject to the reporting requirements set forth in Part II.B.4 of this Code.

               iii.Purchasing Options:

                   If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                   The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

                   Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

               iv. Writing Options:

                   If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                   The exercise of a written option (by the other party) need not be pre-cleared or reported.

                   Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

               v. Short-Term Transactions on Options. The following transactions with respect to options violate the Short-Term Profiting provision set forth in Part II.B.2.a.iv of this
                   Code:

               PURCHASING A CALL
               Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

               Selling the underlying security within 60 days from the date the option was purchased.

               Selling a put on the underlying security within 60 days from the date the option was purchased.(4)

               Writing a call on the underlying security within 60 days from the date the option was purchased.(3)

               PURCHASING A PUT
               Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

               Buying the underlying security within 60 days from the date the option was purchased.

--------------
(4) Portion of the profits that were locked in as a result of the transaction will be required to be forfeited.

               Selling a call on the underlying security within 60 days from the date the option was purchased.(3)

               Writing a put on the underlying security within 60 days from the date the option was purchased.(3)

               WRITING A CALL
               Purchasing a call on the underlying security within 60 days from the date the option was sold.(3)

               Buying the underlying security within 60 days from the date the option was sold.

               Selling a put on the underlying security with 60 days from the date the option was sold.(3)

               WRITING A PUT
               Purchasing a put on the underlying security within 60 days from the date the option was sold.(3)

               Selling the underlying security within 60 days from the date the option was old.

               Selling a call on the underlying security with 60 days from the date the option was sold.(3)

          c.   APPLICATION TO LIMIT ORDER

               Limit orders will be subject to an initial pre-clearance upon establishment. Once approved, subsequent trades resulting from the limit order need not be pre-cleared. The Compliance Department will require an attestation from the broker upon the creation of the limit order stating that the broker will act solely within that limit order, with no influence exercised or information supplied by the Access Person or anyone else acting on his or her behalf. Any future changes to existing limit orders must be pre-cleared. All transactions are subject to reporting.

          d.   APPLICATION TO MARGIN ACCOUNTS

               Dipping below a margin requirement may result in an unapproved security liquidation by the broker making the margin call, which would technically be a violation of the pre-clearance policy. In these instances documentation is required from the brokerage firm to establish that the liquidation was the result of margin requirements, and not a requested transaction by the Access Person.

     4.   Reporting Requirements

          a.   INITIAL AND ANNUAL DISCLOSURE OF PERSONAL HOLDINGS.

               No later than 10 calendar days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

          b.   QUARTERLY REPORTING REQUIREMENTS.

               Each Access Person must file a quarterly report with the Compliance Department within 10 calendar days of quarter-end with respect to all Securities Transactions of the types listed in
               Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in Section 7 of the Procedures.

          c.   BROKERAGE STATEMENTS.

               Each Access Person must disclose to the Compliance Department all of his or her reportable brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

          d.   SPECIAL REPORTING REQUIREMENTS FOR NON-ACCESS DIRECTORS

               Notwithstanding the fact that the Non-Access Directors are not subject to the reporting requirements set forth in the three preceding paragraphs, the Non-Access Directors shall be subject to any personal trading restrictions and periodic reporting requirements set forth in GMO's "Procedures for Certain Outside Directors", as may be in effect from time to time.

          e.   REVIEW OF REPORTS.

               The Chief Compliance Officer (or a designee) shall review and maintain each Access Person's reports filed pursuant to paragraphs (a), (b) and (d) above and brokerage statements filed pursuant to paragraph (c) above.

          f.   AVAILABILITY OF REPORTS.

               All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, GMO's Chief Compliance Officer, GMO Trust's Chief Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

     5.   Private Placements/Non-GMO Employee Stock Investment Options

          Private placements (including private placements of any non-GMO pooled vehicle or non-GMO Hedge Fund) and Non-GMO Employee Stock Investment Options are subject to pre-clearance and reporting procedures.

                  PART III: COMPLIANCE WITH THIS CODE OF ETHICS

A.   CONFLICTS OF INTEREST COMMITTEE

     1.   Membership, Voting and Quorum.

          As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, J.B. Kittredge, and Bevis Longstreth. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum.

     2.   Investigating Violations of the Code.

          The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

     3.   Annual Reports.

          The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

          a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

          b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

          c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

          d.   Certifying  to the Boards of  Trustees  of the GMO Funds that the
               applicable  GMO  Entities  have  adopted  procedures   reasonably
               necessary to prevent Access Persons from violating the Code.

     4.   Review of Denied Trades.

          The process and standards for Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

B.   REMEDIES

     1.   Sanctions.

          If the Compliance Department determines that an Access Person has committed a violation of the Code, the Compliance Department may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Compliance Department also ordinarily requires the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Compliance Department and shall be forwarded to a charitable organization designated by the Conflicts of Interest Committee. No member of the Compliance Department may review his or her own transaction.

          Additionally, monetary penalties will be assessed for recurring non-material violations of the Code. Specifically, Access Persons who violate any provisions of the Code on three occasions within any 12-month period will be subject to a $100 penalty. Furthermore, Access Persons who violate any provision of the Code on four occasions within any 36-month period will be subject to a $500 penalty and supervisor notification and, on each subsequent occasion, will be subject to a $1,000 penalty. To the extent that the violation indicates serious misconduct, more serious sanctions will be considered.

     2.   Review.

          Whenever the Compliance Department determines that an Access Person has committed a violation of this Code that merits remedial action, it will report such violations and remedial actions taken no less frequently than quarterly to the Conflicts of Interest Committee and the Boards of Trustees of the applicable GMO Funds. The Boards of Trustees of the GMO Funds shall have access to all information considered by the Conflicts of Interest Committee in relation to any matter. The Compliance Department, in consultation with the Conflicts of Interest Committee, may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

     3.   Review of Pre-Clearance Decisions.

          Upon written request by any Access Person, the Conflicts of Interest Committee may review, and, if applicable, reverse any request for pre-clearance denied by the Compliance Department.

C.   EXCEPTIONS TO THE CODE

     Although exceptions to the Code will rarely, if ever, be granted, the Conflicts of Interest Committee may grant exceptions to the requirements of the Code on a case-by-case basis if the Conflicts of Interest Committee finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

D.   COMPLIANCE CERTIFICATION

     At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures. Such certification may be done by electronic means. The Compliance
     Department will offer periodic training in conjunction with this certification.

E.   INQUIRIES REGARDING THE CODE

     The Compliance Department will answer any questions about this Code, the Procedures or any other compliance-related matters.

F.   BOARDS OF TRUSTEES APPROVALS

     1.  Approval of Code.

         The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     2.  Amendments to Code.

         The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

                             APPENDIX 1: DEFINITIONS

"ACCESS PERSON" means:

   (1) every employee or on-site consultant of Grantham, Mayo, Van Otterloo & Co. LLC or any other GMO Advisory Entity; every partner, member, trustee, director or officer (or other person occupying a similar status or performing similar functions) of GMO Trust or any GMO Advisory Entity; and every other person who provides investment advice on behalf of a GMO Advisory Entity and is subject to the supervision and control of a GMO Advisory Entity;

   (2) every general partner, member, trustee, director, officer, employee or on-site consultant of GMO Trust or any GMO Advisory Entity (or any company in a control relationship to any GMO Trust Fund or GMO Advisory Entity) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a GMO Trust Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

   (3) every natural person in a control relationship to a GMO Trust Fund or GMO Advisory Entity who obtains information concerning recommendations made to a GMO Trust Fund with regard to the purchase or sale of Securities by the GMO Trust Fund; and

   (4)   such other persons as the Compliance Department shall designate.

     Please note that Independent Trustees of GMO Trust are subject to the Code of Ethics for the Independent Trustees of GMO Trust and are not subject to the terms of this Code. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

"BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

"CLIENT" means any GMO Fund, GMO Sub-Advised Fund or GMO Account.

"CODE" means this Code of Ethics, as amended.

"COMPLIANCE  DEPARTMENT" means the Legal and Compliance  Department of Grantham,
     Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Chief Compliance Officer.

"CHIEF COMPLIANCE OFFICER" means the Chief Compliance Officer of Grantham, Mayo,
     Van Otterloo & Co. LLC, namely, Julie Perniola.

"COVERED ACCOUNTS" means all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise or substantially influence investment decisions.

"DISCRETIONARY  ACCOUNT"  is  an  account  for which the  Access  Person  has no authority to make  investment  decisions  with respect to the assets in the account. These accounts must first be approved by the Compliance Department. The Access Person is also responsible for arranging a quarterly certification letter from the third party manager stating that the individual in question has not influenced the discretionary manager's decisions during the period in question.

"EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

"GMO ACTIVE PORTFOLIO" means any Fund or Account that is managed by application of traditional (rather than quantitative) investment techniques, which includes International Active and Emerging Markets.

"GMO ACCOUNT" AND "ACCOUNT" mean any  investments  managed for a client by a GMO
     Advisory Entity, including private investment accounts, ERISA pools and unregistered pooled investment vehicles.

"GMO ADVISED FUND" means an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be) for which any of the GMO Advisory Entities serves as an adviser. For clarification purposes, this definition does not include any registered investment company that is sub-advised by a GMO Advisory Entity (see definition of "GMO Sub-Advised Fund" below). Currently, GMO Advised Funds include each series of GMO Trust and the Asset Allocation Trust.

"GMO ADVISORY  ENTITY"  means  Grantham,  Mayo,  Van  Otterloo  &  Co.  LLC, GMO
     Australasia LLC, GMO Australia Ltd., GMO Renewable Resources Ltd, GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., or Renewable Resources LLC.

"GMO ENTITY"  means GMO  Trust,  Grantham,  Mayo,  Van  Otterloo & Co. LLC,  GMO
     Australasia LLC, GMO Australia Ltd., GMO Renewable Resources Ltd, GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., or Renewable Resources LLC.

"GMO FUND" and "FUND" mean an investment  company  registered under the 1940 Act
     (or a  portfolio  or series  thereof,  as the case may be),  including  GMO
     Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

"GMO SUB-ADVISED FUND" means an investment company registered under the 1940 Act
     (or a portfolio or series thereof, as the case may be) for which any of the GMO Advisory Entities serves as a sub-adviser. A list of such GMO Sub-Advised Funds is available and will be continually updated on GMO's intranet site, a current version of which is attached hereto as Appendix I.

"GMO TRUST FUND" means any series of GMO Trust.

"IMMEDIATE  FAMILY" of an Access Person means any of an Access  Person's  spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

"INDEPENDENT TRUSTEE" means any trustee of GMO Trust who is not an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of GMO Trust.

"INVESTMENT PERSONNEL" means those Access Persons who are portfolio managers or trading staff.

"NON-ACCESS DIRECTOR" means any person who is a director of GMO who (1) is not an officer or employee of a GMO Entity; (2) has been designated as a Non-Access Person by the Chief Compliance Officer (or a designee); (3) is subject to the requirements of GMO's "Procedures Regarding Certain Outside Directors"; and (4) meets EACH of the following conditions:

               (1) he or she does not have access to nonpublic information regarding any Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund;

               (2)  he  or  she   is   not   involved   in   making   securities
                    recommendations to Clients, and does not have access to such recommendations that are nonpublic; and

               (3) he or she, in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding the purchase or sale of a Security by a registered investment company, and his or her functions do not relate to the making of any recommendations with respect to such purchases or sales.

See Appendix A of GMO's "Procedures Regarding Certain Outside Directors" for the current list of GMO directors who have been designated as Non-Access Directors. Please contact the Compliance Department with any questions about which directors are designated as Non-Access Directors.

"NON-GMO EMPLOYEE STOCK INVESTMENT OPTIONS" means a compensation program offered through the employer of an Access Person's spouse.

"OPEN-ENDED EXCHANGE TRADED FUNDS" represent shares of ownership in either fund, unit investment trusts, or depository receipts that hold portfolios of common stocks which closely track the performance and dividend yield of specific indexes, either broad market, sector or international. While similar to an index mutual fund, ETFs differ from mutual funds in significant ways. Unlike Index mutual funds, ETFs are priced and can be bought and sold throughout the trading day. Furthermore, ETFs can be sold short and bought on margin. ETFs include iShares offered by Barclays, NASDAQ 100 Index Shares (QQQQ), HOLDRs Trusts, and S&P Depository Receipts
     (SPY).

"PRIVATE PLACEMENT" means any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended.

"PROCEDURES"  means the Master  Personal  Trading  Policies  and  Procedures  of
     Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

"REPORTABLE  FUND"  means  any  registered  investment  company  for which a GMO
     Advisory Entity serves as an investment adviser, sub-adviser or principal underwriter, or any registered investment company whose investment adviser, sub-adviser or principal underwriter controls a GMO Advisory Entity, is controlled by a GMO Advisory Entity, or is under common control with a GMO Advisory Entity. For purposes of this definition, "control" has the same meaning as it does in Section 2(a)(9) of the 1940 Act. For clarification purposes, currently, Reportable Funds include, but are not limited to, the GMO Trust Funds, Asset Allocation Trust, and the GMO Funds sub-advised by a GMO Entity listed in Appendix I to the Procedures.

"SEC" means the Securities and Exchange Commission.

"SECURITY"  means a "Covered  Security"  as defined in Rule 17j-1 under the 1940
     Act, as amended from time to time. Currently, this means anything that is considered a "security" within the meaning of Section 2(a)(36) of the 1940 Act, EXCEPT that it shall not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

"SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

"STARCOMPLIANCE"  means a web-based,  automated,  fully managed personal trading
     solution,     accessible     from    GMO     computer     terminals     via
     http://gmo.starcompliance.com.


Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005
              October 26, 2005
              August 18, 2006
                                       21

          APPENDIX 2: MASTER PERSONAL TRADING POLICIES AND PROCEDURES

                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                          GMO RENEWABLE RESOURCES LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                    GMO TRUST
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             RENEWABLE RESOURCES LLC

                              DATED AUGUST 18, 2006

The Investment Company Act of 1940 provides that every investment adviser must adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons with access to knowledge of any client activities from engaging in trading that is fraudulent or manipulative. Further, investment advisers are obligated to use reasonable diligence and to institute procedures reasonably necessary to prevent violations of the Code. Fraudulent or manipulative practices are defined very broadly, but over time the SEC's focus has been on four concerns: 1) front running, 2) usurping client opportunities, 3) profiting or taking advantage of opportunities that are presented solely as a result of the adviser's business for clients, and 4) market timing and other short-term trading strategies in advised mutual funds that are detrimental to the interests of long term investors. These Policies and Procedures are intended to summarize in readily understandable form and implement the personal trading policies established by the Code. Persons subject to the provisions of the Code are also required to read the Code and (subject to certain exceptions) certify to the same. It should be noted that the Code contains certain other provisions with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

Fraudulent or deceptive trading (as so defined) is unlawful regardless of whether a client can demonstrate harm. Further, GMO can be sanctioned for not having sufficient procedures, even if no violations occur. Therefore, it is important that these procedures be taken seriously. Failure to adhere to the procedures will result in disciplinary sanction.

1.   WHAT IS SUBJECT TO DISCLOSURE UPON COMMENCEMENT OF EMPLOYMENT AND ANNUALLY?

     COVERED ACCOUNTS: Identification of all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise control or substantially influence investment decisions and have a Beneficial Interest ("Covered Accounts").

     DISCRETIONARY ADVISORS: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.


     BROKERAGE RELATIONSHIPS: Identification and contact information for all brokerage and other investment transaction accounts used by any Covered Account.

     CORPORATE OR OTHER DIRECTORSHIPS/OFFICERS POSITIONS: You must disclose all corporate or other directorships or officer positions held by you.

     HOLDINGS: Any ownership of covered securities, including open-end mutual funds sub-advised by GMO.

     NOTE:  See ANNUAL HOLDINGS REPORT and BENEFICIAL OWNERSHIP REPORT

2.   WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

          Purchasing, selling or writing securities (domestic and international), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared and reported, unless specifically exempted below.

          Persons meeting the definition of "Access Persons" in the Code, including all members, directors/trustees, officers, employees and on-site consultants of any GMO Entity, are subject to the pre-clearance and reporting rules (unless otherwise specified below and in the Code). Any questions concerning whether you are an Access Person subject to the pre-clearance and reporting requirements of the Code should be immediately directed to the Compliance Department. The term "Covered Persons" is used herein to refer to all Access Persons(5).

          Any Covered Account of a Covered Person (each as defined above).

          Discretionary Accounts (when a Covered Person has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless the Compliance Department has approved other arrangements in advance.

          Any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund) or GMO hedge fund) and Non-GMO Employee Stock Investment Options are subject to pre-clearance and reporting.

3.   WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

         CONFLICTS OF INTEREST COMMITTEE. A Conflicts of Interest Committee, composed of Scott Eston, J.B. Kittredge, and Bevis Longstreth, has been established to examine situations where a Covered Person would like to seek exception to pre-clearance denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any Covered Person who would like to bring a request before this Committee should submit a request to the STARCOMPLIANCE mailbox.

4.   WHAT IS EXEMPT FROM PRE-CLEARANCE AND REPORTING?

         Open-end mutual funds (EXCLUDING Reportable Funds)
         Money market-like instruments
         Commercial paper and high quality short-term debt instruments(6), including repurchase agreements
         U.S. Government Securities or futures thereon
         Trading in spot currencies
         Currency Forward Contracts
         Futures on interest rates

---------------
(5) The obligations and responsibilities of the Independent Trustees of GMO Trust and Non-Access Directors of GMO are covered under separate policies and procedures, as specified in the Code.

(6) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

         Certain Corporate Actions (see Part II.B.3.a.i of the Code) Exercise of Rights Offerings
         Dividend Investment Programs
         Miscellaneous (see Part II.B.3.a.ii of the Code)

5.   WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO REPORTING?

         Charity/Gifts.  The  practice  of  donating  securities  to  charity is
         subject  to   quarterly   transaction  reporting  and  annual  holdings
         disclosure.

         Futures and Related Options on commercially available broad based indexes.

         Futures on Bonds and Commodities

         Commodities and options on commodities (NOTE: financial commodity contracts ARE subject to pre-clearance and reporting)

         Municipal Bonds

         Dow Jones Industrial Average Index (DIA)

         Certain Open-Ended Exchange Traded Funds (ETFs)

         Reportable Funds

         GMO Sub-Advised Funds

         Any discretionary accounts (i) that have been approved by the Compliance Department in advance, and (ii) for which Covered Persons arranged for quarterly certification from outsider manager stating that the individual (Covered Person/spouse and/or minor children/account which Covered Person controls) has not influenced the discretionary manager's decisions during the period in question.

         EXEMPTION FOR DE MINIMIS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS BY NON-INVESTMENT PERSONNEL (DOES NOT INCLUDE IPOS): Purchases or sales by Covered Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales provided that the Covered Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If a Covered Person has any question as to whether a transaction qualifies for this exemption, the question should be directed to the Compliance Department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security on your quarterly transaction report. You may utilize this exemption once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-business day pre-clearance window.

6.       HOW TO REQUEST PRE-CLEARANCE

         A Quick Reference Guide to the procedures is set forth in Appendix A. Covered Persons must send all trade requests via the FILE A PTAF link in StarCompliance. The Compliance Department strongly recommends that you input ALL trades for approval, regardless of exemption status. This will shift the responsibility of interpreting the code to the system rather than the Covered Person. Based on the trade requests that you input, your quarterly transaction and annual holdings reports will automatically populate. If you submit all trades for pre-clearance (regardless of pre-clearance subjectivity), your form will be completed by the system.

         Generally, requests to buy or sell a security will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is considering the security for purchase or sale within 15 days after the date of the request. Requests to sell a security short will be denied for the same reasons and also if the security is owned by any of GMO's Active Portfolios. However, due to the frequency of trades and automated security selection and trading processes employed by the Algorithmic Trading Division, the foregoing will not apply to securities held by accounts managed by this division.

         For private placements (excluding investments in GMO hedge funds), pre-approval can be requested by submitting an e-mail to the Compliance Department which sets forth the details of the offering. Compliance will ensure that the information is reviewed by the Conflicts of Interest Committee in order to arrive at a decision. The Committee or Compliance may request further information in connection with the consideration. A Covered Person shall not engage in any transactions regarding the subject security during the time that the Committee is considering whether to approve the matter. Covered Persons should allow at least several days for this pre-approval process. With respect to transactions in GMO hedge funds, the submission of subscription or redemption documentation shall constitute a Covered Person's request for pre-approval.

7.       QUARTERLY REPORTING

         All Covered Persons will receive an email at each quarter-end with a link to the QUARTERLY TRANSACTION REPORT on which they are required to report all trades effected during the prior quarter. Forms are to be submitted within 10 calendar days of quarter-end. COVERED PERSONS WHO DO NOT HAVE ANY TRADING ACTIVITY TO REPORT FOR THE GIVEN QUARTER ARE STILL REQUIRED TO SUBMIT THE REPORT INDICATING SUCH.

         See APPENDIX A "QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING" AND APPENDIX B "QUARTERLY TRANSACTION REPORT".

8.       SPECIAL RULES FOR CERTAIN INVESTMENT PRACTICES

               INITIAL PUBLIC OFFERINGS - Prohibited unless Chief Compliance Officer determines, based upon information provided with a pre-clearance request, that an offering is accessible to general investing public. Determination of public accessibility qualifies for the Conflicts of Interest Committee.

               PRIVATE    PLACEMENTS/PRIVATE   POOLED   VEHICLES/NON-GMO   HEDGE
               FUNDS/NON-GMO EMPLOYEE STOCK INVESTMENT OPTIONS - Permitted subject to pre-approval by the Conflicts of Interest Committee.

               OPTIONS ON SECURITIES

               PURCHASING  OPTIONS:
                   If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

                  The  exercise of a purchased  option must also be  pre-cleared and reported, unless the option is expiring.

                  Any  offsetting  transaction  or transaction in the underlying security must be separately pre-cleared and reported.

               WRITING OPTIONS:

                  If the purchase or sale of the underlying  security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

                  The exercise of a written option (by the other party) need not be pre-cleared or reported.

                  Any  offsetting  transaction  or transaction in the underlying security must be separately pre-cleared and reported.

     The following transactions with respect to options implicate the Short-Term Profiting provision set forth below.

               PURCHASING A CALL

                  Closing out the call  position  (exercising  your rights under the option) within 60 days from the date the option was purchased.

                  Selling the underlying  security  within 60 days from the date the option was purchased.

                  Selling a put on the underlying  security  within 60 days from the date the option was purchased.(7)

                  Writing a call on the underlying  security within 60 days from the date the option was purchased.(2)

               PURCHASING A PUT

                  Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

                  Buying the  underlying  security  within 60 days from the date the option was purchased.

                  Selling a call on the underlying  security within 60 days from the date the option was purchased.(2)

                  Writing a put on the underlying  security  within 60 days from the date the option was purchased.(2)

               WRITING A CALL

---------------
(7) Portion of the profits that were locked in as a result of the transaction will be forfeited.

                  Purchasing a call on the  underlying  security  within 60 days from the date the option was sold.(2)

                  Buying the  underlying  security  within 60 days from the date the option was sold.

                  Selling a put on the underlying security with 60 days from the date the option was sold.(2)

               WRITING A PUT

                  Purchasing  a put on the  underlying  security  within 60 days from the date the option was sold.(2)

                  Selling the underlying  security  within 60 days from the date the option was sold.

                  Selling a call on the  underlying  security  with 60 days from the date the option was sold.(2)

     SHORT-TERM PROFITING - All Covered Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. If a Covered Person engages in this practice, any profits earned shall be surrendered to a charity designated by the Conflicts of Interest Committee. The following securities are not subject to this prohibition:

         Mutual Funds (excluding GMO Funds which are discussed below);

         U.S. Government Securities;

         Money Market Instruments;

         Currencies and Forward Contracts thereon;

         Commodities and options and futures on bonds and commodities;

         Securities acquire through the exercise of Rights Offerings;

         Municipal Bonds; and

         Certain Open-Ended Exchange Traded Funds,.

     SHORT SELLING OF SECURITIES - All Covered Persons are prohibited from the practice of short selling securities that are held in Active Portfolios. This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad-based indexes. Covered Persons are also prohibited from short selling securities that are owned by accounts within their own area, even if their area is quantitatively (and not "actively") managed. The Compliance Department will review holdings upon a short sale pre-clearance request to determine whether an Active Portfolio holds the security and whether an account managed by the Covered Person's area holds the security.

     INSIDER TRADING, MARKET MANIPULATION, ETC. - Transactions involving the use of material non-public information; that are intended to manipulate the price of or to create the appearance of trading in a security; or that are otherwise designated by the Compliance Department as inappropriate are prohibited and do not qualify for review by the Conflicts of Interest Committee.

     SHORT-TERM TRADING STRATEGIES IN GMO FUNDS. - All Covered Persons are prohibited from engaging in market timing or other short term trading strategies in any GMO Fund (including GMO mutual funds and mutual funds sub-advised by GMO). While other criteria may be considered by the Compliance Department, all Covered Persons are specifically prohibited from redeeming a portion or all of a purchase in a GMO Fund, excluding GMO Short Duration Investment Fund, GMO Domestic Bond Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund and GMO World Opportunity Overlay Fund, made within the past 60 calendar days. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, excluding GMO Short Duration Investment Fund, GMO Domestic Bond Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund and GMO World Opportunity Overlay Fund, over a 12 month period is prohibited.

9.   BROKERAGE STATEMENTS

     All Covered Persons are required to disclose to the Compliance Department all their reportable brokerage accounts and relationships and to require such brokers to forward copies of confirmations of account transactions. If the brokers utilize electronic confirmation feeds, than you are required to coordinate with the Compliance Department to ensure that this feed is activated.

10.  VIOLATIONS

     Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits, suspension of trading privileges and termination of employment or relationship with GMO.

11.  ANNUAL AFFIRMATION AND ATTESTATION

     On an annual basis, all Covered Persons and Non-Access Directors will be required to certify (which may be done by electronic means) that they have read, understand and complied with the above policies and procedures and the Code.

Revised:       February 17, 2000
               June 1, 2000
               January 1, 2001
               August 1, 2001
               March 1, 2002
               March 11, 2003
               July 8, 2003
               September 25, 2003
               October 27, 2003
               January 1, 2004
               April 15, 2004
               June 25, 2004
               April 1, 2005
               October 26, 2005
               August 18, 2006

   APPENDIX A: QUICK REFERENCE GUIDE TO PRE-CLEARANCE AND QUARTERLY REPORTING


WHO AND WHAT IS SUBJECT TO PRE-CLEARANCE AND REPORTING?

     PURCHASING, SELLING OR WRITING SECURITIES (DOMESTIC AND FOREIGN), FINANCIAL COMMODITIES OR OTHER INVESTMENT INSTRUMENTS OF ANY KIND THAT ARE TRADED IN ANY PUBLIC OR PRIVATE MARKET MUST BE PRE-CLEARED AND REPORTED, UNLESS SPECIFICALLY EXEMPTED BELOW.

     CHARITY/GIFTS the practice of donating securities to charity is also subject to pre-clearance and quarterly reporting.

     ALL MEMBERS, OFFICERS, EMPLOYEES AND ON-SITE CONSULTANTS of any GMO Entity, and certain other related persons are subject to these rules (collectively referred to herein as "Covered Persons").

     ANY REPORTABLE ACCOUNT owned by a Covered Person, Covered Person's spouse or minor children, and any other account for which a Covered Person controls, or substantially influences the investment decisions ("Covered Accounts").

     DISCRETIONARY ACCOUNTS (when a Covered Person has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

WHAT IS EXEMPT FROM PRE-CLEARANCE AND QUARTERLY REPORTING?

         Open-end mutual funds (other than Reportable Funds)
         Money market-like instrument
         U.S. Government Securities or futures thereon
         Trading in spot currencies
         Currency Forward Contracts
         Futures on interest rates
         Mergers
         Tender Offers
         Exercise of Rights Offerings
         Dividend Investment Programs
         Transactions designated by the Conflict of Interest Committee

WHAT IS EXEMPT FROM PRE-CLEARANCE BUT SUBJECT TO QUARTERLY REPORTING?

     Futures and Related Options on commercially available broad based indexes

     Commodities and options and futures on commodities (NOTE: financial commodity contracts ARE subject to pre-clearance and reporting)


     Any discretionary accounts (i) that have been approved by the legal department in advance, and (ii) for which the Covered Person has arranged for quarterly certification from outsider manager stating that the individual (Covered Person/spouse and/or minor children/account which Covered Person controls) has not influenced the discretionary manager's decisions during the period in question.

     EXEMPTION FOR DE MINIMIS PURCHASES AND SALES OF LARGE MARKET CAP STOCKS FOR NON-INVESTMENT PERSONNEL (DOES NOT INCLUDE IPOs): Purchases or sales by Covered Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion provided that the Covered Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If a Covered Person has any question as to whether a transaction qualifies for this exemption, the question should be directed to the legal department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption ONCE per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

         MUNICIPAL BONDS

         DOW JONES INDUSTRIAL AVERAGE INDEX

         CERTAIN OPEN-ENDED EXCHANGE TRADED FUNDS

         REPORTABLE FUNDS

         FUTURES ON BONDS AND COMMODITIES

         GMO SUB-ADVISED FUNDS

BASIC RULE

     Other than as exempted above, ALL trades must be cleared through the Compliance Department.

HOW TO REQUEST PRE-CLEARANCE

1) Login to http://gmo.starcompliance.com (contact the Compliance Department if you need assistance with your login credentials). Click on FILE A PTAF. Select the EXCHANGE that the security is traded on, the BROKERAGE ACCOUNT that you wish to trade from and the TRADE REQUEST TYPE. Click NEXT. Select the security that you would like to trade. Fill out the form with all pertinent information and click SUBMIT.

2) The Compliance Department will seek approval from each trading area that may have interest in the security(ies). All requests are dealt with on an anonymous basis.

3) You will be notified via email as soon as possible whether approval was obtained or denied.

4) If your proposed trade was denied, under no circumstance should you effect the trade.

5) If your proposed trade has been approved, you have five business days to effect such trade. If you do not trade within 5 business days of the issuance of pre-clearance, you must request pre-clearance again.

6) In some cases, a request may be denied for a reason that is confidential. An explanation is not required to be given for refusing any request.

WHAT IS THE PROCESS FOR REVIEW OF DENIED TRADES?

1) CONFLICT OF INTEREST COMMITTEE. A Conflicts of Interest Committee, composed of Scott Eston, J.B. Kittredge, and Bevis Longstreth, has been established to examine situations where a Covered Person would like to seek exception to pre-clearance denial. The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any Covered Person who would like to bring a request before this Committee should submit a request to the STARCOMPLIANCE mailbox.

THERE IS NO GUARANTEE THAT PRE-CLEARANCE WILL BE OBTAINED. THIS MAY MEAN THAT YOU WILL NOT BE ABLE TO SELL A SECURITY YOU OWN OR PURCHASE FOR AN INDEFINITE PERIOD OF TIME.

                    APPENDIX B: QUARTERLY TRANSACTION REPORT

As it appears via http://gmo.starcompliance.com:

[Graphic]

                           APPENDIX C: CONTACT PERSONS

--------------------------------------------------------------------------------
COMPLIANCE ISSUES                                CONFLICTS OF INTEREST COMMITTEE

--------------------------------------------------------------------------------

Elysa Aswad, Trading Oversight Coordinator       Scott Eston

Brian Bellerby, Compliance Specialist            J.B. Kittredge

Kelly Butler-Stark, Compliance Analyst           Bevis Longstreth

Kelly Donovan, Compliance Manager

Mark Mitchelson, Compliance Specialist

Julie Perniola, Chief Compliance Officer

--------------------------------------------------------------------------------

NOTE: All requests for the Conflicts of Interest Committee should be submitted to the StarCompliance mailbox (COMPLIANCE@GMO.COM).

                       APPENDIX D: ANNUAL HOLDINGS REPORT

As it appears via http://gmo.starcompliance.com:

[Graphic]

                     APPENDIX E: BENEFICIAL OWNERSHIP REPORT

As it appears via http://gmo.starcompliance.com:

[Graphic]

                             APPENDIX F: FILE A PTAF

As it appears via http://gmo.starcompliance.com:

[Graphic]

                  APPENDIX G: ANNUAL CERTIFICATE OF COMPLIANCE

As it appears via http://gmo.starcompliance.com:

[Graphic]

        APPENDIX H: FORM LETTER TO BROKER, DEALER OR BANK ("407" LETTER)



                                     [Date]

VIA REGULAR MAIL

[Broker Name and Address]

         RE:  ACCOUNT #

Dear                                :
     -------------------------------

         Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), my employer, is a registered investment adviser. In connection with GMO's Code of Ethics, and in order to comply with SEC insider trading regulations, employees are required to have duplicate confirmations of individual transactions sent to our compliance department. I would like to request duplicate confirmations for all transactions on the above-referenced account. They may be forwarded to the following address:

                                    Compliance: Personal Trades
                                    GMO LLC
                                    40 Rowes Wharf
                                    Boston, State MA  02110

         Your cooperation is most appreciated. If you have any questions regarding this request, please contact me at (617) 330-7500.


                                   Sincerely,



                                  [Name of Employee]

Cc:  Compliance Department

                   APPENDIX I: LIST OF GMO SUB-ADVISED FUNDS

This Appendix I will be continually updated on the GMO Legal Departments intranet website. Please consult the website for the most current list of sub-advised funds:

                         Evergreen Asset Allocation Fund
                         Evergreen Large Cap Value Fund
                 John Hancock Funds II International Stock Fund
                      John Hancock Funds II US Multi Sector
                       John Hancock Funds III Growth Fund
                John Hancock Funds III Growth Opportunities Fund
                 John Hancock Funds III International Core Fund
                John Hancock Funds III International Growth Fund
                   John Hancock Funds III Intrinsic Value Fund
                      John Hancock Funds III U.S. Core Fund
                 John Hancock Funds III Value Opportunities Fund
                        John Hancock Trust US Core Trust
                   John Hancock Trust International Core Trust
                        John Hancock Trust Managed Trust
                   John Hancock Trust U.S. Multi Sector Trust
         LargeCap Growth (a series of Principal Variable Contracts Fund)
                          MassMutual Growth Equity Fund
                           MGI Non-US Core Equity Fund
                             MML Growth Equity Fund
      Partners LargeCap Growth Fund (a series of Principal Investors Fund)
                             USAA Income Stock Fund
                             Vanguard Explorer Fund
                            Vanguard U.S. Value Fund
        Vanguard Variable Insurance Fund - Small Company Growth Portfolio

                     GMO U.K. LTD. CODE OF ETHICS SUPPLEMENT

In order to comply with the FSA's personal account dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMO UK staff as a supplement to the GMO Code of Ethics policy. In the event of a conflict between the Code of Ethics policy and the UK Supplement, the UK Supplement shall govern.

1.   APPLICATION OF THE CODE TO COVERED ACCOUNTS

     The   Code  of   Ethics   and   the  UK   Supplement   apply   to  all  GMO
     UK employees, on-site consultants and "Covered Accounts". A "Covered Account" includes the employee's spouse and minor children and any person to whom the employee, in his or her personal capacity, gives share recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee exercises control or influence over a spouse's or minor child's personal account transactions and therefore any such transactions must comply with the Code of Ethics. All transactions by a Covered Account must be reported by the employee concerned.

2.   SPECIAL RULES FOR CERTAIN INVESTMENTS AND INVESTMENT PRACTICES

     - UK GILTS: Transactions in UK Gilts are not subject to pre-clearance but must be reported quarterly.

     - PEP'S AND ISA'S: Any proposed transaction for a PEP or ISA account must be pre-cleared unless an available exemption exists.

     - DE MINIMIS PURCHASES AND SALES OF FTSE 100 STOCKS: Employees may purchase or sell up to a maximum of (pound)15,000 of any FTSE 100 stock once, within a five business day period without obtaining
          pre-clearance.   All  such   transactions  are  subject  to  quarterly
          reporting. The large cap exemption does not apply to employees designated as Investment Personnel (i.e. Portfolio Managers and Traders). As a result pre-clearance must be obtained before placing a transaction.

     - INVESTMENT TRUSTS: Purchases and sales of investment trusts which hold predominantly UK equities are not subject to pre-clearance but are subject to quarterly reporting. Pre-clearance will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

     - TRADES FOR ACCOUNTS MANAGED BY AN OUTSIDE DISCRETIONARY MANAGER must be pre-cleared unless the Compliance Department has waived the pre-clearance obligation and the employee has arranged for quarterly certification from the outside manager stating that the individual or covered account has not influenced the discretionary manager's decisions during the period in question. A form letter requesting such quarterly certification may be obtained from the Compliance Department.

3.       GENERAL EXEMPTIONS

         The restrictions do not extend to:

         (a) any transaction by you in an authorised unit trust, a regulated collective investment scheme or a life assurance policy (including a pension); or
         (b) any discretionary transaction entered into without consultation with you, where the discretionary account is not held with the firm.

4.   PERSONAL ACCOUNT PROCEDURES

     All trades subject to pre-clearance must be pre-cleared through the Compliance Department. To request pre-clearance, you must complete a Pre-Trade Authorisation Form ("PTAF") using the StarCompliance system. For all UK stocks above the de minimis amount, the Compliance Department will seek approval from the appropriate GMO UK fund manager. If the proposed personal account transaction is in a non-UK security and not subject to a de minimis U.S. large cap stock GMO exemption, this will be referred to the relevant Portfolio Manager and GMO's Compliance Department. Please note that there is a 3 business day blackout period AFTER a trade has been executed, before a personal account trade may be executed. If your proposed trade is approved, you will have 5 business days in which to issue your instruction to trade. If you do not trade within 5 business days, you must seek pre-clearance again. If your proposed trade is denied, you may not trade.

     You must arrange for copies or duplicate confirmations or contract notes to be sent for the attention of the Compliance Department in respect of all personal account transactions which are subject to quarterly reporting. These include de minimis trades, UK Gilt transactions, discretionary trades and PEP/ISA account trades. Trades which are not subject to quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts, money market instruments and currencies. A form letter requesting copies of confirmations to be sent to GMO UK may be obtained from the Compliance Department.

5.   REPORTING OF TRANSACTIONS

     GMO UK and GMO must keep a record of all personal account transactions executed by GMO UK staff. Accordingly, you will be required to complete a quarterly report of personal trades form at the end of each quarter and an annual holdings disclosure at the end of September. These reports are submitted through StarCompliance.

     The quarterly forms must be completed within 10 calendar days of the last day of each quarter. The annual return must be completed by the end of October each year.

6.   PERSONAL BENEFITS (INDUCEMENTS)

     You must not accept from any person any benefit or inducement which is likely to conflict with your duties to GMO UK or any of GMO UK's clients. For the detailed rules, see section 9.2 of the Compliance and Procedures Manual. If you have any questions regarding personal benefits and inducements you should consult the Compliance Department.

7.   COUNSELLING AND PROCURING

     If the Code of Ethics provisions preclude you from entering into any transaction, you cannot:

     (a) advise or cause any other person to enter into such a  transaction; or
     (b) communicate any information or opinion to any other person,

     if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

     This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client's account, subject to the insider dealing legislation summarised in 8 below.

8.   SUMMARY OF INSIDER DEALING LEGISLATION

     The UK insider dealing provisions contained in part V of the Criminal Justice Act 1993 (the "Act") are complex, and if you would like fuller details or are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Department.

     The Act applies to all securities traded on a regulated market (which currently includes all EC stock exchanges, LIFFE, OMLX and NASDAQ) and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

     In broad terms, and subject to the exemptions provided by the Act, the Act makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities. This applies to all companies' securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

     The Act applies whether you deal as part of your employment or on your own account. It also applies to information which you obtain directly or indirectly from an insider whether or not in the course of your employment (for example, by social contacts).

     (1) If you are precluded from dealing, normally you are also prohibited from dealing on behalf of the firm or a client (except perhaps on an unsolicited basis);

     (2)   Procuring  or  encouraging  another person  to deal  in  the   price-
           affected securities (whether or not the other person knows they are price-affected); and

     (3) Passing the inside information to another person other than in the proper performance of your employment.

     It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the Criminal Justice Act. In particular, under section 118 of the Financial Services and Markets Act 2000 a person who "dishonestly conceals any material facts" is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling and investment. This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

                 GMO AUSTRALIA LIMITED CODE OF ETHICS SUPPLEMENT

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code") and Personal Trading Policies and Procedures manual.

AUTHORISATION

Authorisation must be sought by all staff members prior to trading via the StarCompliance system.

EXEMPTION FROM AUTHORISATION REQUIREMENT

Authorisation for purchasing securities in an unrestricted public offer is not required.

GMOA TRADING

Securities that are held in the GMOA trusts or  individually managed portfolios:
     may not be traded by staff during the 3 working days before and after re-balancing* by GMOA. and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation.
Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing includes normal monthly trading and any other trading as a result of cash flows.

     GMO RENEWABLE RESOURCES LIMITED (NEW ZEALAND) CODE OF ETHICS SUPPLEMENT

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code").

1.   GENERAL EXEMPTIONS

The restrictions do not extend to:

     (a)   New Zealand Government Securities


2. DE MINIMIS PURCHASES AND SALES OF NZSX 50 INDEX STOCKS BY NON-INVESTMENT PERSONNEL

Purchases or sales by Access Persons who are not portfolio managers or trading staff of less than NZ$40,000 of common stock of issuers who are not timber or timber-related and are listed in the New Zealand Stock Exchange Top 50 Companies (NZSX 50 Index) as of the date of such purchases or sales, provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. This exemption from pre-clearance may be utilized once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than NZ$40,000;

The NZSX 50 index contains the top fifty securities ranked by tradable equity quoted on the New Zealand Stock Exchange.

                                 EXHIBIT P(ix)

                                   APPENDIX C


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS
INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm") has adopted this Code of Ethics ("Code") in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17j of the Investment Company Act of 1940. This Code was adopted on November 28, 1983 and last amended on December 30, 2005. The Code of Ethics REQUIRES THE FIRM'S SUPERVISED PERSONS TO COMPLY WITH THE FEDERAL SECURITIES LAWS, sets forth standards of conduct expected of the Firm's supervised Persons and addresses conflicts that arise from personal trading by Access Persons. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by the Firm and its supervised Persons. As a fiduciary, the Firm has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interest.

This Code Of Ethics Is Designed To:

    *  Protect the Firm's clients by deterring misconduct;
    * Educate our employees regarding the Firm's expectations and the laws governing their conduct;
    * Remind employees that they are in a position of trust and must act with complete propriety at all times;
    *  Protect the reputation of the Firm;
    *  Guard against violations of the securities laws; and
    * Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principals.

This Code of Ethics is based upon the principle that the directors, officers and other employees of the Firm owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal Securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and any U.S. registered investment company client for which the Firm acts as adviser or sub-adviser.

This Code contains provisions reasonably necessary to prevent Persons from engaging in acts in violation of the above standards, and procedures reasonably necessary to prevent violations of the Code. Each employee at the commencement of their employment and as an Access Person

Code of Ethics 12/30/05       - 1 -    Barrow, Hanley, Mewhinney & Strauss, Inc.

must certify, by their signature on Exhibit A, they have read and understand the Code's requirements and their acknowledgement to abide by all of the Code's provisions. Each employee must re-certify understanding and acknowledgement of the Code any time the Code is amended.

A.   DEFINITIONS

(1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

(2) "ADVISORY PERSON" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a Security by the Firm

(3) "AFFILIATED COMPANY" means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.

(4) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a Security, and, with respect to the person making the recommendation, when such person seriously considers making such a RECOMMENDATION. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security.

(5) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations hereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Security. An Access Person is PRESUMED TO BE the beneficial owner of Securities held BY HIS/HER IMMEDIATE FAMILY MEMBER SHARING THE SAME household.

(6) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any Person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural Person shall be presumed not to be a controlled Person.

Code of Ethics 12/30/05       - 2 -    Barrow, Hanley, Mewhinney & Strauss, Inc.

(7) "INVESTMENT PERSONNEL" means: (a) any Portfolio Manager of the Firm as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions.

(8) "NONRESIDENT DIRECTOR" means any director of the Firm who: (a) is not an officer, employee or shareholder of the Firm; (b) does not maintain a business address at the Firm and (c) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of Securities by the Firm, information regarding recommendations concerning the purchase or sale of Securities by the Firm or information regarding Securities being considered for purchase or sale by the Firm.

 (9) "PERSON" means any natural Person or a company.

(10) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

(11) "REPORTABLE FUND" means any Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.

(12) "SECURITY" means any note, stock, treasury stock, bond, debenture, unit trust-ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a Security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and shares of registered open-end investment companies, other than shares of Reportable Funds, open-end ETFs, and UITs that are invested exclusively in one or more open-end fund (none of which are Reportable Funds.)

Code of Ethics 12/30/05        - 3 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

B.   POLICY STATEMENT ON INSIDER TRADING

     Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. BHMS' Insider Trading Policy applies to all of its employees and any questions regarding this policy and procedures should be referred to the Firm's Chief Compliance Officer.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          (1) Trading by an insider, while in possession of material nonpublic information; or
          (2) Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or
          (3) Communicating material nonpublic information to others in a breach of fiduciary duty.

     Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, debt service and liquidation problems, extraordinary management developments, write-downs or write-offs of assets, additions to reserves for bad debts, new product/services announcements, criminal, civil and government investigations and indictments. Material information does not have to relate to a company's business. For example, material information about the contents of any upcoming newspaper column may affect the price of a Security, and therefore be considered material. Disclosure of

Code of Ethics 12/30/05       - 4 -    Barrow, Hanley, Mewhinney & Strauss, Inc.

     a registered investment company client's holdings or any client's holdings that are not publicly available are considered material information and therefore must be kept confidential. All employees of BHMS are subject to the Duty of Confidentiality, Item C of this Code.

     Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

     Before trading for yourself or others in the Securities of a company about which you may have potential inside information, ask yourself the following questions:

          (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the Securities if generally disclosed?
          (ii)Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

     The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

          (i) Report the matter immediately to the Firm's Chief Compliance Officer.
          (ii)Do not purchase or sell the Securities on behalf of yourself or others.
         (iii)Do not communicate the information inside or outside the Firm, other than to the Firm's Chief Compliance Officer.
          (iv)After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be

Code of Ethics 12/30/05        - 5 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

     sealed; access to computer files containing material nonpublic information should be restricted.

C.   DUTY OF CONFIDENTIALITY

     Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

          (1) Information on the clients accounts, including account holdings, recent or impending Securities transactions by the clients and recommendations or activities of the Portfolio Managers for the clients' accounts;
          (2) Information on the Firm's clients and prospective clients investments and account transactions;
          (3) Information  on  other  Firm  personnel,   including  their  pay,
              benefits, position level and performance rating; and
          (4) Information on the Firm's business activities, including new services, products, technologies and business initiatives.

     The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

D.   RESTRICTIONS FOR ACCESS PERSONS

     (1)  GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access Persons are subject to
          the   following   restrictions   with   respect   to  their   personal
          transactions:

          (A) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access Persons are prohibited from accepting any gift or other items of more than DE MINIMIS value from any Person or entity that does business with or on behalf of the Firm; for the purpose of this Code DE MINIMIS shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business. A GIFT DOES NOT INCLUDE
              PARTICIPATION IN LUNCHES, DINNERS, COCKTAIL PARTIES, SPORTING ACTIVITIES OR SIMILAR GATHERINGS CONDUCTED FOR BUSINESS PURPOSES.

          (B) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a

Code of Ethics 12/30/05        - 6 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

              determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities.

          (C) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from acquiring
              Securities in an initial public offering. NONRESIDENT DIRECTORS MUST RECEIVE PRE-CLEARANCE TO PURCHASE SECURITIES IN AN INITIAL PUBLIC OFFERING.

          (D) PROHIBITION ON PRIVATE PLACEMENTS. Access Persons are prohibited from acquiring Securities in a private placement without prior approval from the Firm's Chief Compliance Officer. In the event an Access Person receives approval to purchase Securities in a private placement, the Access Person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

          (E) PROHIBITION ON OPTIONS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from acquiring or selling any option on any Security.

          (F) PROHIBITION ON SHORT-SELLING. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from selling any Security that the Access Person does not own or otherwise engaging in "short-selling" activities.

          (G) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

          (H) PROHIBITION ON SHORT-TERM TRADING OF REPORTABLE FUNDS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from short-term trading of any Reportable Fund shares. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a 30-day period. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; or (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases.

Code of Ethics 12/30/05        - 7 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

     (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are subject to the following restrictions when their purchases and sales of Securities coincide with trades by any client of the Firm:


          (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT. Access Persons are prohibited from purchasing or selling any Security within three calendar days after any client has traded in the same (or a related) Security. In the event that an Access Person makes a prohibited purchase or sale within the three-day period, the access Person must unwind the transaction and relinquish to the Firm any gain from the transaction.

          (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT. Any Access Person who purchases a Security within seven calendar days before any client purchases the same (or a related) Security is prohibited from selling the Security for a period of six months following the client's trade. In the event that an Access Person makes a prohibited sale within the six-month period, the Access Person must relinquish to the Firm any gain from the transaction.

          (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT. Any Access Person who sells a Security within seven days before any client sells the same (or a related) Security must relinquish to the Firm the difference between the Access Person's sale price and the client portfolio(s) sale price (assuming the Access Person's sale price is higher).

          (D) DISGORGEMENT. A CHARITY SHALL BE SELECTED BY THE FIRM TO RECEIVE ANY DISGORGED OR RELINQUISHED AMOUNTS DUE TO PERSONAL TRADING VIOLATIONS.

E.   EXEMPTED TRANSACTIONS

     The prohibitions of Sections D (1)(f) and (g) and D (2)(a),(b) and (c) shall not apply to:

     (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD;

     (2) Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

Code of Ethics 12/30/05      - 8 -     Barrow, Hanley, Mewhinney & Strauss, Inc.

     (3) Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases; and

     (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

F.   COMPLIANCE PROCEDURES

     (1) RECORDS OF SECURITIES TRANSACTIONS. All Access Persons must notify the Firm's Chief Compliance Officer if they have opened or intend to open a brokerage or Securities account. Access Persons must direct their brokers to supply the Firm's Chief Compliance Officer with duplicate brokerage confirmations of their Securities transactions and duplicate statements of their Securities account(s).

     (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling Securities or any Reportable Fund. Pre-clearance for Securities owned or traded by the Firm is valid for that trading day. Pre-clearance for Securities not owned or traded by the Firm and any Reportable Fund is valid for five concurrent trading sessions. The personal Securities transactions pre-clearance form is attached as Exhibit D.

     (3) PRE-CLEARANCE OF ANY TRANSACTION IN A REPORTABLE FUND. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling any Reportable Fund. Pre-clearance for Reportable Funds is valid for THAT TRADING DAY. This prohibition does not cover purchases and redemptions/sales: (a) into or out of money market funds or short term bond funds; or (b) effected on a regular periodic basis by automated means, such as 401(k) purchases.

     (4) DISCLOSURE OF PERSONAL HOLDINGS, AND CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS. All Access Persons shall disclose to the Firm's Chief Compliance Officer all personal Securities holdings and all Reportable Funds holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. Every Access Person shall certify by their signature:

          (a) They have read and understand the Code and recognize that they are subject to all provisions of the Code and they have

Code of Ethics 12/30/05       - 9 -    Barrow, Hanley, Mewhinney & Strauss, Inc.

              reported all personal Securities and Reportable Funds holdings, on Exhibit A, INITIAL REPORT OF ACCESS PERSONS, upon employment with the Firm;

          (b) They have read and understand the Code and recognize they are subject to all provisions of the Code, AT ANY TIME THE CODE IS AMENDED;

          (c) They have complied with the requirements of the Code and reported all personal Securities and Reportable Funds holdings on Exhibit B, ANNUAL REPORT OF ACCESS PERSONS, annually; and

          (d) They have reported all personal Securities and Reportable Funds transactions, and any Securities account(s) opened during the quarter on Exhibit C, QUARTERLY REPORT OF ACCESS PERSONS, quarterly.

          (e) These reports shall be made WITHIN 10 BUSINESS DAYS OF HIRE, QUARTER-END AND YEAR-END, on the forms attached as Exhibits, as identified above, and delivered to the Firm's Chief Compliance Officer.

(5)  REPORTING REQUIREMENTS

     (a) The Chief Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon their date of employment AND UPON SUCH TIME AS ANY AMENDMENT IS MADE TO THIS CODE.

     (b) Reports submitted to the Chief Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

     (c) Every Access Person shall report to the Chief Compliance Officer of the Firm the information described in, Sub-paragraph (4)(d) of this Section with respect to transactions in any security or Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD.

     (d) Reports required to be made under this Paragraph (5) shall be made not later than 10 BUSINESS DAYS after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person and Nonresident Director shall be required to submit a report for all periods, including those periods

Code of Ethics 12/30/05      - 10 -    Barrow, Hanley, Mewhinney & Strauss, Inc.

          in which no Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

              (i)  The date of the  transaction,  the  Security  name and cusip, the number of shares, and the principal amount of each Security transacted;
              (ii) The nature of the transaction (i.e., purchase or sale);
              (iii)The price at which the transaction was effected; and
              (iv) The name of the broker,  dealer or bank with or through  whom the transaction was effected. Duplicate copies of the Securities transaction confirmation of all personal transactions and copies of periodic statements for all Securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

          (e) Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

     (6)  CONFLICT OF INTEREST

          Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

G.   REPORTING OF VIOLATIONS

     (1) ANY EMPLOYEE OF THE FIRM WHO BECOMES AWARE OF A VIOLATION OF THE CODE MUST PROMPTLY REPORT SUCH VIOLATION TO THE CHIEF COMPLIANCE OFFICER.

     (2) The Firm's Chief Compliance Officer shall promptly report to the Board of Directors and to the any Investment Company client's Compliance Officer all MATERIAL violations of this Code and the reporting requirements there-under.

     (3) When the Firm's Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (2) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or

Code of Ethics 12/30/05        - 11 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

          Rule 17j-1 of the `40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

     (4) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

H.   ANNUAL REPORTING TO THE BOARD OF DIRECTORS

     The Firm's Chief Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall:

     (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

     (2) Identify any violations requiring significant remedial action during the past year; and

     (3) Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

I.   SANCTIONS

     Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

J.   RETENTION OF RECORDS

     This Code, a list of all Persons required to make reports hereunder from time to time, as shall be updated by the Firm's Chief Compliance Officer, a copy of each report made by an Access Person hereunder, each memorandum made by the Firm's Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

Code of Ethics 12/30/05       - 12 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                       Exhibit A


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of Access Persons.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by the Firm or any of its portfolios.

     4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:


================================================================================
SECURITY NAME/TYPE/TICKER      NUMBER OF     PRINCIPAL VALUE        TYPE OF
INTEREST RATE & MATURITY        SHARES                             INTEREST
                                                                  (DIRECT OR
                                                                   INDIRECT)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

     5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.


Code of Ethics 12/30/05        - 13 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

================================================================================
                                                  TYPE OF INTEREST
         NAME OF FIRM                           (DIRECT OR INDIRECT)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


Date:                                Signature:
     ------------------------------             --------------------------------
     (First date of investment       Print Name:
     personnel status)                          --------------------------------
                                     Title:
                                               ---------------------------------
                                     Employer: Barrow, Hanley, Mewhinney &
                                               Strauss, Inc.
                                               ---------------------------------
Date:                                Signature:
     ------------------------------            ---------------------------------
                                                Firm's Chief Compliance Officer

Code of Ethics 12/30/05       - 14 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                       Exhibit B


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an Access Person.

     2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.

     3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Client's portfolio of the Firm to any employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

     4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

     5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following Securities:

================================================================================
SECURITY NAME/TYPE/TICKER       NUMBER OF SHARES            TYPE OF INTEREST
INTEREST RATE & MATURITY                                  (DIRECT OR INDIRECT)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

     6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

Code of Ethics 12/30/05       - 15 -   Barrow, Hanley, Mewhinney & Strauss, Inc.

================================================================================
                                                   TYPE OF INTEREST
         NAME OF FIRM                             (DIRECT OR INDIRECT)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


Date:                                   Signature:
     --------------------------------             -----------------------------
     (First date of investment          Print Name:
     personnel status)                             ----------------------------
                                        Title:
                                                  -----------------------------
                                        Employer: Barrow, Hanley, Mewhinney &
                                                  Strauss, Inc.
                                                  -----------------------------
Date:                                   Signature:
     --------------------------------             -----------------------------
                                                  Firm's Chief Compliance
                                                  Officer

Code of Ethics 12/30/05        - 16 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                       Exhibit C
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                       QUARTERLY REPORT OF ACCESS PERSONS


 Securities Transactions Report for the Calendar Quarter Ended: _______________

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

===========================================================================================================
  SECURITY NAME/TYPE      DATE OF       NO. OF     DOLLAR AMOUNT      NATURE OF        PRICE        BROKER/
        TICKER          TRANSACTION     SHARES     OF TRANSACTION     TRANSACTION                   DEALER
  INTEREST RATE &                                                    (Purch., Sale,                 OR BANK
       MATURITY                                                         Other)                       NAME
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

===========================================================================================================

During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

================================================================================
    NAME OF FIRM                TYPE OF INTEREST               DATE ACCOUNT
                              (DIRECT OR INDIRECT)                OPENED
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

Code of Ethics 12/30/05        - 17 -  Barrow, Hanley, Mewhinney & Strauss, Inc.

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by Firm clients or any related portfolios.

NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


Date:                                   Signature:
     --------------------------------             ------------------------------
     (First date of investment          Print Name:
     personnel status)                             -----------------------------
                                        Title:
                                                  ------------------------------
                                        Employer: Barrow, Hanley, Mewhinney &
                                                  Strauss, Inc.
                                                  ------------------------------
Date:                                   Signature:
     -------------------------------             -------------------------------
                                                 Firm's Chief Compliance Officer

Code of Ethics 12/30/05         - 18 - Barrow, Hanley, Mewhinney & Strauss, Inc.

                                                                       Exhibit D
                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                                 ACCESS PERSONS


               Personal Securities Transactions Pre-clearance Form
                       (See Section D(2), Code of Ethics)

To the Chief Compliance Officer of Barrow, Hanley,  Mewhinney & Strauss, Inc.:
I hereby request pre-clearance of the following proposed transactions:

=======================================================================================================================
  SECURITY NAME/TYPE/       NO. OF    DOLLAR AMOUNT       NATURE OF       PRICE (OR      BROKER/DEALER     AUTHORIZED
  TICKER INTEREST RATE      SHARES    OF TRANSACTION     TRANSACTION      PROPOSED         OR BANK         YES     NO
     & MATURITY                                         (Purch., Sale,      PRICE)       THROUGH WHOM
                                                            Other)                         EFFECTED
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

Date:                                   Signature:
     --------------------------------              -----------------------------
     (First date of investment          Print Name:
     personnel status)                             -----------------------------
                                        Title:
                                                   -----------------------------
                                        Employer:  Barrow, Hanley, Mewhinney &
                                                   Strauss, Inc.
                                                   -----------------------------
Date:                                   Signature:
     --------------------------------              -----------------------------
                                                   Firm's Chief Compliance
                                                   Officer


Code of Ethics 12/30/05      - 19 -    Barrow, Hanley, Mewhinney & Strauss, Inc.

                                   APPENDIX D

                          EMPLOYEE ACKNOWLEDGEMENT PAGE


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.
                        COMPLIANCE POLICIES & PROCEDURES
                         ANNUAL REPORT OF ACCESS PERSONS



To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I hereby acknowledge receipt of a copy of the Compliance Policies & Procedures document for Barrow, Hanley, Mewhinney & Strauss, Inc.

     2. I have read and understand the Policies & Procedures and recognize that I am subject thereto in the capacity of "Access Persons," as defined in the Code of Ethics.

     Date:                              Signature:
          ---------------------------              -----------------------------
          (Date of Employment)
                                        Print Name:
                                                   -----------------------------
     Date:                              Signature:
          ---------------------------              -----------------------------
                                                   (Chief Compliance Officer)


BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 EXHIBIT P (x)

                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                                     OF THE
                    OPPENHEIMER FUNDS, OPPENHEIMERFUNDS, INC.
                     (INCLUDING AFFILIATES AND SUBSIDIARIES)
                                       AND
                       OPPENHEIMERFUNDS DISTRIBUTOR, INC.


                           DATED AS OF MARCH 31, 2006

                               TABLE OF CONTENTS

 1. Introduction and Purpose of the Code of Ethics......................... 2

 2. Statement of General Principles........................................ 3

 3. Standards of Business Conduct.......................................... 3

 4. Definitions............................................................ 5

 5. All Employees--Restrictions on Outside Business Activities ............ 9

 6. All Employees--Restrictions on Gifts from Business Associates ......... 9

 7. All Employees--Investments in Oppenheimer Funds........................ 9

 8. All Employees and Access Persons--Requirements for Personal Accounts ..10

 9. Access Persons--Prohibited Transactions in Securities................. 10

10. Investment Persons--Prohibited Transactions in Securities............. 11

11. Reporting Requirements ............................................... 13

12. Certifications........................................................ 16

13. Independent Directors................................................. 16

14. Penalties and Sanctions............................................... 16

15. Duties of the Code of Ethics Oversight Committee...................... 17

16. Duties of the Code Administrator...................................... 17

17. Recordkeeping  ....................................................... 18

18. Amendments ........................................................... 19

               1. INTRODUCTION AND PURPOSE OF THE CODE OF ETHICS.

         As an investment management firm, OppenheimerFunds, Inc., its affiliates and subsidiaries (collectively defined below as "OFI"), owe a fiduciary responsibility to our clients, including the Oppenheimer funds. Accordingly, OFI and every Employee of OFI owe those clients a duty of undivided loyalty. Our clients entrust us with their financial well-being and expect us to act in their best interests at all times. OFI seeks to maintain a reputation for fair dealing, honesty, candor, objectivity and unbending integrity by conducting our business on a set of shared values and principles of trust.

         This Code of Ethics ("Code") establishes standards of conduct expected of all Employees and addresses conflicts that arise from Employees' personal trading and other activities. EVERY EMPLOYEE OF OFI IS EXPECTED TO FULLY UNDERSTAND AND ADHERE TO THE POLICIES AND PROCEDURES SET FORTH IN THIS CODE. As each Employee must be aware, we work in a highly regulated industry and are governed by an ever-increasing body of federal, state, and international laws and numerous rules and regulations which, if not observed, can subject OFI and/or its Employees to regulatory sanctions.

         The investment companies for which OFI or Centennial Asset Management Corporation ("CAMC") acts as investment adviser (collectively referred to as the "Oppenheimer Funds"); (ii) OFI, CAMC, OFI's other subsidiaries or directly controlled affiliates that are registered investment advisers(1); and (iii) OppenheimerFunds Distributor, Inc. ("OFDI"), the principal underwriter of the Oppenheimer Funds (hereinafter, these entities are collectively referred to as "OFI"), have adopted this Code of Ethics ("Code") in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"), or Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act").

         The Code is designed to establish procedures for the detection and prevention of activities by which persons having knowledge of the holdings, recommended investments and investment intentions of the Oppenheimer Funds, other investment companies and other clients for which OFI acts as adviser or sub-adviser (collectively, "Advisory Clients") may abuse their fiduciary duties, and otherwise to deal with the type of conflict of interest situations addressed by Rule 17j-1 and Rule 204A-1.

         Although the Code is intended to provide each Employee with guidance and certainty as to whether or not certain actions or practices are permissible, it does not cover every issue an Employee may face. In this regard, OFI also maintains other compliance-oriented policies and procedures (including among others, a Code of Conduct, a Gift Policy, a Policy to Detect and Prevent Insider Trading and a Policy Governing Dissemination of Fund Portfolio Holdings) that

-------------------------------

1 As of the date of adoption of this Code, in addition to CAMC, the other subsidiaries and directly controlled affiliates of OFI (for purposes of this Code) include: OFI Institutional Asset Management, Inc.; HarbourView Asset Management Corporation, Trinity Investment Management Corporation; OFI Private Investments, Inc., and Oppenheimer Real Asset Management, Inc. Tremont Partners, Inc. is not subject to this Code.

may be directly applicable to an Employee's specific responsibilities and duties. (Those other policies and this Code are available to all OFI employees through OFI's internal employee website (OPnet).) Nevertheless, this Code should be viewed as a guide for each Employee and OFI with respect to how we jointly must conduct our business to live up to our guiding tenet that the interests of our clients and customers must always come first.

         If you have any questions about this Code, you should discuss them with the Code Administrator as soon as possible to ensure that you remain in compliance with the Code at all times. In the event that any provision of this Code conflicts with any other OFI policy or procedure, the provisions of this Code shall apply. Please understand that you are expected to adhere to all company policies at all times.

         ALL OFI EMPLOYEES ARE EXPECTED TO READ THE CODE CAREFULLY AND OBSERVE AND ADHERE TO ITS GUIDANCE AT ALL TIMES. All OFI Employees have an obligation to provide notice to the Code Administrator on a timely basis if there is a change to their duties, responsibilities or title which affects their reporting status under this Code.

               2. STATEMENT OF GENERAL PRINCIPLES. In general, every Employee must observe the following fiduciary principles with respect to his or her personal investment activities:

               (a) At all times, each Employee must place the interests of Advisory Clients first;

               (b) All personal securities transactions of each Employee must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of the Employee's position of trust and responsibility; and

               (c) No Employee should take inappropriate advantage of his or her position at OFI.

               3. STANDARDS OF BUSINESS CONDUCT

         Although the reporting requirements in Section 11 of this Code apply to all Employees, the specific trading and pre-approval provisions in sections 9 and 10 are concerned primarily with those investment activities of an "Access Person" and an "Investment Person" (as defined in Section 4) who may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. However, all Employees are prohibited from using information concerning the investment intentions of Advisory Clients for personal gain or in a manner detrimental to the interests of any Advisory Client. In this regard, each Employee also should refer to the separate Code of Conduct which governs certain other activities of Employees. In addition to this Code and the separate Code of Conduct, all Employees must comply with the following general standards of business conduct.

               (a) COMPLIANCE WITH LAWS AND REGULATIONS. All Employees must comply with all federal, state and local laws, rules and regulations applicable to the business or operations of OFI, including, but not limited to, the federal securities laws.(2) In particular, Employees (including all Access Persons) are not permitted, in connection with the purchase or sale, directly or indirectly, of a Security Held or to Be Acquired by an Advisory Client, to:

                    (i) employ any device, scheme or artifice to defraud such Advisory Client;

                    (ii) make to such Advisory Client any untrue statement of a material fact or omit to state to such Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                    (iii) engage in  any  act, practice, or  course  of business which operates or would operate as a fraud or deceit upon any such Advisory Client; or

                    (iv) engage in any manipulative practice with respect to
               such Advisory Client.

               (b) CONFLICTS OF INTEREST. As a fiduciary, OFI has an affirmative duty of care, loyalty, honesty, and good faith to act in the best interests of its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any client. All Employees must try to avoid situations that have even the appearance of conflict or impropriety. (See also the section titled "Conflicts of Interests" in the separate Code of Conduct.)

               (c) CONFLICTS AMONG CLIENT INTERESTS. Conflicts of interest may arise when OFI or its Employees have reason to favor the interests of one client over another client (E.G., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Employees have made material personal investments, accounts of close friends or relatives of Employees). Such inappropriate favoritism of one client over another client would constitute a breach of fiduciary duty and is expressly prohibited. (See also the section titled "Conflicts of Interests" in the separate Code of Conduct.)

               (d) COMPETING WITH CLIENT TRADES. All Employees are prohibited from using knowledge about pending or currently considered securities transactions for clients to profit personally, directly or indirectly, as a result of such transactions, including by purchasing or selling such securities. This means that no Employee may purchase or sell a security for his or her personal account with actual knowledge that an order to buy or sell the same security has been made for an Advisory Client or is being considered for an Advisory Client until such


-----------

2 For purposes of this Code, "federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act (privacy), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury (anti-money laundering).

information is made publicly available. Conflicts raised by personal securities transactions also are addressed more specifically in Sections 7-10 of this Code.

               (e) CONFIDENTIALITY OF ADVISORY CLIENT TRANSACTIONS. Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning Securities "Being Considered for Purchase or Sale" by any Advisory Client shall be kept confidential by all Employees and disclosed by them only on a need to know basis in accordance with Policy Governing Dissemination of Fund Portfolio Holdings or any other related policies adopted by OFI from time to time. (See also the section titled "Confidentiality" in the Code of Conduct.)

               (f) DISCLOSURE OF OPPENHEIMER FUNDS PORTFOLIO HOLDINGS. Until publicly disclosed, an Oppenheimer Fund's portfolio holdings are proprietary, confidential business information. All Employees are subject to OFI's and the Funds' separate "Policy Governing Dissemination of Fund Portfolio Holdings" which sets forth the conditions under which an Employee may disclose information about an Oppenheimer Fund's portfolio holdings. In general, the policy is designed to assure that information about portfolio holdings is distributed in a manner that conforms to applicable laws and regulations and to prevent that information from being used in a manner that could negatively affect a fund's investment program or otherwise enable third parties to use that information in a manner that is not in the best interests of a Fund. Generally, any non-public portfolio holding information may only be distributed pursuant to a confidentiality agreement approved by OFI's Legal Department.

               (g) INSIDER TRADING. All Employees are subject to OFI's separate insider trading policies and procedures which are considered an integral part of this Code. In general, all Employees are prohibited from trading, either personally or on behalf of others, while in possession of material, nonpublic information. Employees are also prohibited from communicating material nonpublic information to others in violation of the law.

               (h) PERSONAL SECURITIES TRANSACTIONS. All Employees must strictly comply with OFI's policies and procedures regarding personal securities transactions. As explained in further detail throughout this Code, the Code sets forth the certain standards for personal trading by persons subject to its provisions. For example, no Employee may purchase or sell a security for his or her personal account with actual knowledge that an order to buy or sell the same security has been made for an Advisory Client or is being considered for an Advisory Client until such information is made publicly available. In general, persons who may have greater access to investment and trading information (I.E., Access Persons and Investment Persons) are subject to greater restrictions on their trading. (See also the section titled "Personal Investing" in the Code of Conduct.)

               4. DEFINITIONS - As used herein:

         "ADVISORY CLIENT" means any Oppenheimer Fund, other investment company or other client for which OFI act as adviser or sub-adviser.

         "ACCESS  PERSON"  means  any  officer,   director,   general   partner,
Investment Person, trustee or certain other Employees (as described immediately below) of: OFI, OFDI, CAMC, OFI

Institutional Asset Management, Inc.; HarbourView Asset Management Corporation, Trinity Investment Management Corporation; OFI Private Investments, Inc., Oppenheimer Real Asset Management, Inc., any of the Oppenheimer Funds, any other entity adopting this Code; or any persons directly controlled by OFI who directly or indirectly control (as defined in the 1940 Act) the activities of such persons.

         An Access Person also means any natural person in a control (as defined in the 1940 Act) relationship to any Oppenheimer Fund or OFI (or any company in a control relationship to an Oppenheimer Fund or OFI) who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Securities by the Fund.

         Notwithstanding the definitions above, for purposes of the reporting requirements under Section 11 and the certification requirements under Section 12 of this Code, an "Independent Director" (or a non-independent director who is not otherwise an employee of OFI or an Access Person) of an Oppenheimer Fund is NOT considered an Access Person.

         An Employee also is an Access Person if:

                    (i) in connection with his or her regular functions or duties, that Employee makes, participates, in or obtains information regarding, the purchase or sale of a Security by an Advisory Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

                    (ii) the Employee has access to timely information  relating to investment management activities, research and/or client portfolio holdings and those who in the course of their employment regularly receive access to trading activity of Advisory Clients; or

                    (iii) the Employee has been  notified in writing by the Code
               Administrator (or a designee) that the Employee has been designated as an Access Persons by the Code Administrator by virtue of the nature of the Employee's duties and functions.

         "BENEFICIAL INTEREST" means any economic interest, such as the right to share in gains or losses. This would also include any interest by which an Access Person, or any Family Member living in the same household as the Access Person, can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a Security.

         For purposes of this definition and the Code, "Family Member" shall include: grandparents, parents, mother-in-law or father-in-law; husband, wife or domestic partner (whether registered or unregistered under applicable law); brother, sister, brother-in-law, sister-in-law, son-in-law or daughter-in-law; children (including step and adoptive relationships); and grandchildren. In a situation in which the status of a "Family Member" is in question, such person shall be presumed to be a "Family Member" for purposes of this Code. It is the Employee's burden to affirmatively prove to the Code Administrator that the other person at issue is not a "Family Member" within this definition.

         "CAMC" means Centennial Asset Management Corporation.

         "CODE ADMINISTRATOR" is the person appointed by OFI as responsible for the day-to-day administration of the Code.

         "CODE OF CONDUCT" is a separate set of guidelines that defines the standards to which all Employees of OFI and its subsidiaries and affiliates are expected to adhere during the course of their employment with, and when conducting business on behalf of, OFI.

         "CODE OF ETHICS OVERSIGHT COMMITTEE" is the committee of senior officers of OFI having the responsibilities described in sections 14 and 15 of this Code. The membership of the Code of Ethics Oversight Committee shall consist of the: General Counsel of OFI, Chief Investment Officer of OFI and Chief Compliance Officer of OFI and/or the Oppenheimer Funds, or their designees.

         "EMPLOYEE" means any person deemed to be an employee or "supervised person" of OFI for purposes of the Advisers Act.

         "INDEPENDENT DIRECTOR" means any director or trustee of an Oppenheimer Fund who is not an "interested person" (as that term is defined by Section 2(a)(19) of the 1940 Act) of the Fund. Notwithstanding the definition of an Access Person above, for purposes of this Code, an Independent Director is NOT considered an Access Person.

         "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended ("1933 Act"), the issuer of which immediately before the registration was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "INVESTMENT PERSON" means an Access Person who is (1) a Portfolio Manager, (2) a securities analyst or trader who provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions, (3) any other person who, in connection with his or her duties, makes or participates in making recommendations regarding an Advisory Client's purchase or sale of securities, (4) any Employee who works directly with a Portfolio Manager or in the same department as the Portfolio Manager or (5) any natural person in a control relationship to an Oppenheimer Fund or OFI who obtains information concerning recommendations made to the Oppenheimer Fund with regard to the purchase or sale of Securities by the Oppenheimer Fund.

         In addition to the above definitions, an Employee is an "Investment Person" if the Employee has been notified in writing by the Code Administrator (or a designee) that the Employee has been designated as an "Investment Person" by the Code Administrator by virtue of the nature of the Employee's duties and functions.

         "OFI" means any Oppenheimer Fund, Oppenheimer Funds, Inc., Centennial Asset Management Corporation ("CAMC"), OFI's other subsidiaries or directly controlled affiliates that are registered investment advisers, including OFI Institutional Asset Management, Inc.; HarbourView Asset Management Corporation, Trinity Investment Management Corporation; OFI Private Investments, Inc. Tremont Capital Management, Inc., Oppenheimer Real Asset Management, Inc., and OppenheimerFunds, Distributor, Inc.

         "OPPENHEIMER FUND" means any investment company registered under the 1940 Act for which OFI or CAMC serves as the investment adviser or for which OFDI serves as the principal underwriter.

         "PERSONAL ACCOUNT" means any account owned by, or in which a Beneficial Interest is owned, in the name of an OFI Employee or Access Person or any account in which an Employee or Access Person has any direct or indirect Beneficial Interest.

         "PORTFOLIO   MANAGER"   means  an   Access   Person   who  has   direct
responsibility and authority to make investment decisions affecting a particular Advisory Client.

         "PRIVATE PLACEMENT" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the 1933 Act or pursuant to rules 504, 505 or 506 under the 1933 Act.

         "SECURITY" means generally any investment, instrument, asset or holding in which an Advisory Client invests, or may consider investing.

         Among other things, a "Security" includes any note, stock, treasury stock, security future, financial futures contract or option thereon, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing. References to a "Security" in the Code shall include any warrant for, option in, or security or other instrument immediately convertible into or whose value is derived from that "Security" and any instrument or right which is equivalent to that "Security."

         The term "Security" specifically includes any shares issued by an investment company including exchange-traded funds (or ETFs), but for purposes of this Code, the term "Security" excludes shares issued by money market funds that comply with Rule 2a-7 under the 1940 Act.

         "SECURITY HELD OR TO BE ACQUIRED" by an Advisory Client means any Security that, within the most recent 15 days (i) is or has been held by the Advisory Client or (ii) is being considered by the Advisory Client or its investment adviser for purchase by the Advisory Client. A "Security Held or to Be Acquired" also includes any option to purchase or sell, and any security convertible into or exchangeable for, a Security.

         A security is "BEING CONSIDERED FOR PURCHASE OR SALE" from the time an order is given by or on behalf of the Portfolio Manager to the order room of an Advisory Client until the time all orders with respect to that security are completed or withdrawn.

         "SUB-ADVISER" means an investment adviser that acts as an investment sub-adviser to a portfolio advised by OFI and is not affiliated with OFI.

         5. ALL EMPLOYEES--RESTRICTIONS ON OUTSIDE BUSINESS ACTIVITIES

         No Employee may serve as a director, trustee, officer, owner or partner of any other business organization, with or without compensation, without prior written approval of the General Counsel of OFI or his or her designee. An Employee may serve without compensation as a director, trustee, officer or representative of a non-profit organization (E.G., school board, hospital, professional or social organization) with the prior approval of the Employee's department manager. In addition to obtaining the prior approval of the Employee's manager, the Employee must promptly report such position to the Code Administrator for a determination of whether the position poses a conflict of interest with OFI or the Employee's duties to OFI. Each Employee shall be required to provide the Code Administrator a report of all such activities no less than annually. (See also the section titled "Conflicts of Interests" in the Code of Conduct.)

         6. ALL EMPLOYEES--RESTRICTIONS ON GIFTS FROM BUSINESS ASSOCIATES

         All Employees are subject to OFI's separate Gift Policy which is considered an integral part of this Code. In general, no Employee may accept gifts or anything else of more than a nominal amount in value (not exceeding
$100 per individual on an annual basis) from any person or entity that does business with or on behalf of OFI or an Advisory Client. (See also the Gift Policy for additional guidelines and information.)

         7. ALL EMPLOYEES--INVESTMENTS IN OPPENHEIMER FUNDS.

         Any Employee who holds shares of Oppenheimer Funds must hold those shares in an account identified as an "OFI 401(k) account," "OFI Retirement account," "OFI Deferred Compensation account" or "OFI Employees Account." Notwithstanding the sentence above, an Employee with a Personal Account with A.G. Edwards may hold shares of the Centennial money market funds if selected as the Employee's "sweep account" option for those specific accounts.

         Any Employee who holds shares of Oppenheimer Funds in other types of accounts must arrange to transfer those holdings into one of the accounts described above. Notwithstanding this requirement, an Employee who holds shares in Oppenheimer Funds in a retirement account or other qualified retirement account with another employer that cannot be transferred to one of the accounts identified above (or in an A.G. Edwards account as discussed above) is not required to transfer those shares to one of the accounts identified above PROVIDED the Employee provides a written explanation to the Code Administrator describing the circumstances that prevent him or her from transferring the shares.

         OFI's policy is to prevent disruptive short-term trading in the Oppenheimer Funds. Accordingly, when purchasing, exchanging, or redeeming shares of Oppenheimer Funds, all Employees must comply in all respects with the policies and standards set forth in the funds' prospectuses, including specifically the restrictions on market timing activities, exchanges and redemption policies.

         Any Employee who redeems shares of an Oppenheimer Fund purchased within the preceding 30 days (a "short-term trade") must report that short-term trade to the Code Administrator no more than two business days after the redemption. The Employee may be required to relinquish any profit made on a short-term trade and will be subject to disciplinary action if the Employee fails to report the short-term trade or the Code Administrator determines that the short-term trade was detrimental to the interests of the Oppenheimer Fund or its shareholders. For purposes of this paragraph, a redemption includes a redemption by any means, including an exchange from the Fund.

         This policy does not cover purchases, redemptions or exchanges (i) into or from money market funds, or (ii) effected on a regular periodic basis by automated means, such as monthly redemptions to a checking or savings account.

         8. ALL EMPLOYEES AND ACCESS PERSONS--REQUIREMENTS FOR PERSONAL ACCOUNTS

         ALL EMPLOYEES. All Employees must obtain pre-approval before opening a new Personal Account with a financial firm or institution (E.G., broker, dealer, adviser, bank, etc.). All Employees may maintain Personal Accounts with the financial firm of their choice, provided the firm is able to provide copies of the Employees' account statements to the Code Administrator no less than annually and such statements are being provided. However, the Code of Ethics Oversight Committee reserves the right in its sole discretion to require Employees to maintain their Personal Accounts with firms designated by the Committee or to prohibit Employees from maintaining their Personal Accounts with specified firms.

         ACCESS PERSONS--PERSONAL TRADING ACCOUNTS. All Access Persons must obtain pre-approval before opening a new Personal Account with a financial firm. All Access Persons may maintain Personal Accounts with the financial firm of their choice, provided the firm is able to provide copies of the Access Persons' account statements to the Code Administrator no less than quarterly and such statements are being provided. However, the Code of Ethics Oversight Committee reserves the right in its sole discretion to require such Access Persons to maintain their Personal Accounts with firms designated by the Committee or to prohibit Access Persons from maintaining their Personal Accounts with specified firms.

         The requirements of this section do not apply to Personal Accounts described in Section 7(a) in which Employees or Access Persons hold shares of an Oppenheimer Fund.

         9. ACCESS PERSONS--PROHIBITED TRANSACTIONS IN SECURITIES

         (NOTE: Any profits realized on trades prohibited by this Section 9 shall be subject to disgorgement.)

         In addition to the prohibitions or restrictions imposed on all Employees as set forth in the prior sections, an Access Person is further prohibited from:

         purchasing any Security in an Initial Public Offering or Private Placement, without pre-approval from the Code Administrator. If an Access Person seeks pre-approval for the acquisition of a Security in a Private Placement or an Initial Public Offering, the Access Person shall set forth in detail the rationale for the transaction.

         purchasing or selling any interest in a collective investment vehicle that is exempt from registration under the 1933 Act, including, but not limited to, hedge funds, private funds or similar investment limited partnerships, without pre-approval from the Code Administrator;

         selling a security short, except a short sale as a hedge against a long position in the same security if such short sale has been pre-approved by the Code Administrator; and

         purchasing or selling in his or her Personal Account options or futures, other than options and futures related to broad-based indices, U.S. Treasury securities, currencies and long portfolio positions in the same or a substantially similar security.

         TRANSACTIONS EXEMPT FROM THESE PROHIBITIONS. The following transactions by Access Persons are exempt from the prohibitions of this Section 9:

                    (i) Purchases or sales of Securities made in a Personal Account over which an Access Person has no direct or indirect influence or control, such as Personal Accounts managed by a third party over which such Access Person has no investment discretion;

                    (ii) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or

                    (iii) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights.

         LENGTH OF PRE-APPROVALS. Pre-approval remains in effect until the end of the next business day on which such pre-approval is granted or as otherwise specified by the Code Administrator.

         10.  INVESTMENT PERSONS--PROHIBITED TRANSACTIONS IN SECURITIES.

         NOTE: Any profits realized on trades prohibited by this Section 10 shall be subject to disgorgement.

         (NOTE: EVERY INVESTMENT PERSON ALSO IS AN ACCESS PERSON AND REMAINS SUBJECT TO THE PROHIBITIONS IN THE PREVIOUS SECTIONS.) Certain Access Persons may have greater access to Advisory Clients' information and there is an increased risk that those Access Persons may benefit from or interfere with the purchase or sale of portfolio securities by Advisory Clients. Accordingly, it is necessary to further categorize those persons as "Investment Persons." Therefore, in addition to the prohibitions or restrictions imposed on all Employees and Access Persons as set forth in the prior sections, an Investment Person is subject to the following provisions:

         Each Investment Person must obtain pre-approval of all Securities transactions in his or her Personal Account, EXCEPT THE FOLLOWING:

                    (i) Purchases or sales of Securities made in a Personal Account over which the Investment Person has no direct or indirect influence or control, such as Personal Accounts managed by a third party over which such Investment Person has no investment discretion.

                    PROVIDED, HOWEVER, that for purposes of this subsection, the
               Investment Person claiming to have no direct or indirect influence or control over such a Personal Account, must first provide a written explanation to the Code Administrator describing the circumstances of the Personal Account and reasons why the Investment Person believe he or she does not have direct or indirect influence or control (I.E., no investment discretion) over that Personal Account and that he or she does not provide any investment advice or suggestions with respect to the Personal Account. The Code Administrator, however, reserves the right to require pre-approval of such a Personal Account. (NOTE: Any Personal Account covered by the provisions of this subsection remains subject to the reporting requirements in Section 11.)

                    (ii) Shares of any open-end Oppenheimer Fund that the Investment Person does not serve in the capacity, or perform the functions that warrant him or her to be identified as an Investment Person;

                    (iii) Shares of any open-end, non-Oppenheimer fund. Notwithstanding the prior sentence, pre-approval is required for transactions in: (a) an open-end investment company for which OFI serves as the investment sub-adviser and for whom the Investment Person serves in the capacity, or perform the functions, that warrant him or her to be identified as an Investment Person; and
               (b) exchange-traded funds (ETFs);

                    (iv) Securities issued by the U.S. government, its agencies, instrumentalities and government-sponsored enterprises;

                    (v) Bankers' acceptances, bank certificates of deposit, commercial paper, and short-term debt instruments (including repurchase agreements), provided such debt instruments have a maturity at the date of issuance of less than 366 days are and rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

                    (vi) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or

                    (vii) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights; or

         No Investment Person may purchase or sell any Security for his or her Personal Account within fifteen (15) calendar days before or fifteen (15) calendar days after the same Security is purchased or sold by an Advisory Client for whom the Investment Person serves in the capacity, or performs the functions, that warrant him or her to be identified as an Investment Person. Provided however, the Code Administrator may exclude from this provision trades for an Advisory Client that are programmatic in nature and do not represent a substantive investment decision with respect to any particular Security (E.G., a program trade to sell pro-rata portions of each Security in an Advisory Client's portfolio). The Code Administrator shall maintain a record of such transactions.

         No Investment Person may purchase and sell, or sell and purchase, in his or her Personal Account any Security within any period of sixty (60) calendar days, except:

                    (i) the instruments listed in Section 10; or

                    (ii) a Security sold at a loss, if the trade  has been  pre-
               approved  by the Code Administrator.

         If an Investment Person obtains pre-approval pursuant to this Section 10 for a transaction in a Security, and a transaction in the same Security for an Advisory Client for which that Investment Person acts as an Investment Person takes place within a period of fifteen (15) calendar days following the Investment Person's transaction, the Investment Person's transaction may be reviewed further by the Code of Ethics Oversight Committee to determine the appropriate action, if any. For example, the Committee may recommend that the Investment Person be subject to a price adjustment to ensure that he or she did not receive a better price than the Advisory Client.

         No Investment Person may purchase any Security in an Initial Public Offering or Private Placement, without pre-approval from the Code Administrator. If an Investment Person seeks pre-approval for the acquisition of a Security in a Private Placement or an Initial Public Offering, the Investment Person shall set forth in detail the rationale for the transaction.

         Any Investment Person who has purchased a Security in a Private Placement or an Initial Public Offering for his or her Personal Account must disclose that investment to the Code Administrator before he or she participates in the subsequent consideration of an investment in Securities of the same or a related issuer for an Advisory Client. An independent review of the proposed investment by the Advisory Client shall be conducted by Investment Persons who do not have an interest in the issuer and by the Code Administrator.

         LENGTH OF PRE-APPROVALS. Pre-approval remains in effect until the end of the next business day on which such pre-approval is granted or as otherwise specified by the Code Administrator.

         11. REPORTING REQUIREMENTS

         (a)  ALL EMPLOYEES.

         (i) Each Employee shall arrange for duplicate copies of confirmations of all transactions and/or periodic account statements of all Personal Accounts to be sent directly to the Code Administrator.

         (ii) INITIAL AND ANNUAL REPORTS. Each Employee must initially and on an annual basis thereafter, report in writing to the Code Administrator all holdings and all transactions in Securities occurring in his or her Personal Account and any new Personal Account established during the most recent year (such information to be current as of a date no more than 45 days before the report is submitted). Each initial and annual report must contain the following information:

         * Name(s) in which the Personal Account is registered and the date the Personal Account was established;

         *     Title and type of security, number of shares, principal   amount,
               interest rate and maturity (as applicable) of each security held in the Personal Account;

         * Name of the broker, dealer or bank with which the Personal Account is maintained; and

         *     The date the report is submitted.

         (b)   ACCESS PERSONS

         (i)   Each  Access  Person   shall  arrange   for  duplicate  copies of
    confirmations of all transactions and/or periodic account statements of all Personal Accounts to be sent directly to the Code Administrator.

         (ii) QUARTERLY REPORTS. Each Access Person must report in writing to the Code Administrator, within 30 days after the end of each calendar quarter, all transactions in Securities occurring in the quarter in his or her Personal Account and any new Personal Account established during the most recent calendar quarter. If there were no such transactions or new accounts, the report should state "None".

         An Access Person is deemed to be in compliance with these reporting requirements if all the information required is contained in trade confirmations and/or periodic account statements previously provided to the Code Administrator for the time period covered by the quarterly report.

         Each quarterly report must contain the following information with respect to each reportable transaction:

    * Name(s) in which the Personal Account is registered and the date the Personal Account was established;

    * Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

    * Title and type of security, number of shares, principal amount, interest rate and maturity (if applicable) of each Security and the price at which the transaction was effected;

    * Name of the broker, dealer or bank with or through whom the Account was established or through which the transaction was effected; and

    *    The date the report is submitted.

         (iii) INITIAL AND ANNUAL REPORTS. Each Access Persons shall, within 10 days after becoming an Access Person, and at least annually thereafter, provide a written holdings report to the Code Administrator with the following information (such information to be current as of a date no more than 45 days before the report is submitted):

    * Name(s) in which the Personal Account is registered and the date the Personal Account was established;

    * Title and type of security, number of shares, principal amount, interest rate and maturity (as applicable) of each security held in the Personal Account;

    * Name of the broker, dealer or bank with which the Personal Account is maintained; and

    *    The date the report is submitted.

         Reports submitted pursuant to this Code may contain a statement that the report is not to be construed as an admission that the Employee or Access Person has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

         (iv) SECURITIES EXEMPT FROM QUARTERLY REPORTING REQUIREMENTS. Holdings of and transactions in the types of Securities listed below are exempt from the quarterly reporting requirements of the Code, and duplicate copies of confirmations and periodic statements of Personal Accounts that contain ONLY those types of Securities do not have to be reported to the Code Administrator on a quarterly basis. NOTE: This exception applies only to quarterly reports. All Securities, including those listed below, must be reported on an annual basis.

         The following types of Securities do not have to be included in the quarterly reports to the Code Administrator:

         (i) Involuntary purchases or sales of Securities in a Personal Account, such as Securities received pursuant to a dividend reinvestment plan or a stock split or through a gift or bequest; or

         (ii) Purchases of Securities in a Personal Account that result from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights.

         (iii)  Securities  issued  by  the  U.S.  government,   its   agencies,
    instrumentalities and government-sponsored enterprises;

         (iv) Bankers' acceptances, bank certificates of deposit, commercial paper, short-term debt instruments (including repurchase agreements) provided such debt instruments have a maturity at the date of issuance of less than 366 days and are rated in one of the two highest rating categories by a nationally recognized statistical rating organization; or

         (v) Shares of any open-end non-Oppenheimer fund. Notwithstanding the prior sentence, the following Securities must be included in quarterly reports: an open-end investment company for which OFI serves as the investment sub-adviser and exchange-traded funds (ETFs).

         12. CERTIFICATIONS

         All Employees and Access Persons shall acknowledge that they have received the Code of Ethics and recognize that they are subject to its requirements.

         All Employees and Access Persons shall certify at least annually that they have read and understand the Code of Ethics, recognize that they are subject to its requirements and have complied with the requirements of the Code of Ethics.

         All Employees and Access Persons shall certify annually that they have reported all transactions in and holdings of Securities in Personal Accounts required to be reported pursuant to the Code.

         13. INDEPENDENT DIRECTORS

         An Independent Director (or any non-Independent Director who is not otherwise an Employee of OFI or an Access Person) is required to report only those transactions in his or her Personal Account in a Security (excluding, for purposes of this subparagraph, open-end Oppenheimer Funds) that at the time such Director knew, or in the ordinary course of fulfilling his or her duties should have known, was purchased or sold or was Being Considered for Purchase or Sale by an Advisory Client during the fifteen (15) calendar day period immediately before or after the date of the Independent Director's transaction. No report will be required for any quarter in which an Independent Director has only exempt transactions to report.

         Sanctions for any violation of this Code of Ethics by an Independent Director of an Oppenheimer Fund will be determined by a majority vote of other Independent Directors of such Fund.

         14. PENALTIES AND SANCTIONS

         Any profits realized or losses avoided on trades prohibited by Sections 8-10 shall be subject to disgorgement.

         Any violation of this Code shall be subject to the imposition of such sanctions by the Code Administrator as the Code Administrator deems appropriate under the circumstances to achieve the purposes of this Code, provided, however, if the sanctions includes suspension or termination of employment , such suspension or termination must be approved by the Code of Ethics Oversight Committee.

         Such sanctions may include, but will not necessarily be limited to, one or more of the following: a letter of censure; restitution of an amount equal to the difference between the price paid or received by the affected Advisory Client(s) and the more advantageous price paid or received by the offending person; the suspension or termination of personal trading privileges; or the suspension or termination of employment.

         OFI reserves the right to take any legal action it deems appropriate against any Employee who violates any provision of this Code and to hold Employees liable for any and all damages (including, but not limited to, all costs and attorney fees) that OFI may incur as a direct or indirect result of any such Employee's violation of this Code or related law or regulation.

         REVIEW PROCESS. An Employee may request review by the Code of Ethics Oversight Committee of a decision or determination made by the Code Administrator pursuant to this Code. The Committee, in its sole discretion, may elect to consider or reject the request for review.

         15. DUTIES OF THE CODE OF ETHICS OVERSIGHT COMMITTEE

              The Code of Ethics Oversight Committee is responsible for establishing policies and procedures for the administration of the Code, considering and approving amendments to the Code, and reviewing and considering any decisions made by the Code Administrator upon request of an Employee or involving suspension or termination of employment. The Committee may be assisted by counsel in fulfilling its duties if deemed appropriate.

         16. DUTIES OF THE CODE ADMINISTRATOR

         The Code Administrator shall have the following responsibilities:

         Maintaining a current list of the names of all Access Persons and Investment Persons with an appropriate description of their title or employment;

         Furnishing all Employees and Access Persons with a copy of this Code and initially and periodically informing them of their duties and obligations thereunder;

         Designating, as desired, appropriate personnel to review transaction and holdings reports submitted by Access Persons;

         Reviewing and considering pre-approval requests from Access Persons and Investment Persons and setting forth in detail the rationale for any approvals granted to such Access Persons or Investment Persons;

         Maintaining or supervising the maintenance of all records required by this Code;

         Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by an Advisory Client;

         Issuing any interpretation of this Code that may appear consistent with the objectives of this Code;

         Conducting such investigations, including scrutiny of the listings referred to in this Section 17(f) above, as shall reasonably be required to detect and report any apparent violations of this Code to the Code of Ethics Oversight Committee and to the Directors of the affected Oppenheimer Funds;

         Submitting a quarterly report to the Board of Directors of each potentially affected Oppenheimer Fund of any violations of this Code and the sanction imposed as a result; any transactions suggesting the possibility of a violation; any interpretations issued by and any exemptions or waivers found appropriate by the Code Administrator; and any other significant information concerning the appropriateness of this Code.

         Submitting a written report at least annually to the Board of Directors of each Oppenheimer Fund that:

               (i)  describes  any issues  arising under the Code since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in
         response  to  the  material   violations;

               (ii) summarizes existing procedures concerning personal investing and any changes in the procedures made during the previous year;

               (iii) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations;

               (iv) reports with respect to the implementation of this Code through orientation and training programs and on-going reminders; and

               (v) certifies that the each Oppenheimer Fund, OFI, CAMC, any OFI subsidiary or directly-controlled affiliate (as applicable), and OFDI, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         17. RECORDKEEPING

         The Code Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

         A copy of any Code adopted pursuant to Rule 17j-1 under the 1940 Act or Rule 204A-1 under the Advisers Act which has been in effect during the most recent five (5) year period;

         A record of any violation of any such Code, and of any action taken as a result of such violation, within five (5) years from the end of the fiscal year of OFI in which such violation occurred;

         A copy of all written acknowledgements by Access Persons during the most recent five (5) year period;

         A copy of each report made by a Access Person, as well as trade confirmations and/or account statements that contain information not duplicated in such reports, within five (5) years from the end of the fiscal year of OFI in which such report is made or information is provided, the first two (2) years in an easily accessible place;

         A copy of each report made by the Code Administrator within five (5) years from the end of the fiscal year of OFI in which such report is made or issued, the first two (2) years in an easily accessible place;

         A list, in an easily accessible place, of all persons who are, or within the most recent five (5) year period have been Access Persons or were required to make reports pursuant to Rules 17j-1 and 204A-1 and this Code or who are or were responsible for reviewing these reports; and

         A record of any decision, and the reasons supporting the decision, to permit an Access Person or Investment Person to acquire a Private Placement or Initial Public Offering security, for at least five (5) years after the end of the fiscal year in which permission was granted.

         18. AMENDMENTS

              OFI may amend this Code as necessary or appropriate to achieve the purposes of Rules 17j-1 and 204A-1. Any material changes to this Code must be approved by the Board of Directors of each Oppenheimer Fund, including a majority of the Independent Directors, within six months after the change has been adopted by OFI.

ADOPTED BY:

Oppenheimer Funds
OppenheimerFunds, Inc.
OppenheimerFunds Distributor, Inc.
Centennial Asset Management Corporation
Oppenheimer Real Asset Management, Inc.
OFI Institutional Asset Management, Inc.
HarbourView Asset Management Corporation
Trinity Investment Management, Inc.
OFI Private Investments, Inc.

                                EXHIBIT P (xii)

[LOGO MFS(SM)
     INVESTMENT MANAGEMENT(R)]


MFS Investment Management Code of Ethics

 ===============================================================================
 OWNER:                                       EFFECTIVE DATE: January 1, 2006
 Michael Whitaker, Chief Compliance Officer   REPLACES POLICY VERSION DATED:
 Sharon Ellis, Conflicts Officer              January 1, 2005
 CONTACT PERSON:                              INTERNAL COMPLIANCE AND CONTROL
 CODEOFETHICS@MFS.COM                         COMMITTEE APPROVAL:
 Thomas Ryan, ext. 55186
 Yasmin Motivala, ext. 55080                  BOARD APPROVAL:
 Jennifer Estey, ext. 54477
 Randy Hopkins, ext. 57588

 APPLICABILITY:
 All MFS employees
 ===============================================================================


At the direction of the MFS Code of Ethics Oversight Committee (the "Committee"), the above listed personnel and the MFS Investment Management Compliance Department in general, are responsible for implementing, monitoring, amending and interpreting this Code of Ethics.

                                Table of Contents


      Overview and Scope.....................................................4

Scope and Statement of General Fiduciary Principles..........................6

Definitions..................................................................7

IProcedural Requirements of the Code Applicable to All MFS Employees
(Non-Access Persons, Access Persons and Investment Personnel)...............10
      Compliance with Applicable Federal Securities Laws....................10

      Reporting Violations..................................................10

      Certification of Receipt and Compliance...............................10

      Use of Preferred Brokers..............................................11

      Reportable Funds Transactions and Holdings............................11

      Disclosure of Employee Related Accounts and Holdings..................11

      Transactions Reporting Requirements...................................12

      Discretionary Authorization...........................................12

      Excessive Trading.....................................................12

      Use of MFS Proprietary Information....................................13

      Futures and Related Options on Covered Securities.....................13

      Initial Public Offerings..............................................13

      Investment Clubs and Investment Contests..............................13

Trading Provisions, Restrictions and Prohibitions Applicable to All Access Persons and Investment Personnel (collectively, "Access Persons" unless otherwise noted)...........................................................14
      Pre-clearance.........................................................14

      Private Placements....................................................15

      Initial Public Offerings..............................................15

      Restricted Securities.................................................16

      Short-Term Trading....................................................16

      Service as a Director.................................................16

Trading Requirements Applicable to Portfolio Managers.......................18

      Portfolio Managers Trading in Reportable Funds........................18

      Portfolio Managers Trading Individual Securities......................18

Administration and Enforcement of the Code of Ethics........................19

      Applicability of the Code of Ethics' Provisions.......................19

      Review of Reports.....................................................19

      Violations and Sanctions..............................................19

      Appeal of Sanction(s).................................................19

      Amendments and Committee Procedures...................................19

      Beneficial Ownership..........................................Appendix A

      Reporting Obligations.........................................Appendix B

      Specific Country Requirements..................................Exhibit A

      Access Categorization of MFS Business Units....................Exhibit B

      Security Types and Pre-Clearance and Reporting Requirements....Exhibit C

      Private Placement Approval Request.............................Exhibit D

      Initial Public Offering Approval Request.......................Exhibit E

The following related policies can be viewed by clicking on the links. They are also available on the Compliance Department's intranet site unless otherwise noted.

NOTE: THE RELATED POLICIES AND INFORMATION ARE SUBJECT  TO CHANGE FROM  TIME TO
      TIME.

      MFS INSIDE INFORMATION POLICY

      MFS CODE OF BUSINESS CONDUCT

      THE CODE OF ETHICS FOR PERSONAL TRADING AND CONDUCT FOR NON-MANAGEMENT DIRECTORS

      THE CODE OF ETHICS FOR THE INDEPENDENT TRUSTEES, INDEPENDENT ADVISORY TRUSTEES, AND NON-MANAGEMENT INTERESTED TRUSTEES OF THE MFS FUNDS AND COMPASS FUNDS

      MFS POLICY OF HANDLING COMPLAINTS

      MFS-SLF ETHICAL WALL POLICY

      CURRENT LIST OF MFS' DIRECT AND INDIRECT SUBSIDIARIES

      CURRENT LIST OF FUNDS FOR WHICH MFS ACTS AS ADVISER, SUB-ADVISER OR PRINCIPAL UNDERWRITER ("Reportable Funds")

      CURRENT LIST OF PREFERRED BROKER DEALERS

     OVERVIEW AND SCOPE

     MFS' Code of Ethics (the "Code") applies to all direct and indirect subsidiaries of Massachusetts Financial Services Company (collectively, "MFS") and is designed to comply with applicable federal securities laws. The MFS Compliance Department, under the direction of MFS' Chief Compliance Officer, administers this policy.

     The provisions of this Code apply worldwide, meaning to all of MFS' affiliates' Employees in the U.S. and certain countries where MFS conducts operations and other persons as designated by the Code of Ethics Oversight Committee (the "Committee"), as detailed on page 7 in Part II of the Definitions section of the Code. In certain non-U.S. countries, local laws or customs may require slight deviations from the U.S. requirements. MFS Employees residing in these non-U.S. countries are subject to the applicable requirements set forth in Exhibit A as that Exhibit is updated from time to time. The Code complements MFS' Code of Business Conduct. (See the Table of Contents for a link to this policy and other related policies). As an Employee of MFS, you must follow MFS' Code of Business Conduct, and any other firm-wide or department specific policies and procedures.

     This Code does not apply to directors of MFS who are not also MFS Employees ("MFS Non-Management Directors") or Trustees/Managers of MFS' sponsored SEC registered funds who are not also Employees of MFS ("Fund Non-Management Trustees"). MFS Non-Management Directors and Fund Non-Management Trustees are subject to the Code of Ethics for Personal Trading and Conduct for Non-Management Directors and the Code of Ethics for the Independent Trustees, Independent Advisory Trustees, and Non-Management Interested Trustees of the MFS Funds and Compass Funds, respectively (see the Table of Contents for links to these policies). MFS Employees must be familiar, and to the extent possible, comply with the Role Limitations and Information Barrier Procedures of these separate codes of ethics. In addition, MFS Employees must understand the MFS-SLF Ethical Wall Policy (see the Table of Contents for a link to this policy).

     The Code is structured as follows:

     o    Section I identifies the general purpose of the policy.

     o    Section   II  defines  Employee   classifications,  Employee   Related
          Accounts,  Covered   Securities and  other  defined  terms used in the
          Code.

     o Section III details the procedural requirements of the Code which are applicable to all MFS Employees.

     o Section IV identifies the trading provisions and restrictions of the Code which are applicable to Access Persons and Investment Personnel (as defined in Section II).

     o    Section  V  details  specific  trading   prohibitions   applicable  to
          Portfolio Managers and Research Analysts (as defined in Section II).

     o Section VI outlines the administration of the Code, including the imposition and administration of sanctions.

     o Appendix A provides additional guidance and examples of beneficial ownership.

     o    Appendix B details the specific reporting obligations for Employees.

I.   SCOPE AND STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

     Employees of MFS have an obligation to conduct themselves in accordance with the following principles:

          o You have a fiduciary duty at all times to avoid placing your personal interests ahead of the interests of MFS' clients;

          o You have a duty to attempt to avoid actual and potential conflicts of interests between personal activities and MFS' clients activities; and

          o You must not take advantage of your position at MFS to misappropriate investment opportunities from MFS' clients.

     As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest(s) with clients or abuse of your position of trust and responsibility.

     MFS considers personal trading to be a privilege, not a right. When making personal investment decisions, you must exercise extreme care to ensure that the prohibitions of this Code are not violated. Furthermore, you should conduct your personal investing in such a manner that will eliminate the possibility that your time and attention are devoted to your personal investments at the expense of time and attention that should be devoted to your duties at MFS.

     In connection with general conduct and personal trading activities, Employees must refrain from any acts with respect to MFS' clients, which would be in conflict with MFS' clients or cause a violation of applicable securities laws, such as:

          o   Employing any device, scheme or artifice to defraud;

          o Making any untrue statement of a material fact to a client, or omitting to state a material fact to a client necessary in order to make the statement not misleading;

          o Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit; or

          o   Engaging in any manipulative practice.

     It is not possible for this policy to address every situation involving MFS Employees' personal trading. The Committee is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases with the view of placing MFS' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions which abuse your fiduciary duty to any client of MFS.

II.  DEFINITIONS

     The definitions are designed to help you understand the application of the Code to MFS employees, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Compliance Department if you have any questions. The specific requirements of the Code begin on page 10. Please refer back to these definitions as you read the Code.

     A.   Categories of Personnel

          1.  INVESTMENT PERSONNEL means and includes:

          a) Employees in the Equity and Fixed Income Departments, including portfolio managers, research analysts, support staff, etc.;

          b) Other persons designated as Investment Personnel by MFS' Chief Compliance Officer ("CCO"), MFS' Conflicts Officer ("Conflicts Officer") or their designee(s), or the Code of Ethics Oversight Committee ("Committee").

          2. PORTFOLIO MANAGERS are employees who are primarily responsible for the day-to-day management of a portfolio. Research Analysts (defined below) are deemed to be Portfolio Managers with respect to portfolio securities within the industry they cover in relation to any portfolio managed collectively by a committee of Research Analysts (e.g., MFS Research Fund).

          3. RESEARCH ANALYSTS are employees whose assigned duties solely are to make investment recommendations to or for the benefit of any portfolio.

          4. ACCESS PERSONS are those Employees, who, (i) in the ordinary course of their regular duties, make, participate in or obtain information regarding the purchase or sale of securities by any MFS client; (ii) have access to nonpublic information regarding any MFS client's purchase or sale of securities; (iii) have access to nonpublic information regarding the portfolio holdings of any MFS client; or (iv) have involvement in making securities recommendations to any MFS client or have access to such recommendations that are nonpublic. All Investment Personnel (including Portfolio Manager and Research Analysts) are also Access Persons. Please see Exhibit B for the Access Person designations of MFS' business unit personnel.

          5. NON-ACCESS PERSONS are MFS Employees who are not categorized as Access Persons or Investment Personnel.

          6. MFS EMPLOYEES OR EMPLOYEE are all officers, directors (who are also MFS Employees) and Employees of MFS.

          7. NASD AFFILIATED PERSON is an Employee who is also associated with an NASD-member firm, or licensed by the NASD.

          8. COVERED PERSON means a person subject to the provisions of this Code. This includes MFS Employees and their related persons, such as spouses and minor children, as well as other persons designated by the CCO or Conflicts Officer, or their designee(s), or the Committee (who shall be treated as MFS Employees, Access Persons, Non-Access Persons, Portfolio Managers or Research Analysts, as designated by the CCO or Conflicts Officer, or their designees(s), or the Committee). Such persons may include fund officers, consultants, contractors and employees of Sun Life Financial, Inc. providing services to MFS.

     B.   ACCOUNTS are all brokerage accounts and Reportable Fund accounts.

     C. EMPLOYEE RELATED ACCOUNT of any person related to this Code includes but is not limited to:

          1. The Employee's own Accounts and Accounts "beneficially owned" by the Employee as described below;

          2. The Employee's spouse/domestic partner's Accounts and the Accounts of minor children and other relatives in the Employee's household;

          3. Accounts in which the Employee, his/her spouse/domestic partner, minor children or other relatives living in their household have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and

          4. Accounts (including corporate Accounts and trust Accounts) over which the Employee or his/her spouse/domestic partner or other relatives in the Employee's household exercises investment discretion or direct or indirect influence or control.

              See APPENDIX A for a more detailed discussion of beneficial ownership. For additional guidance in determining beneficial ownership, contact the Compliance Department.

     ---------------------------------------------------------------------------
     ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.
     ---------------------------------------------------------------------------

     D. AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan and payroll and MFS contributions to the MFS retirement plans.

     E.   CCO means MFS' Chief Compliance Officer.

     F.   COMMITTEE means the Code of Ethics Oversight Committee.

     G.   CONFLICTS OFFICER means MFS' Conflicts Officer.

     H. COVERED SECURITIES are generally all securities. See Exhibit C for application of the Code to the various security types and for a list of securities which are not Covered Securities.

     I. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or foreign financial regulatory authority.

     J. PRIVATE PLACEMENT means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Compliance Department).

     K. REPORTABLE FUND means any fund for which MFS acts as investment adviser, sub-adviser or principal underwriter. Such funds include MFS' retail funds, MFS Variable Insurance Trust, MFS Institutional Trust, MFS/Sun Life Series Trust, Compass Variable Accounts, and funds for which MFS serves as sub-adviser, as well as MFS offshore funds (e.g., MFS Meridien Funds). See the Table of Contents for a link to the list of Reportable Funds.

III. PROCEDURAL REQUIREMENTS OF THE CODE APPLICABLE TO ALL MFS EMPLOYEES (NON-ACCESS PERSONS, ACCESS PERSONS AND INVESTMENT PERSONNEL)

     A.   Compliance with Applicable Federal Securities Laws.

          MFS is subject to extensive regulation. As an MFS Employee, you must comply not only with all applicable federal securities laws but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable federal securities laws. MFS Employees resident outside the U.S. must also comply with local securities laws (see Exhibit A for specific country requirements). In addition, MFS Employees must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of MFS' clients, whether or not covered by the provisions of this policy.

     B.   Reporting Violations.

          MFS Employees are required to report any violation, whether their own or another individual's, of the Code, Inside Information Policy, or Code of Business Conduct, and any amendments thereto (collectively, the "Conduct Policies"). Reports of violations other than your own may be made anonymously and confidentially to the MFS Corporate Ombudsman, as provided for in the MFS Policy of Handling Complaints (see the Table of Contents for a link to this policy). Alternatively, you may contact the CCO or the Conflicts Officer or their designee(s).

     C.   Certification of Receipt and Compliance.

          1.  Initial Certification (New Employee)

              Each new MFS Employee will be given copies of the Conduct Policies. Within 10 calendar days of commencement of employment, each new Employee must certify that they have read and understand the provisions of the Conduct Policies. This certification must be completed using the Code of Ethics system at http://mfs.ptaconnect.comcoe.

          2.  Quarterly Certification of Compliance.

              On a quarterly basis, all Employees will be expected to certify that they: (i) have received copies of the then current Conduct Policies; (ii) have read and understand the Conduct Policies and recognize that they are subject to their requirements; and, (iii) have complied with all applicable requirements of the Conduct Policies. This certification shall apply to all Employee Related Accounts, and must be completed using the Code of Ethics system at HTTP://MFS.PTACONNECT.COM .

     D.   Use of Preferred Brokers

          All Employees are strongly encouraged to maintain Employee Related Accounts at, and execute all transactions in Covered Securities through, one or more broker-dealers as determined by the Committee. (See the Table of Contents for a link to the list of preferred broker-dealers.) New Employees should initiate a transfer of Employee Related Accounts to one or more of the preferred brokers within 45 days of their hire date. Upon opening such an Account, Employees are required to disclose the Account to the Compliance Department. MFS Employees must also agree to allow the broker-dealer to provide the Compliance Department with electronic reports of Employee Related Accounts and transactions executed therein and to allow the Compliance Department to access all Account information.

          Employees are required to receive approval from the Committee to maintain an Employee Related Account with broker-dealers other than those on the preferred list. Permission to open or maintain an Employee Related Account with a broker-dealer other than those on the list of approved brokers will not be granted or may be revoked if transactions are not reported as described below in TRANSACTIONS REPORTING REQUIREMENTS, SECTION III. G.

     E.   Reportable Funds Transactions and Holdings

          MFS Employees are subject to the same policies against excessive trading that apply for all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

          In addition, Employees are required to purchase and maintain investments in Reportable Funds sponsored by MFS through MFS, or another entity designated by MFS for Reportable Funds not available for sale in the U.S. Transactions and holdings in sub-advised Reportable Funds or Reportable Funds not available for sale in the U.S. must be reported as described below. (See the Table of Contents for a link to the list of products sub-advised by MFS.)

     F. Disclosure of Employee Related Accounts and Holdings (for details on the specific reporting obligations, see Appendix B)

          1.  Initial Report

              Each new Employee must disclose to the Compliance Department all Employee Related Accounts and all holdings in Covered Securities whether or not held in an Employee Related account within 10 calendar days of their hire. This report must be made using the Code of Ethics system at HTTP://MFS.PTACONNECT .com. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted. Also, any Employee Related Accounts newly associated with an Employee, through marriage or any other life event, must be disclosed promptly, typically within 10 days of the event.

          2.  Annual Update

              On an annual basis, all Employees will be required to make an annual update of their Employee Related Accounts and all holdings in Covered Securities, whether or not held in an Employee Related Account. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.

     G.   Transactions Reporting Requirements

          Each Employee must either report and/or verify all transactions in Covered Securities. Reports must show any purchases or sales for all Covered Securities whether or not executed in an Employee Related Account. Reports must show any purchases or sales for all Covered Securities. Employees must submit a quarterly report within 30 days of calendar quarter end even if they had no transactions in Covered Securities within the quarter. Reports must be submitted using the Code of Ethics system at http://mfs.ptaconnect.com. For purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans need not be reported.

     H.   Discretionary Authorization

          Generally, Employees are prohibited from exercising discretion over accounts in which they have no beneficial interest. Under limited circumstances, and only with prior written approval from the Compliance Department, an Employee may be permitted to exercise such discretion. In addition, Employees must receive prior written approval from the Compliance Department before: (i) assuming power of attorney related to financial or investment matters for any person or entity; or (ii) accepting a position on an investment committee for any entity. Further, Employees must notify the Compliance Department upon becoming an executor or trustee of an estate.

     I.   Excessive Trading

          Excessive or inappropriate trading that interferes with job performance or compromises the duty that MFS owes to its clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Compliance Department and reported to senior management for review. A pattern of excessive trading may lead to disciplinary action under the Code.

     J.   Use of MFS Proprietary Information

          MFS' investment recommendations and other proprietary information are for the exclusive use of our clients. Employees should not use MFS' proprietary information for personal benefit. Any pattern of personal trading suggesting use of MFS' proprietary information will be investigated by the Compliance Department. Any misuse or distribution of MFS' investment recommendations is prohibited.

     K.   Futures and Related Options on Covered Securities

          Employees are prohibited from using futures or related options on a Covered Security to evade the restrictions of this Code. Employees may not use futures or related options transactions with respect to a Covered Security if the Code would prohibit taking the same position directly in the Covered Security.

     L.   Initial Public Offerings

          Employees who are also NASD Affiliated Persons are prohibited from purchasing equity securities in an IPO.

     M.   Investment Clubs and Investment Contests

          MFS generally prohibits Employees from direct or indirect participation in an Investment Club, or Investment Contest. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes or winnings as a result of participation in such activities.

IV. TRADING PROVISIONS, RESTRICTIONS AND PROHIBITIONS APPLICABLE TO ALL ACCESS PERSONS AND INVESTMENT PERSONNEL (COLLECTIVELY, "ACCESS PERSONS" UNLESS OTHERWISE NOTED)

     A.   Pre-clearance

          Access Persons must pre-clear before effecting a personal transaction in any Covered Security, EXCEPT for Reportable Funds. Note: All closed-end funds, including closed-end funds managed by MFS, MUST be pre-cleared.

          Generally, a pre-clearance request will not be approved if it would appear that the trade could have a material influence on the market for that security or would take advantage of, or hinder, trading by any client within a reasonable number of days. Additionally, pre-clearance requests may be evaluated to determine compliance with other provisions of the Code relevant to the trade.

          In order to pre-clear, an Access Person must go to the Code of Ethics system at http://mfs.ptaconnect.com and enter their request on the day they intend to trade. Pre-clearance approval is good for the same business day authorization is granted. To avoid inadvertent violations, good-till-cancelled orders are not permitted.

          Pre-clearance is NOT required for the below list of transactions. Please see Exhibit C for whether these transactions need to be reported:

          o Purchases or sales that are not voluntary EXCEPT for transactions executed as a result of a margin call or forced cover of a short position. These include, but are not limited to mandatory tenders (e.g., combination of companies as a result of a merger or acquisition), transactions executed by a broker to cover negative cash balance in an account, broker disposition of fractional shares and debt maturities. Voluntary tenders and other non-mandatory corporate actions should be pre-cleared, unless the timing of the action is outside the control of the Employee;

          o Purchases or sales which are part of an Automatic Investment Plan that has been disclosed to the Compliance Department in advance (provided that dividend reinvestment plans need not be disclosed to the Compliance Department in advance);

          o Transactions in securities not covered by this Code, or other security types for which pre-clearance is not required (see Exhibit C); and

          o With prior approval from the Compliance Department, trades in an account where investment discretion is delegated to a third party in a manner acceptable to the Compliance Department.

          By seeking pre-clearance, Access Persons will be deemed to be advising the Compliance Department that they (i) do not possess any material, nonpublic information relating to the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Compliance Department.

          Pre-clearance may be denied for any reason. An Access Person is not entitled to receive any explanation or reason if their pre-clearance request is denied.

     B.   Private Placements

          Access Persons must obtain prior approval from the Compliance Department before participating in a Private Placement. The Compliance Department will consult with the Committee and other appropriate parties in evaluating the request. To request prior approval, Access Persons must provide the Compliance Department with a completed Private Placement Approval Request (see Exhibit D).

          If the request is approved, the Access Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section III. F. and Section III. G.).

          If the Access Person is also a Portfolio Manager and has a material role in the subsequent consideration of securities of the issuer (or one that is affiliated) by any client portfolio after being permitted to make a Private Placement, the following steps must be taken:

          1. The Portfolio Manager must disclose the Private Placement interest to a member of MFS' Investment Management Committee.

          2. An independent review by the Compliance Department in conjunction with other appropriate parties must be obtained for any subsequent decision to buy ANY securities of the issuer (or one that is affiliated) for the Portfolio Manager's assigned client portfolio(s) before buying for the portfolio(s). The review must be performed by the Compliance Department in consultation with other appropriate parties.

     C.   Initial Public Offerings

          Access Persons are generally prohibited from purchasing securities in either an IPO or a secondary offering. Under limited circumstances and only with prior approval from the Compliance Department, in consultation with the Committee and/or other appropriate parties, certain Access

          Persons may purchase equity securities in an IPO or a secondary offering, provided the Compliance Department and/or other appropriate parties determines such purchase does not create a reasonable prospect of a conflict of interest with any Portfolio. To request permission to purchase equity securities in an IPO or a secondary equity offering, the Access Person must provide the Compliance Department with a completed request form (see Exhibit E). To request permission to purchase new issues of fixed income securities, the Access Person must pre-clear the security using the Code of Ethics system at http://mfs.ptaconnect.com.

     D.   Restricted Securities.

          Access Persons may not trade for their Employee Related Accounts securities of any issuer that may be on any complex-wide restriction list maintained by MFS from time to time.

     E.   Short-Term Trading

          All Access Persons are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security (INCLUDING REPORTABLE FUNDS) within 60 calendar days. Profits from such trades must be disgorged (surrendered) in a manner acceptable to MFS. Any disgorgement amount shall be calculated by the Compliance Department, the calculation of which shall be binding. Note that this provision is also applicable to Reportable Funds held in the MFS Retirement Savings Plan or Defined Contribution Plan, as well as all non-retirement plan Employee Related Accounts held through MFS or other entity designated by MFS. This provision does NOT apply to:

          o Transactions in Covered Securities, other than Reportable Funds, that are exempt from the pre-clearance requirements described above (see Exhibit C);

          o Transactions executed in Employee Related Accounts that, with prior approval from the Compliance Department, are exempt from pre-clearance;

          o Transactions in MFS' money market funds and other Reportable Funds with a stable net asset value; or

          o   Transactions effected through an Automatic Investment Plan.


     F.   Service as a Director

          Access Persons must obtain prior approval from the Compliance Department to serve on a board of directors or trustees of a publicly traded company or a privately held company that is reasonably likely to become publicly traded within one year from the date the Access Person joined the board. In the event an Access Person learns that a privately held company for which the Access Person serves as a director or trustee plans to make a public offering, the Access Person must promptly notify the Compliance Department. Access Persons serving as directors or trustees of publicly traded companies may be isolated from other MFS Employees through "information barriers" or other appropriate procedures.

          Access Persons who would like to serve on a board of directors or trustees of a non-profit organization must refer to the Code of Business Conduct for procedures to engage in the outside activity.

V.   TRADING REQUIREMENTS APPLICABLE TO PORTFOLIO MANAGERS

     A.   Portfolio Managers Trading in Reportable Funds

          No Portfolio Manager shall buy and sell (or sell and buy) for his or her Employee Related Accounts within 14 calendar days shares of any Reportable Fund with respect to which he or she serves as a Portfolio Manager. For purposes of this prohibition, Research Analysts are considered to be Portfolio Managers in relation to the ENTIRE portfolio of any Reportable Fund managed collectively by a committee of Research Analysts (E.G., MFS Research Fund). This provision does not apply to transactions effected through an Automatic Investment Plan.

     B.   Portfolio Managers Trading Individual Securities

          Portfolio Managers are prohibited from trading a security for their Employee Related Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio for which he or she serves as Portfolio Manager. If a Portfolio Manager receives pre-clearance authorization to trade a security in his or her Employee Related Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Compliance Department prior to executing any trades for his or her client portfolio.

VI.  ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

     A.   Applicability of the Code of Ethics' Provisions

          The Committee, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity. The Committee will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Employee who would like such consideration must submit a request in writing to the Compliance Department.

     B.   Review of Reports

          The Compliance Department will regularly review and monitor the reports filed by Covered Persons. Employees and their supervisors may be notified of the Compliance Departments review.

     C.   Violations and Sanctions

          Any potential violation of the provisions of the Code or related policies will be investigated by the Compliance Department, or, if necessary, the Committee. If a determination is made that a violation has occurred, a sanction may be imposed. Sanctions may include, but are not limited to one or more of the following: a warning letter, fine, profit surrender, personal trading ban, termination of employment or referral to civil or criminal authorities. Material violations will be reported promptly to the respective boards of trustees/managers of the Reportable Funds or relevant committees of the boards.

     D.   Appeal of Sanction(s)

          Employees deemed to have violated the Code may appeal the determination by providing the Compliance Department with a written explanation within 30 days of being informed of the outcome. If appropriate, the Compliance Department will review the matter with the Committee. The Employee will be advised whether the sanction(s) will be imposed, modified or withdrawn. Such decisions on appeals are binding. The Employee may elect to be represented by counsel of his or her own choosing and expense.

     E.   Amendments and Committee Procedures

          The Committee will adopt procedures that will include periodic review of this Code and all appendices and exhibits to the Code. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice. The Committee shall submit any such amendments to MFS' Internal

          Compliance Controls Committee. In addition, the Committee shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designees, for approval no later than 6 months after adoption of the material change.

                                                                      APPENDIX A

                              BENEFICIAL OWNERSHIP

MFS' Code of Ethics (the "Code") states that the Code's provisions apply to accounts beneficially owned by the Employee, as well as accounts under direct or indirect influence or control of the Employee. Essentially, a person is considered to be a beneficial owner of accounts or securities when the person has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that a person has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

  * Accounts and securities held by immediate family members sharing the same household; and

  *  Securities held in trust (certain exceptions may apply).

In addition, an Employee may be considered a beneficial owner of an account or securities when the Employee can exercise direct or indirect investment control.

PRACTICAL APPLICATION

* If an adult child is living with his or her parents: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for MFS and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code. If, however, one or both parents work for MFS, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

* Co-habitation (domestic partnership): Accounts where the employee is a joint owner, or listed as a beneficiary, are subject to the Code. If the Employee contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the employee and are therefore subject to the Code.

* Co-habitation (roommate): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

* UGMA/UTMA accounts: If the Employee, or the Employee's spouse, is the custodian for a minor child, the account is beneficially owned by the Employee. If someone other than the Employee, or the Employee's spouse, is the custodian for the Employee's minor child, the account is not beneficially owned by the Employee.

* Transfer On Death accounts ("TOD accounts"): TOD accounts where the Employee becomes the registrant upon death of the account owner are not beneficially owned by the Employee until the transfer occurs (this particular account registration is not common).

                                                                      APPENDIX A


*    Trusts

     * If the Employee is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity (see the Code of Business Conduct) and generally will be subject to case-by-case review for Code applicability.

     * If the Employee is a beneficiary and does not share investment control with a trustee, the Employee is not a beneficial owner until the trust is distributed.

     * If an Employee is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Employee.

     * If the Employee is a trustee and a beneficiary, the trust is beneficially owned by the Employee.

     * If the Employee is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Employee.

     * If the Employee is a settlor of a revocable trust, the trust is beneficially owned by the Employee.

     * If the Employee's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

* College age children: If an Employee has a child in college and still claims the child as a dependent for tax purposes, the Employee is a beneficial owner of the child's accounts and securities.

* Powers of attorney: If an Employee has been granted power of attorney over an account, the Employee is not the beneficial owner of the account until such time as the power of attorney is activated.

                                                                      APPENDIX B

                              REPORTING OBLIGATIONS

Note: Employees must submit all required reports using the Code of Ethics system at http://mfs.ptaconnect.com . The electronic reports on Code of Ethics Online meet the contents requirements listed below in Sections A.1. and B.1.


A. INITIAL AND ANNUAL HOLDINGS REPORTS

Employees must file initial and annual holdings reports ("Holdings Reports") as follows.

     1.   CONTENT OF HOLDINGS REPORTS

          o The title, number of shares and principal amount of each Covered Security;

          o The name of any broker or dealer with whom the Employee maintained an account in which ANY securities were held for the direct or indirect benefit of the Employee; and

          o   The date the Employee submits the report.

     2.   TIMING OF HOLDINGS REPORTS

          o INITIAL REPORT - No later than 10 days after the person becomes an Employee. The information must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

          o ANNUAL REPORT - Annually, and the information must be current as of a date no more than 45 days before the report is submitted.

     3.   EXCEPTIONS FROM HOLDINGS REPORT REQUIREMENTS

 No holdings report is necessary:

          o   For holdings in securities that are not Covered Securities; or

          o For securities held in accounts over which the Access Person had no direct or indirect influence or control.

                                                                      APPENDIX B

B.   QUARTERLY TRANSACTION REPORTS

Employees must file a quarterly transactions report ("Transactions Report") with respect to:

     (i) any transaction during the calendar quarter in a Covered Security in which the Employee had any direct or indirect beneficial ownership; and

     (ii) any account established by the Employee during the quarter in which ANY securities were held during the quarter for the direct or indirect benefit of the Employee.

Brokerage statements may satisfy the Transactions Report obligation provided that they contain all the information required in the Transactions Report and are submitted within the requisite time period as set forth below.

 1.  CONTENT OF TRANSACTIONS REPORT

     A.   FOR TRANSACTIONS IN COVERED SECURITIES

          o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

          o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

          o The price of the Covered Security at which the transaction was effected;

          o The name of the broker, dealer or bank with or through which the transaction was effected; and

          o   The date the report was submitted by the Employee.

     B.   FOR NEWLY ESTABLISHED ACCOUNTS HOLDING ANY SECURITIES

          o The name of the broker, dealer or bank with whom the Employee established the account;

          o   The date the account was established; and

          o   The date the report was submitted by the Employee.

                                                                      APPENDIX B

 2.  TIMING OF TRANSACTIONS REPORT

     No later than 30 days after the end of the calendar quarter.

 3.  EXCEPTIONS FROM TRANSACTIONS REPORT REQUIREMENTS

     No Transactions Report is necessary:

     o    For transactions in securities that are not Covered Securities;

     o With respect to securities held in accounts over which the Access Person had no direct or indirect influence or control; or

     o With respect to transactions effected pursuant to an Automatic Investment Plan.

                                                                       EXHIBIT A

                          SPECIFIC COUNTRY REQUIREMENTS

           (For MFS Employees Located in Offices Outside of the U.S.)

UNITED KINGDOM

The UK Financial Services Authority rules on personal account dealing are contained in Chapter 7.13 if the FSA Conduct of Business Rules Sourcebook ("COBS). Further details of the compliance requirements in relation to COBS are in the MFS International UK Ltd ("MFS UK") Compliance Manual.

As an investment management organization, MFS UK has an obligation to implement and maintain a meaningful policy governing the investment transactions of its employees (including directors and officers). In accordance with COBS 7.13, this policy is intended to minimize conflicts of interest, and the appearance of conflicts of interest, between the employees and clients of MFS UK, as well as to effect compliance with the provisions of part (V) of the Criminal Justice Act 1993, which relates to insider dealing, and part (VIII) of the Financial Services and markets Act 2000, which relates to market abuse and the FSA's Code of Market Conduct. This policy is detailed in the MFS UK Compliance Manual, which should be read in conjunction with this Code.

Under COBS, MFS UK must take reasonable steps to ensure that any investment activities conducted by employees do not conflict with MFS UK's duties to its customers. In ensuring this is, and continues to be, the case, MFS UK must ensure it has in place processes and procedures which enable it to identify and record any employee transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

In addition, in respect of UK-based employees, spread betting on securities is prohibited.

For specific  guidance,  please  contact  Martin  Pannell,  MFS UK's  Compliance
Officer.


JAPAN

MIMkk, MFS' subsidiary in Japan, and its employees, are under supervision of Japanese FSA and Kantoh Local Financial Bureau as the investment adviser and as the investment trust manager registered in Japan. MIMkk and its employees are regulated by the following, from the viewpoint of the Code:

     o    Securities Exchange Law, Article 166 - Prohibited Acts of Insiders;

     o Guideline for Prohibition of Insider Trading by Japan Securities Investment Advisers Association ("JSIAA").


For specific  guidance,  please  contact  Hirata  Yasuyuki,  MIMkk's  Compliance
Officer.

                                  Exhibit A-1

                                                                       Exhibit B

                   ACCESS CATEGORIZATION OF MFS BUSINESS UNITS

Business Units Designated as "Access Person"

o Management Group
o Risk Management
o Fund Treasury
o GIS
o Internal Audit
o Email Review
o Legal
o MIL
o Compliance
o MFSI
o Investment Services
o Information Technology
o MFD - Dealer Relations
o MFD - Sales Desks
o MFD Field Force
o MFD - Marketing
o RFP & Proposals Center
o ISG
o PPS
o Employees who are members of the Management Committee, the Operations Committee or the Senior Leadership Team
o Employees who have access to Investment Research System, the equity trading system or the fixed income trading system


AS OF JANUARY 1, 2006

                                  Exhibit B-1

                                                                       Exhibit C


           SECURITY TYPES AND PRE-CLEARANCE AND REPORTING REQUIREMENTS

      (This list is not all inclusive and may be updated from time to time.
          Contact the Compliance Department for additional guidance.)

================================================================================
   SECURITY TYPE                    PRE-CLEARANCE         TRANSACTIONS AND
                                    REQUIRED?             HOLDINGS REPORTING
                                                          REQUIRED?
================================================================================
Open-end investment companies        No                    No
which are not Reportable
Funds
--------------------------------------------------------------------------------
Reportable Funds (excluding          No                    Yes
MFS money market funds)
--------------------------------------------------------------------------------
Closed-end funds (including          Yes                   Yes
MFS closed-end funds)
--------------------------------------------------------------------------------
Equity securities                    Yes                   Yes
--------------------------------------------------------------------------------
Municipal bond securities            Yes                   Yes
--------------------------------------------------------------------------------
Corporate bond securities            Yes                   Yes
--------------------------------------------------------------------------------
High yield bond securities           Yes                   Yes
--------------------------------------------------------------------------------
U.S. Treasury  Securities and        No                    No
other obligations backed by the
good faith and credit of the U.S.
government
--------------------------------------------------------------------------------
Debt obligations that are NOT        Yes                   Yes
backed by the good faith and
credit of the U.S. government
(such as Fannie Mae bonds)
--------------------------------------------------------------------------------
Foreign government issued            No                    Yes
securities
--------------------------------------------------------------------------------
Money market instruments,            No                    No
including commercial paper,
bankers' acceptances,
certificates of deposit and
repurchase agreements, and
short-term fixed income
securities with a maturity of
less than one year
--------------------------------------------------------------------------------
Private placements (including        No*                   Yes
real estate limited
partnerships or cooperatives)
--------------------------------------------------------------------------------
Variable rate demand                 No                    No
obligations and municipal
floaters
--------------------------------------------------------------------------------

                                    Exhibit C-1

                                                                       EXHIBIT C

-------------------------------------------------------------------------------
Options on foreign currency          No                    Yes
traded on a national
securities exchange
--------------------------------------------------------------------------------
Options on foreign currency          No                    No
traded over-the-counter or on
futures exchanges
--------------------------------------------------------------------------------
Commodities and options and          No                    No
futures on commodities
--------------------------------------------------------------------------------
Forwards contracts other than        No                    No
forwards on securities
--------------------------------------------------------------------------------
Unit investment trusts which         No                    No
are exclusively invested in
one or more open-end funds,
none of which are Reportable
Funds
--------------------------------------------------------------------------------
MFS stock and shares of Sun          No                    No**
Life of Canada (U.S.)
Financial Services Holdings,
Inc.
--------------------------------------------------------------------------------
Sun Life Financial, Inc.             No                    Yes
--------------------------------------------------------------------------------
Certain exchange traded funds        No                    Yes
categorized as broad based by
the AMEX, NYSE or NASDAQ

(Click HERE for an AMEX list of
broad  based ETF's - NOTE:  YOU
WILL BE DEPARTING THE MFS INTRANET
SITE).

(Click HERE for a list of
international broad based
ETF's on the Compliance
intranet site)
--------------------------------------------------------------------------------
Options on certain security indexes  No                    Yes

(Click HERE for a list on the
Compliance intranet site)
--------------------------------------------------------------------------------
Options and forwards                 Yes                   Yes
contracts on securities
--------------------------------------------------------------------------------

* Note that while transactions in these securities are not required to be pre-cleared using the Code of Ethics Online system, you must obtain prior approval from the Compliance Department before participating in a private placement. See Section IV. B. of the Code of Ethics.

** MFS and Sun Life private stock are considered to be a Covered Security under the terms of this Code. Employees need not report such stock on transactions or holdings reports pursuant to SEC No-Action Letter, Investment Company Institute, November 27, 2000.

                                 Exhibit C - 2

                                                                       EXHIBIT D

                       PRIVATE PLACEMENT APPROVAL REQUEST

                                  Please Print.

Employee Name:_____________________________

Employee Position:___________________________

MFS Phone Extension:______________________________



Name of Company:_____________________________________________________________

Dollar amount of private placement:__________________________________________

Dollar amount of your intended investment:___________________________________

Does this company have publicly traded securities? __ Yes  ___ No

How were you offered the opportunity to invest in this private placement?___________________________________________________________________

What is the nature of your relationship with the individual or entity?______________________________________________________________________

Was the opportunity because of your position with MFS?_______________________

Would it appear to the SEC or other parties that you are being offered the opportunity to participate in an exclusive, very limited offering as a way to curry favor with you or your colleagues at MFS?_______________________________

Are you inclined to invest in the private placement on behalf of the funds/accounts you manage?

__ Yes    ___ No

Would any other MFS funds/accounts want to invest in this private placement?

__ Yes    ___ No

Date you require an answer:___________________________________________________

Attachments:  ___  business summary   ___ prospectus   ____ offering memorandum

Compliance Use Only

___ Approved     ____ Denied

-------------------------------               -----------------------
Signature                                     Date

-------------------------------               -----------------------
Equity Or Fixed Income Signature              Date

                                  Exhibit D-1

                                                                       EXHIBIT E


                    INITIAL PUBLIC OFFERING APPROVAL REQUEST

                                  Please Print.

Employee Name:_________________________  Employee Position:___________________

MFS Phone Extension:______________________________


Name of Company:______________________________________________________________

Aggregate Dollar amount of IPO:_______          Dollar amount of your intended
investment:_________

Maximum number of shares you intend to purchase?  ____________________________

Is your spouse an employee of the company?

__ Yes    __ No

Is your spouse being offered the opportunity to participate in the IPO solely as a result of his or her employment by the company?

__ Yes    __No  If no, please explain.  ___ Not Applicable

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Does the ability to participate in the IPO constitute a material portion of your spouse's compensation for being employed by the company?

__ Yes    __ No        ___ Not Applicable

Could it appear to the SEC or other parties that you (or your spouse) are being offered the opportunity to participate in the IPO because of your position at MFS or as a way to curry favor with MFS?

__ Yes    __ No  If yes, please explain:

________________________________________________________________________________
________________________________________________________________________________

Are the IPO shares being offered to your spouse as part of a separate pool of shares allocable solely to company employees?

__ Yes    __ No        ___ Not Applicable

Are such shares part of a so-called "friends and family" allocation?

__ Yes    ___ No

If your spouse chooses not to participate in the IPO, will the shares that your spouse chooses not to purchase be re-allocated to the general public or to other company insiders?

__ General Public        ___ Other Company Insiders       ___ Not Applicable

If you are a portfolio manager, are the funds/accounts you manage likely to participate in the IPO?

 __Yes    ___No

If you are a portfolio manager, are you aware of other funds/account that would be likely to participate in the IPO?

__ Yes    ___ No

Are there any other relevant facts or issues that MFS should be aware of when considering your request?

 __ Yes   __  No  If yes, please explain:

________________________________________________________________________________
________________________________________________________________________________

                                  Exhibit E-1

                                                                       EXHIBIT E


Date you require an answer: _________________, ________. (Note: because IPO approval requests often require additional information and conversations with the company and the underwriters, MFS needs at least three full business days to consider such requests.)

Name and address of IPO lead underwriter, and contact person (if available):

--------------------------------------------------------------------------------
Attachments:   __ offering memorandum   __ underwriters' agreement   __ other
materials describing eligibility to participate in IPO.


Compliance Use Only
___ Approved   ___ Denied

-----------------------------------    ------------------------------------
Signature                              Date

-----------------------------------    ------------------------------------
Equity Or Fixed Income Signature       Date

                                  Exhibit E-2

                                EXHIBIT P (xiii)

CREDIT SUISSE                                    FOR INTERNAL USE ONLY

AM GLOBAL PERSONAL TRADING POLICY


          Valid from           April 2006
          --------------------------------------------------------------
          Author              Legal & Compliance
          --------------------------------------------------------------
          Reference           Revised AM Global Personal Trading Policy
          --------------------------------------------------------------
          Replaces            Previous Global Personal Trading Policy
          --------------------------------------------------------------
          Scope/Recipients    All Asset Management Staff
          --------------------------------------------------------------

INTRODUCTION

This Global Personal Trading Policy and any relevant local supplement (referred to throughout as the "Policy") establishes rules of conduct for all employees of the Asset Management division of Credit Suisse ("AM") when conducting personal investment activities and supersedes all previously issued policies and directives on this subject. Please ensure that you read and fully understand how this Policy applies to your activities. If you have any questions please contact your local Legal and Compliance Department ("Local LCD"). Violation of this Policy may be grounds for disciplinary action, including dismissal and, where appropriate, referral to relevant government authorities and self-regulatory organizations. Any circumvention of this Policy will be treated as a violation.

I. DEFINITIONS

     For purposes of this Policy:

     o the term "Employees" shall include: (i) any employee of AM; (ii) full-time consultants, full-time contractors and long-term temporary workers on more than a six-month assignment; (iii) any other person designated in the sole discretion of Local LCD; and (iv) non-employee directors of AM, or its affiliated sub-advisers, if any;

     o the term "security" shall include any security, including a security issued by any collective investment vehicle or fund, as well as an option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security; "security" shall exclude commodities and foreign currency exchange contracts;

     o the terms "purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security;

     o the term "Credit Suisse client" shall include all advisory clients of the Employee's local Credit Suisse office, including (i) funds advised by the office; and (ii) funds sub-advised by the office to the extent that the local AM office renders discretionary investment advice.

     o the term "Employee account" includes any account in which an Employee has a direct or indirect financial interest (by contract, arrangement, understanding, relationship or otherwise) OR has the power, directly or indirectly, to make or influence investment decisions. For the purposes of the Policy, each Employee is deemed to have a direct or indirect financial interest in the following additional accounts:

          . accounts of the Employee's spouse, partner, minor children and other family members residing in the Employee's household (each, a "Family Member");

          . accounts of any investment club in which the Employee or a Family Member participates;

          . accounts of any corporation, limited liability company or similar entity the management or policies of which are controlled by the Employee or a Family Member or accounts of any limited partnership of which the Employee or a Family Member is a general partner; and

          .    accounts  of  any  trust  of  which  the   Employee  is  trustee,
               beneficiary or settlor.

                                                                            1/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


The above list of accounts is meant to be a representative list and is not meant to be exhaustive.

II.  STATEMENT OF GENERAL PRINCIPLES

In conducting personal investment activities, all Employees are required to comply with all applicable laws and regulations and the following general fiduciary principles:

     o    the interests of Credit Suisse clients must always be placed first;

     o Employees may not knowingly engage in ANY transaction with a client of Credit Suisse;

     o all personal securities transactions must be conducted in such a manner as to avoid any actual, potential or perceived conflict of interest or any abuse of an individual's position of trust and responsibility;

     o Employees must not take inappropriate advantage of their position or information that they have received or to which they have access; and

     o personal trading must not take too much of the Employee's time or otherwise interfere with the Employee's ability to fulfill his or her job responsibilities in the judgment of the Employee's manager or the AM Local Management Committee.

AM has designed separate policies and procedures in order to detect and prevent insider trading (see Global Compliance Policy- Prohibition of Insider Trading and any local supplement), and governing directorships and outside business activities (see Policy on Directorships and Secondary Occupations (Policy No.:
W-0004)), which should be read together with this Policy. FOR EXAMPLE, EMPLOYEES WHO MANAGE OR PROVIDE ANALYSIS FOR FUNDS MAY NOT TRADE OR RECOMMEND THAT OTHERS TRADE IN SHARES OF THE FUNDS WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION REGARDING SUCH FUNDS. Nothing contained in this Policy should be interpreted as relieving any Employee from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure to which he or she is subject.

III. MUTUAL FUNDS AND OTHER REGULATED COLLECTIVE INVESTMENT SCHEMES

Employees are not required to pre-clear trades in shares of mutual funds (i.e., open-end funds) and other regulated collective investment schemes not advised by AM (or an affiliate), but must report all trades and holdings as described below in Section VIII. Trades in shares of such funds, other than money market funds, are subject to the Short-Term Trading Prohibition set forth in Section VII.A.

IV.  TRADING ACCOUNTS

All Employee accounts will be subject to monitoring by Local LCD. Each Local LCD will determine whether Employee accounts must be maintained at an affiliate of Credit Suisse or at an unaffiliated entity. No Employee shall open or maintain a numbered account or an account under an alias without the express prior written approval of Local LCD.

V. PRE-CLEARANCE REQUIREMENTS

Employees must pre-clear trades of the securities set forth below with Local LCD for each Employee account (Attachment B is a form to request such approval). If clearance is given for a transaction and such transaction is not effected on that business day, a new pre-clearance request must be made.

     SECURITIES SUBJECT TO THE PRE-CLEARANCE REQUIREMENT:

     Equities

        . common stock;
        . preferred stock; and
        . rights and warrants.

                                                                            2/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


     Options on single individual securities (subject to the rules herein on the use of options)

        . puts; and
        . calls.

     Bonds

        . non-investment grade debt securities (i.e.,  "junk bonds"),  including unrated debt securities of equivalent "junk" quality;
        . debt securities (investment grade or non-investment grade) convertible into equity securities;
        . municipal debt securities (investment grade or non-investment  grade);
          and
        . mortgage-backed and other asset-backed securities.

     Futures

        . Narrow-based Index Futures (i.e., sector Index Futures)

     Funds

        . closed-end fund shares traded on an exchange or other secondary market;

        . open-end funds advised by AM or an affiliate; provided that the purchase of shares of a mutual fund advised by AM in an amount of $2500 or less need not be pre-cleared;

        . narrow-based indices and narrow-based ETFs (e.g., sector-specific indices); and

        . private funds, limited partnerships, unregulated collective investment schemes and similar vehicles. (PLEASE NOTE SPECIAL REQUIREMENTS SET FORTH BELOW IN SECTION VII.E.)

         PLEASE NOTE THAT CERTAIN SECURITIES MAY BE SUBJECT TO A RESTRICTED LIST, IN WHICH CASE PURCHASES AND/OR SALES MAY BE PROHIBITED.


TRANSACTIONS EXEMPT FROM THE PRE-CLEARANCE REQUIREMENT:

        . purchases and sales of shares of mutual funds (i.e., open-end funds) not advised by AM (or an affiliate) and other regulated collective investment schemes;

        . purchases and sales of broad-based exchange-traded funds) (e.g., non sector-specific indices, including but not limited to, CAC 40, S&P 500, SMI or DAX);

        . purchases and sales of broad-based index (e.g., non sector-specific indices, including but not limited to, CAC 40, S&P 500, SMI or DAX) futures, options on the index, or warrants and options on these futures;

        . purchases and sales of shares of closed-end funds that are not traded on an exchange or other secondary market;

        . purchases and sales of fixed income securities issued, guaranteed or sponsored by a government member of the Organization of Economic Co-Operation and Development ("OECD");

        . purchases and sales of investment grade debt (other than as described immediately above) with a transaction value (at time of purchase) of less than $250,000;

        . purchases that are part of an automatic dividend reinvestment plan or a plan to purchase a number of shares per month;

        . purchases and sales that are involuntary on the part of Employees and Credit Suisse clients (e.g., stock splits, tender offers, and share buy-backs);

        . acquisitions of securities through inheritance;

                                                                            3/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


        . purchases and sales in any account over which an Employee has no direct or indirect influence or control over the investment or trading of the account (e.g., an account managed on a discretionary basis by an outside portfolio manager, including a "Blind Trust");

        . purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer;

        . purchases of securities whereby the acquisition is a result of an entity converting from a mutual ownership to a stock ownership; and

        . sales pursuant to tender offers by an issuer.


     PLEASE NOTE THAT ALL SECURITIES ARE SUBJECT TO THE SHORT-TERM TRADING PROHIBITION (SECTION VII.A.) AND REPORTING (SECTION VIII) --- REQUIREMENTS.

VI. CONFLICTS/DISCLOSURE OF INTEREST No Employee may recommend to, or effect for, any Credit Suisse client, any securities transaction without having disclosed to Local LCD his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:

        . any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;

        . any employment, management or official position with the issuer or any of its affiliates;

        . any present or proposed business relationship between the Employee and the issuer or any of its affiliates; and

        . any additional factors that may be relevant to a conflict of interest analysis.

Where the Employee has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a Credit Suisse client shall be subject to an independent review by Local LCD.

VII. TRADING PROHIBITIONS

PURCHASES AND SALES OF SECURITIES THAT ARE EXEMPT FROM THE PRE-CLEARANCE REQUIREMENT ARE ALSO EXEMPT FROM VII.B-VII.J.

A. SHORT-TERM TRADING In no event may an Employee make a purchase and sale (or sale and purchase) of a security, including shares of any (open-end) mutual fund or other regulated collective investment schemes (other than money market funds) within the number of days after the date of the initial purchase or sale as set forth in Appendix A-1 for Employees of an AM entity that is registered as an investment adviser in the United States and A-2 for all other covered Employees. Local LCD, in its sole discretion, may extend this prohibition period for particular securities and/or Employees. The Short-Term Trading prohibition shall be administered on a "First In First Out" basis.

Exemptions from Short-Term Trading Prohibition:

        . Volitional purchases or sales of shares of any (open-end) mutual fund or other regulated collective investment scheme made within 30 days of an automatic purchase or sale, such as a periodic purchase or redemption plan.

          EXAMPLES: (1) EMPLOYEE PURCHASES SHARES OF A FUND TWICE A MONTH IN A RETIREMENT ACCOUNT PURSUANT TO A "DOLLAR COST AVERAGING AUTOMATIC PURCHASE PLAN." EMPLOYEE REDEEMS SHARES OF THE FUND FROM WHICH HE PURCHASED SHARES WITHIN THE PRIOR MONTH. EMPLOYEE'S REDEMPTION OF THE SHARES IS EXEMPT FROM THE SHORT-TERM TRADING PROHIBITION. (2) EMPLOYEE INVESTS IN A FUND (OUTSIDE OF AN AUTOMATIC PURCHASE PROGRAM) AND THEN REDEEMS THE SHARES WITHIN 30 DAYS OF THE INVESTMENT. EMPLOYEE'S REDEMPTION IS PROHIBITED.

        . Sales of a security at a significant loss (generally at a loss of 30% or more) (only with approval of LCD).

                                                                            4/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


B.  SIDE-BY-SIDE   TRADING  No  Employee  may  purchase  or  sell  (directly  or indirectly) any security if at the time of such purchase or sale:

        . There is a "buy" or "sell" order pending for an Asset Management division client that has not yet been executed; or

        . the Employee knows (or should know) that the security is being considered for purchase or sale by or for any Credit Suisse client.

Exemption from Side-by-Side Trading Prohibition:

        . Transactions on the Side-by-Side/Blackout Period Exemption List, which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security.

C. BLACKOUT PERIODS Employees are prohibited from trading in any security during each "blackout period," which is the period from five BUSINESS days (i.e., days on which the major exchange(s) in the country of your local Credit Suisse office are open) before through one BUSINESS day after an AM client trades in the security. Please note that, if upon review of your preclearance request or subsequent review of trades you are found to have executed your trade during the blackout period, you may be required to unwind the trade, donate any profits to charity or swap execution with a client if you obtained a better price for your trade than the AM client.

Exemption from Blackout Periods Prohibition:

        . Transactions  on the  Side-by-Side/Blackout  Period  Exemption  List ,
          which may be updated from time to time. Such list shall be based on a determination that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security.

D. INITIAL PUBLIC OFFERINGS No Employee may directly or indirectly acquire any security (or a financial interest in any security) in an initial public offering in the primary securities market, unless the acquisition is pursuant to a separate non-institutional offering to members of the general public, the securities included in such offering cannot be offered to any Credit Suisse client and the Employee has received permission from the Local LCD.

E. PRIVATE PLACEMENTS No Employee may directly or indirectly acquire or dispose of any privately placed security (or any financial interest in any privately placed security) without the express prior written approval of Local LCD. Approval will take into account, among other factors, whether the investment opportunity should be reserved for an AM client, whether the opportunity is being offered to the Employee because of his or her position with AM or as a reward for past transactions and whether the investment creates, or may in the future create, a conflict of interest. Attachment A is a form to request such approval.

F. FUTURES CONTRACTS No Employee may invest in futures contracts with respect to an individual security, but may invest in futures contracts with respect to indices, interest rates and commodity indices.

G. OPTIONS No Employee may write (i.e., sell) any options on an individual security, except for hedging purposes and only if the option is fully covered.
Employees may write options on indices and purchase options on individual securities and indices. PLEASE NOTE THAT THE PURCHASE AND SALE OF ALL OPTIONS ARE SUBJECT TO THE SHORT-TERM TRADING PROHIBITION (SECTION VII.A.).

H. FINANCIAL SPREAD BETTING No Employee may engage in financial "spread betting"

I. TRADING, HEDGING AND SPECULATION IN CREDIT SUISSE GROUP SECURITIES Employees may trade CSG stock, subject to applicable CSG policy on trading in CSG shares (see Employee Personal Transaction in Credit Suisse Group Securities (Policy No. P-0101)) and may only hedge VESTED positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval by Local LCD.

                                                                            5/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


J. UNLIMITED LIABILITY TRANSACTIONS/SHORT SELLING No Employee may engage in any transaction with respect to an individual issuer that can result in a liability that is greater than the amount invested. Accordingly, short selling is only permitted to hedge an underlying security position held by the Employee.

VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

A. INITIAL CERTIFICATION Within 10 calendar days after the commencement of employment with AM, each Employee shall submit to Local LCD an initial certification in the form of Attachment C to certify that:

        . he or she has read and understood this Policy and recognizes that he or she is subject to its requirements;

        . he or she has disclosed or reported all personal  securities  holdings
          (e.g., title, number of shares, principal amount) in which Employee has a direct or indirect financial interest (which information must be current as of a date no more than 45 days prior to the date the person becomes an Employee), including all Employee accounts; and

        . he or she has reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

As part of orientation for all new Employees, Local LCD shall notify all new Employees about the Initial Certification requirements. The Human Resources
("HR") department of the local AM office shall notify Local LCD of all new Employees, including full-time consultants and long-term temporary workers and contractors on more than a six-month assignment.

B. ANNUAL CERTIFICATION Each Employee shall submit to Local LCD an annual certification in the form of Attachment D every year to certify, among other things, that:

        . he or she has read and understood this Policy and recognizes that he or she is subject to its requirements;

        . he or she has complied with all requirements of this Policy; and he or she has disclosed or reported, as of December 31st of the prior year,
          (a) all personal securities transactions for the previous year, (b) all personal securities holdings (e.g., title, number of shares, principal amount) in which Employee has a direct or indirect financial interest, including all Employee accounts, and (c) the name(s) of each person or institution managing any Employee account (or portion thereof) for which the Employee has no direct or indirect influence or control over the investment or trading of the account.

Employees should comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to Local LCD within the prescribed periods.

C. QUARTERLY REPORTING Each Employee shall submit the following documentation (electronically or otherwise) to Local LCD within 30 calendar days after the end of each calendar quarter:

        . duplicate  copies  of   confirmations   of  all  personal   securities
          transactions, if any, and copies of periodic statements for all Employee accounts, including confirmations and statements for transactions exempt from the Pre-Clearance Requirement;

        . if an Employee account was first established during the quarter, then the Employee should report to Local LCD the following information if not included in the periodic statement: (i) name of broker-dealer,
          (ii) date on which the account was established, and (iii) if the Employee has no direct or indirect influence or control over the investment or trading of the account, the name(s) of each person or institution managing the account (or portion thereof); and

        . if not included in the periodic statements, a transaction report for all securities that were acquired or disposed of through gift or acquired through inheritance.

Employees may request their broker-dealers to provide such documentation on their behalf (electronically or otherwise) to satisfy their quarterly reporting requirements. If it is impossible for an Employee to submit the quarterly documentation to submit to Local LCD within 30 calendar days after the end of the calendar quarter, then the Employee shall submit a report prepared by the

                                                                            6/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


Employee to Local LCD containing the information in such documentation, which shall include the date of the submission of the report.

Employees of non-U.S. registered investment advisers may, to the extent they desire, for the Quarterly Reporting obligation described in Paragraph A-C above, disclose only the name of each security held and any position in which the employee has a "significant interest." For purposes of this policy, significant interest shall mean the lesser of USD $100,000 or 1% of the shares/issue outstanding of a particular security. Employees of U.S. registered investment advisers must comply in full with Paragraph C above.

IX. LOCAL LCD, COMPLIANCE MONITORING AND SUPERVISORY REVIEW

A. Local LCD may exempt any account or transaction from one or more trading prohibitions or reporting provisions in writing under limited circumstances if the transaction or the waiver of the reporting requirements is not inconsistent with the purpose of this Policy and does not violate any applicable provisions of securities laws.

B. Local LCD shall report material issues under this Policy immediately to both the Local Management Committee (or equivalent body) of the corresponding AM office, the Chief Compliance Officer of the funds advised by AM (the "CCO"), if any, and the Global General Counsel. At least annually, Local LCD shall prepare a written report to the Local Management Committee (or equivalent body) of the corresponding Credit Suisse office, the Global General Counsel, the CCO and any other relevant recipient, that:

        . describes issues that have arisen under this Policy since the last report, including, but not limited to, material violations of the Policy or procedures that implement the Policy and any sanctions imposed in response to those violations; and

        . certifies that the Local AM office has adopted procedures reasonably necessary to prevent Employees from violating the Policy.

X. SANCTIONS

Upon discovering that an Employee has not complied with the requirements of this Policy, the AM Local or Global Executive Committees (or equivalent bodies) may, subject to applicable law or regulation, impose on that person whatever sanctions are deemed appropriate, including censure, fine, reversal of transactions, disgorgement of profits (by donation to charity of Employee's choice where permissible under applicable law), suspension or termination of employment.

XI. CONFIDENTIALITY

All information obtained from Employees under this Policy shall be kept in strict confidence by AM, except that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. To the extent permissible under applicable law or regulation, AM may also (i) make each Employee's information available to the Employee's manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

XII. CONFLICT OF RULES

Where an Employee works in an office of another CSG entity or in close proximity to staff from another CSG entity, Local LCD shall determine which policies apply to the Employee.

XIII. FURTHER INFORMATION

Any questions regarding this Policy should be directed to Local LCD.

XIV.  APPROVAL AND ENTRY INTO FORCE

The present Policy was approved by the Global Executive Committee in its meeting on MARCH 31, 2004 and enters into force AUGUST 30, 2004.

                                                           Dated: April 25, 2006


                                                                            7/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY



                                                                      APPENDIX A
                  HOLDING PERIODS FOR U.S. REGISTERED ADVISERS

============================================================================
PRODUCT                                                   HOLDING PERIOD
===========================================================================
===========================================================================
Equities
============================================================================
Common Stock                                                  30 Days
============================================================================
Warrants                                                      30 Days
============================================================================
Convertibles                                                  30 Days
============================================================================
Options on single Stocks
============================================================================
   Puts                                                       30 Days
============================================================================
   Calls                                                      30 Days
============================================================================
Options
============================================================================
Index                                                         7 Days
============================================================= ==============
Currency                                                      7 Days
============================================================================
Commodities                                                   7 Days
============================================================================
Options on Futures                                            7 Days
============================================================================
Interest Rates                                                7 Days
============================================================================
Bonds
============================================================================
Investment grade bonds                                        7 Days
============================================================================
Non investment grade and/or linked to equity                  30 Days
============================================================================
Municipals                                                    30 Days
============================================================================
Futures
============================================================================
Futures on commodities, interest rates,
currencies and indices                                         7 Days
============================================================================
Mutual Funds
============================================================================
Mutual Funds (Open-End and Closed-End Funds)                  30 Days
============================================================================
Broad-Based Exchange-Traded Funds and Broad-Based
Index Mutual Funds (e.g., non sector-specific                  7 Days
indices, including but not limited to, CAC 40,
S&P 500, SMI or DAX)
============================================================================
Narrow-Based Exchange-Traded Funds and
Narrow-Based Index Mutual Funds                               30 Days
(e.g., sector-specific indices)
============================================================================
Money Market Funds                                            None
============================================================================

                                                                            8/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


                                                                    Appendix A-2

                HOLDING PERIODS FOR NON-U.S. REGISTERED ADVISERS
-------------------------------------------------------------------------------
PRODUCT                                            HOLDING PERIOD
-------------------------------------------------------------------------------
EQUITIES
-------------------------------------------------------------------------------
Common Stock                                        30 Days
-------------------------------------------------------------------------------
Warrants                                            30 Days
-------------------------------------------------------------------------------
Convertibles                                        30 Days
-------------------------------------------------------------------------------
OPTIONS ON SINGLE STOCKS
-------------------------------------------------------------------------------
  Puts                                              30 Days
-------------------------------------------------------------------------------
  Calls                                             30 Days
-------------------------------------------------------------------------------
OPTIONS
-------------------------------------------------------------------------------
Index                                                7 Days
-------------------------------------------------------------------------------
Currency                                             7 Days
-------------------------------------------------------------------------------
Commodities                                          7 Days
-------------------------------------------------------------------------------
Options on Futures                                   7 Days
-------------------------------------------------------------------------------
Interest Rates                                       7 Days
-------------------------------------------------------------------------------
BONDS
-------------------------------------------------------------------------------
Investment grade bonds                               7 Days
-------------------------------------------------------------------------------
Non investment grade and/or linked to equity        30 Days
-------------------------------------------------------------------------------
Municipals                                          30 Days
-------------------------------------------------------------------------------
FUTURES
-------------------------------------------------------------------------------
Futures on single stock                             30 Days
-------------------------------------------------------------------------------
Futures on commodities, interest rates,
currencies and indices                               7 Days
-------------------------------------------------------------------------------
MUTUAL FUNDS
-------------------------------------------------------------------------------
Mutual Funds
(Open-End and Closed-End Funds)                     30 Days
-------------------------------------------------------------------------------
Broad-Based Exchange-Traded Funds and Broad-Based    1 Day
Index Mutual Funds (e.g., non sector-specific
indices, including but not limited to, CAC 40
or S&P 500)
-------------------------------------------------------------------------------
Narrow-Based Exchange-Traded Funds and               7 Days
Narrow-Based Index Mutual Funds
(e.g., sector-specific indices)
-------------------------------------------------------------------------------
Money Market Funds                                   None
-------------------------------------------------------------------------------

* Please see local supplement for exemptions and clarifications.

                                                                            9/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


                                                                    ATTACHMENT A

                             SPECIAL APPROVAL FORM

1. The following is a private placement of securities (or other investment requiring special approval) that I want to dispose of or acquire:

Name of Private Security,   Date to be         Amount            Record       Purchase      How Acquired
IPO or Other Investment     Acquired           to be Held        Owner        Price       (Broker/Issuer)
=========================== ================== ============ ==== ============ =============== ========================

=========================== ================== ============ ==== ============ =============== ========================

=========================== ================== ============ ==== ============ =============== ========================

2. Are you aware of a client of the Asset Management division business of Credit Suisse ("AM") for whom this investment opportunity would be appropriate?

                                 ___ Yes ___ No

3. Is this investment opportunity being offered to you because of your position/employment with AM or as a reward for any transaction?

                                 ___ Yes ___ No

4. Would this investment create, now or in the future, a conflict of interest with an AM client?

                                 ___ Yes ___ No

5. Will you have any type of management role with the issuer (General Partner, Director, etc...)?

                                 ___ Yes ___ No

6. I agree to promptly notify the Legal and Compliance Department should I become aware of a public offering of the securities.

                                 ___ Yes ___ No

7. If an IPO, confirm that the offering is a separate, non-institutional offering to members of the general public, and cannot be offered to any client of Credit Suisse client.

                  ____Yes, I confirm ___ No, I cannot confirm

                                                                           10/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the AM Global Personal Trading Policy, and (c) will comply with all reporting requirements of the AM Global Personal Trading Policy.

--------------------------               --------------------------------
Signature                                Date


--------------------------
Print Name

___ Approved ___ Not Approved


--------------------------               --------------------------------
Local LCD                                Date

                                                                           11/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY

                                                                    ATTACHMENT B

                      PERSONAL TRADING PRE-CLEARANCE FORM

         This form should be filled out COMPLETELY to expedite approval.


1. Security: ______________________________________________

   Ticker: _________________________________________________

   _____ Purchase ____ Sale

2. Number of shares/bonds/units/contracts:

          ______________________________________

3. Account Name/Short name:

           _____________________________________

4. Bank/Brokerage Firm AND Account Number:

           _____________________________________

5. Are you aware of a client of the Asset Management division business of Credit Suisse ("AM") for whom this investment opportunity is appropriate?

           _____________________________________

6. Have you purchased or sold the security within two months of today?

                               ____ Yes _____ No


7. Are you aware that:

     o there is a "buy" or "sell" order pending for an AM client that has not yet been executed; or

     o the security is being considered for purchase or sale by or for an AM client.

                              _____ Yes ______ No

          If yes, please describe.

           _____________________________________

        [NOTE: LOCAL LCD STILL MUST COMPLETE REVIEW OF TRADING ACTIVITY]

 8. Is the transaction on the Side-by-Side/Blackout Period Exemption List?

                               ____ Yes ______ No

                                                                           12/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the AM Global Personal Trading Policy and this trade otherwise complies with the AM Global Personal Trading Policy, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the AM Global Personal Trading Policy.

--------------------------               --------------------------------
Signature                                Date


--------------------------
Print Name

___ Approved

___ Not Approved


--------------------------               --------------------------------
Local LCD                                Date - VALID THIS BUSINESS DAY ONLY.

                                                                           13/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY

                                                                    ATTACHMENT C

                              INITIAL CERTIFICATION

I certify that:

..    I have read and understood the Global Personal  Trading Policy of the Asset
     Management division of Credit Suisse ("AM"), which includes any applicable local supplement, and recognize that I am subject to its requirements.

..    I have  disclosed or reported all personal  securities  holdings in which I have had a direct or indirect financial interest, including all "Employee accounts" as defined in the AM Global Personal Trading Policy, as of the date I became an "Employee" of Credit Suisse. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account.

..    I understand that Credit Suisse will monitor  securities  transactions  and holdings in order to ensure compliance with the AM Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, Credit Suisse may also (i) make each Employee's information available to the Employee's manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of this Global Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

..    For  the  purpose  of  monitoring  securities   transactions  and  holdings
     information under the AM Global Personal Trading Policy only, I confirm that I will (i) provide copies of all confirmations and statements subject to this Policy and/or (ii) instruct all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with Credit Suisse.

..    I understand that any  circumvention or violation of the AM Global Personal
     Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

..    I understand that I have to report any additions, deletions or changes with respect to Employee accounts.


-------------------------------                -----------------------------
Signature of Employee                          Date


-------------------------------
Print Name


                                                                           14/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY

                                                                    ATTACHMENT D

                              ANNUAL CERTIFICATION

I certify that:

..    I have read and understood the Global Personal  Trading Policy of the Asset
     Management division of Credit Suisse ("AM"), which includes any applicable local supplement, and recognize that I am subject to its requirements.

..    I have complied with all  requirements  of the AM Global  Personal  Trading
     Policy in effect during the year ended  December 31, 2___.

..    I  have  disclosed  or  reported  all  personal  securities   transactions,
     including all personal securities transactions in each "Employee account," for the year ended December 31, 2___ and all personal securities holdings in which I had any direct or indirect interest, including holdings in each Employee account, as of December 31, 2___. I have also reported the name(s) of each person or institution managing any Employee account (or portion thereof) for which I have no direct or indirect influence or control over the investment or trading of the account, as of December 31, 2___.

..    I understand that Credit Suisse will monitor  securities  transactions  and holdings in order to ensure compliance with the AM Global Personal Trading Policy. I also understand that personal trading information will be made available to any regulatory or self-regulatory organization to the extent required by applicable law or regulation. I also understand that, to the extent permissible under applicable law or regulation, Credit Suisse may also (i) make each Employee's information available to the Employee's manager(s), the AM Local Executive Committee (or equivalent body(ies)) and their appointees, and (ii) make such information available to the AM Global Executive Committee (or equivalent body(ies)) and any other business unit or legal entity of CSG, including any of its domestic or foreign subsidiaries or branches, to consider violations of the AM Global Personal Trading Policy. To the extent required by applicable law, the sharing of such information will be subject to a data confidentiality agreement with the entity receiving such information.

..    For  the  purpose  of  monitoring  securities   transactions  and  holdings
     information under the AM Global Personal Trading Policy only, I confirm that I have (i) provided copies of all confirmations and statements subject to this Policy, and/or (ii) instructed all financial institutions to provide copies of all such documents. This covers my current Employee accounts and accounts that will be opened in the future during my employment with Credit Suisse.

..    I understand that any  circumvention or violation of the AM Global Personal
     Trading Policy will lead to disciplinary and/or legal actions, including dismissal.

..    I understand that I have to report any additions, deletions or changes with respect to Employee accounts.

-------------------------------                -----------------------------
Signature of Employee                          Date


-------------------------------
Print Name


                                                                           15/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY

                                                                    ATTACHMENT E


       Asset Management division - Personal Securities Account Declaration All Employees must complete each applicable item (1,2,3 and/or 4) and sign below.

1.  The following is a list of "Employee accounts":


       Bank/Broker/Dealer/Fund Company              Account Title and Number

________________________________________________________________________________
________________________________________________________________________________


2. The following is a list of "Employee accounts" that have been opened in the Date Opened past year:

       Bank/Broker/Dealer/Fund Company              Account Title and Number

________________________________________________________________________________
________________________________________________________________________________


3. The following is a list of "Employee accounts" that have been closed in the Date Opened past year:

       Bank/Broker/Dealer/Fund Company              Account Title and Number

________________________________________________________________________________
________________________________________________________________________________


 4. The following is a list of any other securities or other investment holdings (securities acquired in a private placement or securities held in physical form) held in an "Employee account" or in which I have a direct or indirect financial interest (FOR SECURITIES HELD IN ACCOUNTS OTHER THAN THOSE DISCLOSED IN RESPONSE TO ITEMS 1 AND 2):

  NAME OF PRIVATE
  SECURITY OR OTHER      DATE        AMOUNT   RECORD  PURCHASE  HOW ACQUIRED
  INVESTMENT             ACQUIRED    HELD     OWNER   PRICE     (BROKER/ISSUER)


 5. I do not have a direct or indirect financial interest in any securities/funds Employee accounts or otherwise have a financial interest in any securities or other instruments subject to the Policy. (Please initial.)

    ----------
    Initials

I declare that the information given above is true and accurate:


---------------------------                  -----------------------
Signature of Employee                        Date


--------------------------
Print Name


                                                                           16/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY

                   SIDE-BY-SIDE/BLACKOUT PERIOD EXEMPTION LIST



Purchases or sales of U.S.$5,000 of common shares/stock of issuers with a market capitalization of at least U.S.$2.0 billion as of the Business Day on which pre-clearance is requested.*

*Local LCD may modify the exemption, provided that Local LCD determines that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security, subject to approval by the Credit Suisse Global General Counsel.


                                                                           17/19

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


          CREDIT SUISSE ASSET MANAGEMENT (AUSTRALIA) LIMITED ("CSAMA") LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("POLICY")


The application of the Policy by Credit Suisse Asset Management (Australia) Limited is amended as outlined below:

PART IV- TRADING ACCOUNTS

Employees are permitted to open an account with a broker pre-approved by the Executive Committee of CSAMA (the "Executive Committee"). To open an account with an Allowed Broker, the employee must complete an "Allowed Broker Request Form" (available on LCD Intranet) and submit it to LCD for approval. This form contains a list of the allowed brokers.

An Employee may apply for an exemption from this requirement but only in extenuating circumstances. An "Outside Broker Request Form" (available on LCD Intranet) must be completed and submitted to LCD who will forward the request to the Executive Committee for approval. Such a request will not be granted unless the Employee has demonstrated a convincing reason why he or she cannot maintain the account with an Allowed Broker.

PART V- PRE-CLEARANCE REQUIREMENTS

CSAMA Employees are not required to pre-clear investments in the open-end funds advised by CSAMA that are domiciled in Australia. CSAMA Employees are required to use the Intranet based Pre-Trade Clearance Form, available on the CSAMA LCD website for all pre-approval to trade (this is in place of completing Attachment B of the Policy). In addition to LCD providing pre-approval as per the Policy, CSAMA's approval process also requires the approval of a dealer and portfolio manager where the transaction does not meet the side-by-side trading exemption criteria below. Submission of the Intranet based form provides an email alert to the relevant people required to provide the pre-trade approval. Approval or disallowance of the transaction will be forwarded to employees via email. Valid approval is not deemed to be given until all three approvals have been provided.

Transactions Exempt from the Pre-Clearance Requirement includes share top-up plans that are offered by an issuer to all holders or classes of holders of securities in the issuer.

PART VI-CONFLICTS/DISCLOSURE OF INTEREST

For clarification, the disclosure of interests reporting requirement under Part VI of the Policy is meant to capture instances where an employee is recommending or effecting a securities transaction for a client in a stock where such disclosure should be made to ensure any conflicts of interest are managed appropriately. Such disclosure may arise in, but would not be limited to, the following:

..    An  employee  holds  stock as the  result  of a  private  placement  and is acquiring shares for their clients in the issuer in the IPO;

..    An employee has a significant  personal  holding in the stock in which they are about to transact in for their clients; or

..    An employee has an associate (e.g. relative or business partner) that holds a prominent position in relation to the issuer (e.g. on the board of directors, significant personal holding)

PART VII - TRADING PROHIBITIONS

A.  SHORT-TERM TRADING
Exemptions  from  the  Short-Term  Trading  Prohibition  includes   transactions
undertaken for legitimate taxation purposes provided they are in writing and are approved by Legal and Compliance.



B. SIDE-BY-SIDE TRADING.
Where a securities transaction is for an amount less than AUD 10,000 and the company has a market capitalization of AUD2bn or greater, the transaction is exempt from the Side-by-Side Trading prohibitions.

C. BLACKOUT PERIODS.

                                                                           18/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


Where a securities transaction is for an amount less than AUD 75,000 and the security is included in the S&P/ASX 200 Index, it will be exempt from the Blackout Period prohibition.

D. INITIAL PUBLIC OFFERINGS.

Employees are only able to subscribe for an initial public offering of a security by applying in the general public offering. Employees are prohibited from participating in an offering under any broker allocation (even in a retail offering).

                                                                           19/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


    CREDIT SUISSE ASSET MANAGEMENT DIVISION, SWITZERLAND ("AM, SWITZERLAND")
        LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("POLICY")


This supplement outlines the special procedures to be followed in Switzerland. By signing the Initial Certification (Attachment C) and the Personal Securities Account Declaration form (Attachment E) you are committed to adhere to the Policy and the Swiss Supplement.

PART I. DEFINITIONS

"Employee accounts" - Employees only have to declare the securities accounts to which they have a power of attorney AND on which they intend to conduct their personal securities transactions. By declaring these securities accounts, the employee certifies that he will conduct his personal securities transactions exclusively on the declared securities accounts and that he/she will not bypass this policy by conducting personal securities transactions on other securities accounts or by issuing recommendations, advice, or instructions to relatives or third persons.

PART IV. TRADING ACCOUNTS

Employees are encouraged to carry out their personal account trading through a securities account with a Credit Suisse Group affiliate (a "Group Company") where the policy can be monitored directly through the existing mainframe or routing system.

The acceptance of a power of attorney by an employee of Credit Suisse covering accounts of any Group Company employee requires prior written authorization by the department head and the Business Compliance Team.

The employee must declare all accounts covered by this Policy (including e-trading accounts maintained at third banks, e.g., SWISSQUOTE etc.) to the Business Compliance Team using the appropriate Certification and Personal Securities Account Declaration form (Attachment E) before any transactions may be executed. Employees who do not have accounts covered by this policy must confirm this fact by returning the signed Personal Securities Account Declaration form.

PART V. PRE-CLEARANCE REQUIREMENTS

Employees are not required to pre-clear investments in open-end funds advised by Credit Suisse or any of its affiliates.

For  transactions  in  instruments   requiring   pre-approval  by  the  Business
Compliance Team, the employee may send his/her request through the FMS pre-clearance form. In exceptional cases, requests may also be made by calling the designated PA Trading Hotline number (+41 1 334 69 69).

Orders for execution may be placed through the ordinary client channels or self-entered through the WI01 mainframe application. Employees are not allowed to place orders directly with employees at any other Group Company in charge of executing customer or proprietary transactions or allocating new issue subscriptions.

Granted pre-clearances are valid until the expiration of the underlying order (e.g. end of trading day, end of month etc.) under the condition that the order will NOT be amended (price, number of shares, amount). In case a security will be put on the restricted list for personal account trading, the employee is responsible for the immediate cancellation of all his/her pending orders in the respective security.1

PART VII. TRADING PROHIBITIONS

A. SHORT-TERM TRADING
     .    Securities  can be sold  below  the  acquisition  price  prior  to the
          expiration   of   the   applicable   holding   period.   Pre-clearance
          requirements still apply.

     . Compliance can grant exemptions from the applicable short-term trading rules in exceptional cases.

B. SIDE-BY-SIDE TRADING

C. BLACKOUT PERIODS

[FOOTNOTE]
 1  Upon  the   implementation   of  an  Order  Management   System  (OMS),  the
 aforementioned pre-clearance procedure will not longer be applicable.

                                                                           20/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY

The Side-by-Side Trading and Blackout Period exemptions will be granted if the transaction face value of the transaction is less than CHF 10'000 AND the market capitalization of the targeted issuer is greater than CHF 1.0 billion as of the business day on which the pre-clearance is requested.

RESTRICTIONS IN TRADING OF REAL ESTATE PRODUCTS

Employees involved in the management/administration of AM real estate products (mutual funds, investment companies etc.) are required to adhere to a blackout period (trading prohibition) starting 1 month before and ending 1 month after the publication of the year end closing of the respective AM real estate product. Exemptions to this blackout period may be granted by Local LCD upon request.

The department head may extend this trading prohibition and/or limit appointed employees involved in price sensitive projects on trading.

LCD will provide a regular transaction report to the department head for monitoring purposes.

BONUS SHARES

The Bonus Desk executes sales instructions only in connection with the redemption of an existing Lombard loan / credit. Such sales are subject to pre - clearance with the Business Compliance Team. Unblocked shares have to be transferred into the employee's ordinary safekeeping account first before executing any transaction.

PART VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

Employees with securities accounts outside the HOST environment (e.g. SWISSQUOTE etc.) are required to provide a transaction statement on a timely basis (i.e. 3 business days) after the execution by either submitting them personally or by instructing their bank to send a copy of all statements of the securities account directly to the following address:

Credit Suisse
Compliance Asset Management division, YCAS
Giesshubelstrasse 30
8070 Zurich

For all securities accounts maintained on the HOST, no separate transaction statements are required.

C. Quarterly Reporting

     . Disclosure of securities holdings - If an employee is directly or indirectly holding a securities position exceeding 1 % of a company's outstanding shares, he/she has to disclose the details of the position within 30 days to Compliance.

     . Employees maintaining securities accounts outside of the Credit Suisse HOST environment are required to hand in a securities account statement showing all transactions and positions (including details such as order date and time) within 10 business days after the end of each quarter by either submitting them personally or instructing their bank to send a copy of the statement directly to the following address:

          Credit Suisse
          Compliance Asset Management division, YCAS
          Giesshubelstrasse 30
          8070 Zurich

     . Regular activity reports will be provided to your department head. On request, the Business Compliance Team will provide department heads with additional employee personal account trading transaction details.

PART IX. LOCAL LCD, COMPLIANCE MONITORING AND SUPERVISORY REVIEW

For  the  purpose  of  monitoring,  supervision  and  verification,   designated
Compliance staff has access to the securities account and transaction data of the AM Switzerland employees.

                                                                           21/29
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CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


                  CREDIT SUISSE ASSET MANAGEMENT (FRANCE) S.A.
                     CREDIT SUISSE ASSET MANAGEMENT GESTION
        LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("POLICY")


NEW POLICY PRESENTED BELOW APPLIES TO ALL EMPLOYEES OF THE ASSET MANAGEMENT DIVISION OF CREDIT SUISSE AND DESCRIBES THE CONDITIONS UNDER WHICH EMPLOYEES MAY INITIATE STOCK MARKET AND FINANCIAL TRANSACTIONS FOR THEIR OWN ACCOUNT.

It applies to all Credit Suisse Asset Management (France) SA and Credit Suisse Asset Management Gestion employees without distinction. Management took into account:

-    The company's small number of employees (less than 50 at present),

- The fact that most of the company's employees work in an open-plan work space,

- The existence of an integrated information system, that is accessible by all, and concluded that the number of "sensitive" employees affected by the Policy could not be limited to just a few since everyone had access to investment management information in their own particular area.

This Policy cancels and replaces procedure PF030 dated 28/09/2001 governing stock market transactions by employees. It also supplements current internal compliance rules and directives as specified in the following documents:

-    The Credit Suisse Group Code of Conduct;

-    The  Global  Code of  Conduct of the Asset  Management  division  of Credit
     Suisse;

-    Procedure on the prohibition of insider trading;

-    Procedure on mandates and non-professional appointments;

-    Credit Suisse Asset Management (France)'s internal regulations.

This Policy is an appendix to the internal regulations of Credit Suisse Asset Management ( France) and shall comply with and be governed by applicable French laws and regulations.

The following are the main texts governing the checks on stock market transactions by employees of investment management companies:

- The French Monetary and Financial Code, articles 533-4 and 533-6 relating to the rules of good conduct applicable to investment service companies;

- Regulation AMF relating to the rules of good conduct applicable to portfolio management for third parties;

-    The  compliance   regulations  of  the  French  Association  of  Investment
     Managers.

Regarding checks on stock market transactions by investment management company employees, the Regulation of French the French Financial Markets Authorities
(AMF) stipulates in Article 322-21 the following obligations:

      "The service provider will establish internal rules and regulations governing personal account transactions by persons appointed to the business of portfolio management for third parties:

These rules must specify:

- the conditions under which such persons will be able to trade financial instruments on their personal account in compliance with articles 2.3 and 14-17 of the present regulations;

- the system of checks established by the service provider to ensure transparency whatever the domiciliation of security accounts;

- the obligations of such persons to prevent unwarranted dissemination or misuse of confidential information."

PART VII - TRADING PROHIBITIONS

B. SIDE-BY-SIDE TRADING/BLACKOUT PERIODS

The Side-by-Side Trading and Blackout Period exemptions will be granted if the transaction value is less than EUR 6,000 and the market capitalization of the targeted issuer is greater than EUR 2.0 billion as of the Business Day on which the pre-clearance is requested.

Part VIII.  Reporting  and Other  Compliance Procedures


                                                                           22/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


Regarding checks on bank accounts, it is stipulated that in accordance with the applicable regulations, only accounts held by employees or accounts held jointly with an employee are governed by the present policy.

On the notion of "security accounts" Credit Suisse France is not authorised to run accounts and all employee security accounts must therefore be held with other companies. All employee security accounts must be declared to the Legal & Compliance department by completing the required form (APPENDIX E) before any transactions may be executed. Employees who do not hold any accounts covered by this procedure must confirm this by signing the appropriate form and returning it to the Legal & Compliance department.

The Legal & Compliance department is available to answer any questions from employees or discuss any necessary changes that may arise from the application of this procedure.

                                                                           23/29
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CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


   CREDIT SUISSE ASSET MANAGEMENT (DEUTSCHLAND) GMBH ("CREDIT SUISSE GERMANY")
        LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("POLICY")


This supplement outlines the additional requirements for Credit Suisse Germany to cover all requests expected by Auditors / Regulators.

PART IV. TRADING ACCOUNTS

Account opening requires prior written authorization by LCD.


The ACCEPTANCE of a power of attorney by an employee requires prior written authorization by LCD.

An account, for which a power of attorney is granted just in case of an emergency ("Notvollmacht"), must not be disclosed as long as the power of attorney is not being made used.

PART V. PRE-CLEARANCE REQUIREMENTS

For transactions in instruments requiring pre-approval by LCD, the employee may send his/her request by e-mail or by fax (...75381888). The original Pre Clearance Form as to be provided the following business day.

PART  VIII. REPORTING AND OTHER COMPLIANCE PROCEDURES

The employee must disclose all accounts covered by this Policy (including e-trading Accounts), to LCD using the appropriate Credit Suisse-Personal Securities Account Declaration Form (Attachment E) before any transactions may be executed.

Employees who do not have accounts covered by this policy (safekeeping accounts) must confirm this fact by returning the signed Form.

Employees are required to provide each transaction statement on a timely basis after the execution by instructing their bank to send a copy of all statements of account directly to LCD.

All transactions shall have a wealth formation orientation, not a speculative one.


                                                                           24/29
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CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


                CREDIT SUISSE ASSET MANAGEMENT LIMITED ("CSAML")
        LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("POLICY")


Credit Suisse Asset Management Limited (hereafter "CSAML") has adopted the revised AM Global Personal Trading Policy as its company's policy with the approval of CSAML's Board of Directors on April 28, 2006, on the condition that this revised local supplement takes effect at the same time.

II. STATEMENT OF GENERAL PRINCIPLES

MORE STRICT PRINCIPLES FOR SPECIFIED EMPLOYEES

CSAML full-time Board Members, full-time Statutory Auditor, and employees registered with Kanto Finance Bureau as portfolio managers or traders under the Law pertaining to Securities Investment Advisory Business (hereafter "specified employee") are required to comply with the following principles of the Japan Securities Investment Advisors Association:

..    the purpose of equity security trading must be "long term investment";

..    an employee must have an intent to hold the purchased equity securities for six months or more under the normal market environment

When a specified employee submits a Personal Trading Pre-Clearance Form for a sale of equity securities which he or she purchased less than six months ago, he or she is required to write the reason on the supplemental form why he or she has to sell them notwithstanding the initial intent to hold for at least six months. [Appendix-1: Supplemental Form for Specified Employees]

IV. TRADING ACCOUNTS

CSAML Employees may maintain personal trading accounts with any brokers or banks.

Employees are required to send duplicate copies of all statements of their personal trading accounts received from brokers or banks to LCD by themselves.

V. PRE-CLEARANCE REQUIREMENTS

CSAML Employees should use the "Form Management System" when they submit a pre-clearance request to LCD, not "Attachment B" as referred to in the Policy.

VII. TRADING PROHIBITIONS

SIDE-BY-SIDE / BLACKOUT PERIOD EXEMPTION LIST FOR CSAML EMPLOYEES

..    Market  capitalization:  at least  JPY 200  billion  or USD 2  billion  and employee purchase/sale within JPY 1 million or USD 10,000;

VIII.    REPORTING AND OTHER COMPLIANCE PROCEDURES

A. INITIAL CERTIFICATION

Employees are required to disclose or report to LCD all their personal securities holdings within 30 days after the commencement of employment, regardless of the due-date (within 10 days) stipulated in the Policy.

If an Employee is not able to submit duplicate copies of the statements for their personal trading account(s) which are not older than 45 days, together with his/her Certification, the available latest ones will be acceptable, provided that no transactions have been made since the issue-date of such statements and the Employee certifies that this is the case in writing on such statements.

                                                                           25/29
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CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


B. ANNUAL CERTIFICATION

CSAML  Employees  should  submit  their  annual   certification  via  the  "Form
Management System", unless he/she must use "Attachment D" and "Attachment E".

X. SANCTIONS

What sanction is to be imposed in the event of breach of the Policy and for this Local Supplement shall be discussed at a meeting of CSAML's Disciplinary Committee and determined in accordance with CSAML Employment Rules.

XII. CONFLICT OF RULES

Triple Hatted employees must comply with not only the Policy and its supplement but also CSJL's Employee Personal Account Trading Policy.

Enforced as of June 1, 2004
Revised as of January 27, 2005
Revised as of May 1, 2006

                                                                           26/29
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CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


                                                                      APPENDIX 1

                   SUPPLEMENTAL FORM FOR SPECIFIED EMPLOYEES
                  [PERSONAL TRADING PRE-CLEARANCE REQUEST FORM]

When  a  specified   employee   requests   pre-clearance  of  equity  securities
transactions, this form must be filled out and submitted to LCD as well as submitting the Personal Trading Pre-Clearance Request Form via FMS.



Name: _______________________

 Type of Specified Employee:

     ___ full-time board member or statutory auditor
     ___ employee registered with Kanto Finance Bureau


================================================================================
Trade     No. of    Ticker  Security Name    Broker Name   Acct No.   Acct Name
Type      Shares
================================================================================
Sell
================================================================================

[For sale of equity securities]
(1) When did you purchase these equity securities?

Purchase  date: _______________

(2) If you are proposing to sell the equity securities purchased less than six months ago, please write the reason why you have to sell them now:

================================================================================
I had an intent to hold for at least six months at the time of purchase, however, (write here)


================================================================================


Signature: _______________________      Date:___________________________

                                                                           27/29
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CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


                CREDIT SUISSE ASSET MANAGEMENT SIM S.P.A (ITALY)
               CREDIT SUISSE ASSET MANAGEMENT FUNDS S.P.A. (ITALY)
        LOCAL SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("POLICY")


PART VII - TRADING PROHIBITIONS

A. SHORT-TERM TRADING

Exemptions from the Short-Term Trading Prohibition include transactions for CS funds of less than EUR 10,000 and transactions undertaken for legitimate taxation purposes provided they are in writing and are approved by Legal and Compliance.

B. SIDE-BY-SIDE TRADING/BLACKOUT PERIODS.

The Side-by-Side Trading and Blackout Period exemptions will be granted if the transaction value is less than EUR 5,000 AND the market capitalization of the targeted issuer is greater than EUR 2.0 billion as of the Business Day on which the pre-clearance is requested. *

                                                                           28/29

CREDIT SUISSE                              AM GLOBAL PERSONAL TRADING POLICY


                   CREDIT SUISSE ASSET MANAGEMENT FUND SERVICE
              LUXEMBOURG) S.A. ("CREDIT SUISSE LUXEMBOURG") LOCAL
           SUPPLEMENT TO THE GLOBAL PERSONAL TRADING POLICY ("POLICY")


The application of the Policy by Credit Suisse Luxembourg is amended as outlined below:

PART IV.  TRADING ACCOUNTS

In accordance with applicable regulations, only securities accounts held by the employee in its own name, jointly with another person (e.g. wife/husband), in the name of the employee's minor children or accounts for which the employee is granted a power of attorney are governed by the present policy.

As Credit Suisse Luxembourg is not keeping securities accounts according to the Policy all employee accounts must held with other banks/brokers. Each employee must disclose all existing securities accounts (as defined above) to Business Compliance using the Personal Securities Account Declaration (available on LAN) before any transactions may be executed. Employees who do not have accounts covered by the present policy must confirm this by signing the appropriate form and returning it to Business Compliance.

PART V.  PRE-CLEARANCE REQUIREMENTS

In addition to transactions in instruments mentioned in the Policy under clause V., sub-section "Securities Subject to the Pre-Clearance Requirement", purchases, conversions and sales of units/shares of investment funds for which Credit Suisse Luxembourg acts as Central Administration require pre-approval by Business Compliance. For such transactions the employee shall send his/her request to Business Compliance via email to "Lux, Employee Trading Rules" by using the Pre-Trade Clearance Form (available on LAN).

VIII.  REPORTING AND OTHER COMPLIANCE PROCEDURES

For the reporting Business Compliance will at each calendar quarter request all employees to submit either duplicate copies of trading confirmations and periodic account statements, or the completed Quarterly Reporting Form (available on LAN) including the before-mentioned compulsory statements. Even if no securities transactions have been executed in the preceded calendar quarter and/or no securities holdings exist, the employee has to submit by the same date with a negative confirmation.

Investments in individual pension insurance contracts deductible under Luxembourg tax legislation ("Contrat de prevoyance vieillesse") do not need to be reported. The same applies to investment funds qualifying as investment funds under Luxembourg "Loi Rau" provided they have been bought before 1 January 2005.




[FOOTNOTE]
* Local LCD may modify the exemption, provided that the Local LCD determines that neither the Employee transaction, nor any transaction by Credit Suisse clients (individually or in the aggregate), would have a material impact on the price of the security, subject to approval by the Credit Suisse Global General Counsel.

                                                                           29/29